AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1997 REGISTRATION NO. 0-27998

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM F-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
             (Exact name of registrant as specified in its charter)
                                   _________
                                    (3841)
                          CLASSIFICATION CODE NUMBER
         MANITOBA                                           NOT APPLICABLE
(STATE OR OTHER                                          (I.R.S.) EMPLOYER
JURISDICTION OF                                     IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION

                            251 SAULTEAUX CRESCENT
                          WINNIPEG, MANITOBA R3J 3C7
                                (204) 885-5555
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                          Donald J. Stoecklein, Esq.
                           Sperry Young & Stoecklein
                        1850 E. Flamingo Rd. Suite 111
                            Las Vegas, Nevada 89119
                                (702) 794-2590
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                 THE COMMISSION IS REQUESTED TO SEND COPIES OF
                            ALL COMMUNICATIONS TO:
                          Donald J. Stoecklein, Esq.
                           Sperry Young & Stoecklein
                        1850 E. Flamingo Rd. Suite 111
                            Las Vegas, Nevada 89119
                                (702) 794-2590
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c ) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Title of each       Amount to     Proposed         Proposed         Amount of
   class of            be         maximum         maximum      registration fee
securities to      Registered     aggregate       aggregate
be registered                 price per unit   offering price

Convertible
Notes w/          US$5,000,000   US$5,000,000    US $5,000,000     US $1,515.15
Warrants
Common Shares

SUBJECT TO COMPLETION DATED OCTOBER 31, 1997
Prospectus
US$5,000,000 Convertible Notes

(UNLESS OTHERWISE DESIGNATED ALL DOLLARS IN CANADIAN)





National Healthcare Manufacturing Corporation
This Prospectus relates to US$5,000,000 aggregate principal amount of 6% Convertible Notes due 1998 (the "Registrable Notes") or (the "Convertible
Notes")  of  National  Healthcare Manufacturing Corporation  ("Issuer"  or  the
"Company") which were originally sold by the Company in October 1997 and 250,000 Convertible note warrants (the "CN Warrants"), (the "Original Offering") or ("CN Private Placement") in transactions exempt from the registration requirements of the Securities Act, to persons reasonably believed to be "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D of the Securities Act) and the shares of the Company's common stock, no par value ("Common Stock"), issuable upon conversion of the Registrable Notes. The Registrable Notes and the Common Stock issuable upon conversion thereof may be offered and sold from time to time by the holders named from time to time in one or more supplements hereto or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Registration Statement of which this Prospectus is a part has been filed with the Securities and Exchange Commission pursuant to a registration rights agreement dated as of October 31, 1997 (the "Registration Rights Agreement") between the Company and the Initial Purchaser, entered into in connection with the Original Offering.

The Registrable Notes are convertible into 6% Convertible Debentures, which are convertible into shares of Common Stock at any time commencing the earlier of
(a) December 30, 1997, or (b) the Effective Date of the Registration Statement filed pursuant to the Registration Rights Agreement between the Company and the Holder prior to the close of business on the maturity date, unless previously redeemed or repurchased, at a conversion price for each share of common stock ("Conversion Rate") equal to the lesser of (i) $4.33, or (ii) 85% of the closing price of the Issuer's shares on NASDAQ on the converson date. Unless exercised earlier by the holder, the Convertible Note will be deemed to be converted to common stock without further action on the part of the holder immediately prior to 4:00pm (Vancouver time) on the Debenture Maturity Date.

The Selling Holders will receive all of the net proceeds from the sale of the Registrable Notes and the Common Stock issuable upon conversion of the
Registrable Notes and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the Registrable Notes and the Common Stock issuable upon conversion of the Registrable Notes.
FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS IN EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY, SEE "RISK FACTORS" ON PAGE 43.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                               Price to          Selling          Proceeds to
                               Investor         Commissions        Company(2)
                                                    (1)
Total  Convertible  Note &    US$5,000,000       US $250,000       US $4,750,000
Warrants

(1) In connection with the original offering, the Issuer paid the Finder a commission of 5% of the total proceeds received from the sale of the Convertible Notes. (See "Details of the Offering - CN Private Placement").
(2) Before deducting the balance of the expenses of the CN Private Placement and this Prospectus, estimated at $43,000, which expenses shall be borne by the Issuer.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company was incorporated on August 23, 1993 under The Corporations Act (Manitoba) by registration of its Articles of Incorporation, and a substantial portion of the Company's assets are located outside the United States. In addition, members of the Management and Supervisory Boards of the Company and certain experts named herein are residents of countries other than the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against such persons or the Company judgments of courts of the United States predicated upon civil liabilities under the United States federal securities laws. A final judgment for the payment of money obtained in a U.S. court and not rendered by default, which is not subject to appeal or any other means of contestation and is enforceable in the United States, would in principle be upheld and be regarded by a Manitoba court of competent jurisdiction as conclusive evidence when asked to render a judgment in accordance with such final judgment by a U.S. court, without substantive re-examination or re-litigation on the merits of the subject matter thereof, provided that the competent Manitoba court finds that the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable, that such judgment has been rendered in accordance with rules of proper procedure, that it has not been rendered in proceedings of a penal or revenue nature and that its content and possible enforcement are not contrary to public policy or public order of Manitoba. Notwithstanding the foregoing, there can be no assurance that United States investors will be able to enforce against the Company, or members of the Management or Supervisory Boards or certain experts named herein who are residents of Manitoba or countries other than the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. In addition, there is doubt as to whether a Manitoba court would impose civil liability on the Company or on the members of the Management or Supervisory Boards of the Company and certain experts named herein in an original action predicated solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in Manitoba against the Company or such members.

AVAILABLE INFORMATION

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable to foreign private issuers, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices of the Commission: Northwestern Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information concerning the Company may be inspected at the office of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. In addition, certain of the Company's securities are listed on the Nasdaq National Market and the Vancouver Stock Exchange, and the aforementioned material may also be inspected at the offices of such exchanges.

The Company has filed with the Securities Exchange Commission a registration statement on Form F-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the offering of the Registrable Notes and the Common Stock issuable upon conversion thereof made hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities, reference is hereby made to the Registration Statement.

In addition, the most recently filed annual report and audited statutory annual accounts and a copy of the current Articles of Incorporation of the Company are available upon request, free of charge, during normal business hours at the offices of the Company.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The   following  documents  have  been  filed  with  the  Commission  and   are
incorporated herein by reference:
1.   The Company's Annual Report on Form 20-F for the year ended June 30, 1996;
2. The Company's Report on Form 6-K dated October 9, 1997 relating to the Company's public announcement of the Original Offering; and
3.   The Company's Report on Form 6-K dated September 24, 1997
4.   The Company's Report on Form 6-K dated August 30, 1997
5.   The Company's Report on Form 6-K dated July 7, 1997
6.   The Company's Report on Form 6-K dated June 14, 1997
7.   The Company's Report on Form 6-K dated May 31, 1997
8.   The Company's Report on Form 6-K dated May 3, 1997
9.   The Company's Report on Form 6-K dated April 10, 1997
10.  The Company's Report on Form 6-K dated March 1, 1997
11.  The Company's Report on Form 6-K dated February 8, 1997
12.  The Company's Report on Form 20-F dated February 4, 1997
13.  The Company's Report on Form 6-K dated January 18, 1997
14.  The Company's Report on Form 6-K dated January 15, 1997
15.  The Company's Report on Form 6-K dated January 11, 1997
16.  The Company's Report on Form 6-K dated December 6, 1996
17.  The Company's Report on Form 6-K dated November 13, 1996
18.  The Company's Report on Form 6-K dated October 23, 1996
19.  The Company's Report on Form 6-K dated September 5, 1996
20.  The Company's Report on Form 6-K dated September 5, 1996
21.  The Company's Report on Form 6-K dated July 30, 1996

All documents filed by the Company pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to the Company's headquarters at, 251 Saulteaux Crescent, Winnipeg, Manitoba R3J 3C7.,
Attention: Investor Relations Manager.

Except as otherwise defined, all capitalised terms herein shall have the same meanings set out in the Glossary of Terms.

This Prospectus is filed for the purpose of qualifying for distribution the common shares converted from the convertible notes, ("CD Shares") and the CN Warrants (the "Offering"). The PP Shares and the PP Warrants are issuable upon the exercise or deemed exercise of the previously issued Special Warrants and Agent's Warrants, conversion or deemed conversion of the Convertible Notes, and subsequent conversion of the Convertible Debentures and exercise of the CN Warrants. Details of the CN Private Placement is as follows:

CN Private Placement

On October 1, 1997, Convertible Notes in the amount of US$5,000,000 were issued on a private placement basis pursuant to the Securities Purchase Agreements. The Convertible Notes bear cumulative dividends at the rate of 6% per annum, payable in cash or in Class A shares. The Convertible Notes entitle the holders to acquire, without additional payment, Convertible Debentures in the aggregate principal amount of US$5,000,000 and an aggregate of 250,000 CN Warrants. The Convertible Debentures are convertible into Class A shares at a conversion price equal to the lower of (a) US$4.33 or (b) 85% of the closing price of the Issuer's Shares on NASDAQ on the conversion date.

A holder of a Convertible Debenture has the right to convert same at any time during the Debenture Conversion Period, commencing the earlier of: (a) December 30, 1997 or (b) the later of the effective date of the Registration Statement and the date on which the last of the Receipts for this Prospectus is issued by the British Columbia Securities Commission, and maturing on the Debenture Maturity Date.

Unless earlier converted by the holder, the Convertible Notes will be deemed to be converted without further action on the part of the holder immediately prior to 4:00 p.m. (Vancouver time) on the date (the "Debenture Maturity Date") which is the earlier of October 2, 1998 and the fifth business day following the date on which the last of the Receipts for this Prospectus is issued by the British Columbia Securities Commission. If the Debenture Certificate is issued prior to the Debenture Maturity Date, the securities represented thereby will be subject to a hold period and may not be traded in British Columbia until midnight on October 1, 1998, except as permitted by the Securities Act (B.C.) or the Regulations or Rules made thereunder.

Each CN Warrant is exercisable for a period of two years from the date of issuance, and entitles the holder to purchase one Share at a price of US$4.76 per Share during the first year, and at a price of US$5.20 per Share during the second year. (See "Details of the Offering - CN Private Placement").

No additional commission or fee will be paid to the Finder and no additional proceeds will be received by the Issuer in connection with the conversion or deemed conversion of the Convertible Notes or the conversion of the Convertible Debentures.

INVESTMENTS IN SMALL BUSINESSES INVOLVE A HIGH DEGREE OF RISK AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. (SEE "RISK FACTORS".)

The aggregate number and percentage of outstanding voting securities held by promoters, insiders, holders of performance or escrow securities and the Agent as a group and by the public upon completion of the Offering is as follows:


                         Aggregate Number of       Percentage of Total Issued
                         Voting Securities                    and
                                                       Outstanding Voting
                                                           Securities
Public Shareholders          7,852,633                       55.65%

Insiders and Agent           6,258,698                       44.35%

Previous Special Warrant Private Placement ("SE Private Placement")

On January 8, 1997, 1,600,000 Special Warrants were issued on a private placement basis pursuant to the Agency Agreement, at a price of $6.00 each. Each Special Warrant entitles the holder to acquire, without additional payment, one SW Unit. Each SW Unit consists of one SW Share and one SW Warrant. Each SW Warrant entitles the holder to purchase one additional Share at a price of $7.00 on or before the SW Warrant Expiry Date.

The Special Warrants are exercisable on or before 4:00 p.m. (Vancouver time) on the Special Warrant Expiry Date, being the earlier of: (a) January 9, 1998 and
(b) the third business day after the last of the Receipts for this Prospectus is issued by the Commissions. Any Special Warrants not exercised by 4:00 p.m. (Vancouver time) on the Special Warrant Expiry Date will be deemed to have been exercised immediately prior thereto. As at the date of this Prospectus, 91,000 Special Warrants have been exercised.

The Special Warrants and the SW Warrants are governed by the terms and conditions contained in the Special Warrant Indenture and the SW Warrant Indenture, respectively. (See "Details of the Offering - SW Private Placement".)

In connection with the SW Private Placement, 128,000 Agent's Special Warrants were issued by the Issuer to the Agent. Each Agent's Special Warrant entitles the holder to acquire, without additional consideration, one Agent's Unit. Each Agent's Unit consists of one Agent's Share and one Agent's Warrant. Each Agent's Warrant entitles the holder to purchase one additional Share at a price of $7.00 on or before the SW Warrant Expiry Date. As of the date of this Prospectus, none of the Agent's Special Warrants have been exercised.

The Shares are listed and posted for trading on the Exchange and are quoted on the NASDAQ "small-cap" market. As at November 25, 1996, the date on which the SW Private Placement was announced, the closing price of the Shares on the Exchange was $7.40. As at October 1, 1997, the date on which the CN Private Placement was announced, the closing price of the Shares on the Exchange was $6.05. As at the date of this Prospectus, the closing price of the Shares on the Exchange was $5.50 per Share. The purchase price of $6.00 per Special Warrant was established by negotiation between the Issuer and the Agent. The Special Warrants and Agent's Special Warrant were issued pursuant to exemptions from the prospectus requirements of applicable securities legislation.

Certain   legal  matters  relating  to  the  distribution  of  the  Distributed
Securities will be passed upon on behalf of the Issuer by Sperry Young & Stoecklein of Las Vegas, Nevada.

PROSPECTUS SUMMARY

The following is a summary of the principal features of the Offering and is qualified by the detailed information contained in the body of this Exchange Offering Prospectus (the "Prospectus"). Certain capitalized terms used but not defined in this Summary or the Glossary of Terms are defined elsewhere in this Prospectus.

ISSUER:

National Healthcare Manufacturing Corporation (the "Issuer").

BUSINESS:

The Issuer is an automated medical products manufacturer, whose principal business is the assembly and packaging of disposable kits and trays for medical and surgical procedures, such as patient care trays, custom procedure kits, diagnostic trays and homecare kits. Through two of its subsidiaries, National Care Products Ltd. ("NCP") and National Healthcare Manufacturing Corporation, U.S. ("NHMC US"), the Issuer is also involved in manufacturing liquid products for use in the Issuer's kits and trays, and for distribution to healthcare institutions throughout North America. (See "Business of the Issuer - Description of Business and General Development - Products".)

THE OFFERING:

This Prospectus qualifies the distribution by the Issuer of:

(a) Convertible Debentures in the amount of US$5,000,000 and 250,000 CN Warrants to be issued upon the conversion or deemed conversion of the Convertible Notes;

(b) the CD Shares to be issued upon the conversion of the Convertible Debentures; and

(c) the CN Warrant Shares to be issued upon the exercise or deemed exercise of the CN Warrants.

PRIOR ISSUE OF SECURITIES:

SW Private Placement - On January 8, 1997, 1,600,000 Special Warrants were issued by the Issuer for a subscription price of $6.00 each pursuant to a private placement raising gross proceeds of $9,600,000. Each Special Warrant is exercisable, without additional payment, into one SW Unit. Each SW Unit consists of one SW Share and one SW Warrant. Each SW Warrant entitles the holder to purchase one SW Warrant Share at a price of $7.00 per SW Warrant Share on or before the SW Warrant Expiry Date. Any Special Warrants unexercised at 4:00 p.m. (Vancouver time) on the Special Warrant Expiry Date shall be deemed to have been exercised by the holder thereof without any further action on the holder's part, immediately prior thereto. As of the date of this Prospectus, 91,000 of the Special Warrants have been exercised.

In connection with the SW Private Placement, 128,000 Agent's Special Warrants were issued by the Issuer to the Agent. Each Agent's Special Warrant entitles the holder to acquire, without additional consideration, one Agent's Unit. Each Agent's Unit consists of one Agent's Share and one Agent's Warrant. Each Agent's Warrant entitles the holder to purchase one additional Share at a price of $7.00 on or before the SW Warrant Expiry Date. As of the date of this Prospectus, none of the Agent's Special Warrants have been exercised.

CN Private Placement - On October 1, 1997, Convertible Notes in the aggregate of US$5,000,000 were issued by the Issuer pursuant to a private placement. The Convertible Notes entitle the holders to acquire, without additional payment, Convertible Debentures in the aggregate principal amount of $5,000,000 and an aggregate of 250,000 CN Warrants. No part of the Convertible Notes have been converted. The Convertible Debentures are convertible into Shares at a conversion price equal to the lower of: (a) US$4.33 or (b) 85% of the closing price of the Issuer's Shares on the Exchange on the conversion date.

A holder of a Convertible Debenture has the right to convert same at any time during the Debenture Conversion Period, commencing the earlier of: (a) December 30, 1997 or (b) the effective date of the Registration Statement, and maturing on the Debenture Maturity Date.

Unless earlier converted by the holder, the Convertible Notes will be deemed to be converted without further action on the part of the holder immediately prior to 4:00 p.m. (Vancouver time) on the date (the "Debenture Maturity Date") which is the earlier of: (a) October 2, 1998 and (b) the fifth business day following the date on which the last of the Receipts for this Prospectus is issued by the British Columbia Securities Commission. If the Debenture Certificate is issued prior to October 2, 1998 and the issuance of a receipt for the Qualifying Prospectus, the securities represented thereby will be subject to a hold period and may not be traded in British Columbia until midnight on October 1, 1998, except as permitted by the Securities Act (B.C.) or the Regulations or Rules made thereunder.

Each CN Warrant is exercisable for a period of two years from the date of issuance, and entitles the holder to purchase one Share at a price of US$4.76 per Share during the first twelve month period, and at a price of US$5.20 per Share during the second twelve month period.

If the Special Warrants and Agent's Special Warrants are exercised, or the Convertible Notes converted prior to the issuance of the Receipts, the Shares, the PP Warrants, and the PP Warrant Shares will be subject to a hold period and other restrictions upon transfer under applicable securities legislation and the policies of the Exchange. (See "Details of the Offering - General".)

USE OF PROCEEDS AND BUSINESS OBJECTIVES:

The Issuer will not receive any cash proceeds from, and no commission is payable by the Issuer in respect of, the issuance of the Units upon the exercise or deemed exercise of the Special Warrants, or the conversion or deemed conversion of the Convertible Notes or conversion of the Convertible Debentures.

In January of this year the Issuer received net proceeds of $9,600,000 (the "SW Net Proceeds") from the issue and sale of the Special Warrants. After deduction of the Finder's commission of $344,400 (US$250,000) in respect of the CN Private Placement, the Issuer received net proceeds of $6,543,600
(US$4,750,000) (the "CN Net Proceeds") from the issue and sale of the Convertible Notes. The CN Net Proceeds were received on October 1, 1997, and none of these funds has been expended to date. The total net proceeds from the SW Private Placement and the CN Private Placement is $16,143,600 (the "Total Net Proceeds").

As at September 30, 1997, the Issuer has expended $6,606,383 of the SW Net Proceeds, as follows: $34,691 towards the expenses of the SW Private Placement, $962,942 towards the upgrade and installation of two additional automated feeders(1), $896,447 towards acquisition of the Liquid Division of Arjo Canada Inc.(2) ("Arjo"), $116,498 towards assimilation of Arjo's facilities with those of the Issuer, $100,000 towards severance paid to certain Arjo employees, $2,105,640 towards acquisition of the business and certain assets of, and advances to, Huntington Laboratories Gam-Med Division, Inc.(3), $300,000 in advances to Mercana Industries Ltd. against a registered general security agreement(4), $1,041,914 towards contributed share capital in NHLC(5) , $87,600 towards general office computer equipment, $151,300 towards general fixed assets, and $809,351 in equipment lease payments(1) .

     (1)  see "Business of the Issuer - Operations - Equipment"
     (2) see "Business of the Issuer - Acquisitions and Dispositions - Liquid Division of Arjo Canada Inc."
     (3) see "Business of the Issuer - Acquisitions and Dispositions - Huntington Laboratories Gam-Med Division"
     (4) see "Business of the Issuer - Acquisitions and Dispositions - Textile Rights"
     (5) see "Business of the Issuer - "Description of Business and General Development".

After deduction of the foregoing expenses, the Issuer has approximately $2,993,617 remaining from the SW Net Proceeds.

The remaining SW Net Proceeds, together with the CN Total Proceeds, make available a total of $9,537,217 (the "Funds Available"), which are intended to be utilized by the Issuer as follows:

                                                           Amount

(a)  To pay the balance of estimated costs of the SW
      Private Placement and this Prospectus:              $  43,000

(b)  To quarterly instalments of the loan repayment under
      the WEDD Agreement(1):                                460,000

(c)  To upgrade and install additional automated
      robotic units(2):                                     250,000

(d)  To equipment lease payments(2):                      1,677,206

(e)  Reserved for acquisition of textile rights under the
     Importex Assignment:(3)                                100,000

(f)  To further NHLC contributed share capital(4)         1,028,086

(f)  Reserved for due diligence and potential acquisition
      expenses:                                           4,800,000

(g)  Reserved for working capital to fund ongoing
     operations:                                          1,178,925
                                                         ----------
     TOTAL:                                              $9,537,217
                                                         ==========

     (1) See "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Federal Government".
     (2)  See "Business of the Issuer - Operations - Equipment".
     (3) See "Business of the Issuer - Acquisitions and Dispositions - Textile Rights".
     (4) See "Business of the Issuer - Description of Business and General Delopment".

Also see "Business of the Issuer - Stated Business Objectives" and "Use of Proceeds".

Any funds received upon exercise of the PP Warrants, the July/96 Warrants, the Importex Warrant or the incentive stock options will be applied towards general working capital.

SUMMARY OF FINANCIAL OPERATIONS:

During the year ended June 30, 1997 the Issuer had costs of sales of $2,637,315 on sales of $4,905,401 for a gross profit before depreciation of $2,268,086. In the fiscal year ended June 30, 1996 the Issuer had costs of sales of $291,319 on sales of $556,105 for a gross profit before depreciation of $264,786. The Issuer had no sales during the year ended June 30, 1995. As at September 30, 1997 the Issuer had working capital of $4,843,574, which sum excludes the net proceeds of $6,543,600 received on closing of the CN Private Placement. (See "Business of the Issuer - Summary and Analysis of Financial Operations".)

MANAGEMENT:

Unless otherwise noted below, the positions held by the following members of management are positions with the Issuer:

    Mahmood (Mac) Jamshidi Shahsavar  President, Chief Executive Officer,
                                      Director and Promoter
    Jack Tapper                       Vice-President and Chief Financial Officer
    Reginald Adrian Ebbeling          Chairman of the Board and Director
    Morteza Seyed Torabian            Executive Vice-President, Director and
                                      Promoter
    Alice Elaine Affleck              Secretary-Treasurer and Director
    Robert Alexander Jackson          Executive Vice-President and Director
    Janice Marie Shahsavar            Vice-President, Human Resources
    Gordon John Farrimond             Vice-President, Sales and Marketing and
                                      Director
    John Ryrie Stone                  Vice-President, Mertex and Mertex Plus
                                      Surgical Division
    Darrell Wayne Van Dyke            Vice-President of NHMC US
    Richard J. Johnson                Vice President of NCP

(See "Business of the Issuer - Management".)

RISK FACTORS:

Investment in the securities offered under this Prospectus must be considered highly speculative due to the nature of the Issuer's business and its present stage of development. Specific risk factors to be considered include, but are not limited to, the following:

(1) The market for the Issuer's products is highly competitive and subject to increasing competition based on price. The Issuer has a limited operating history and existing competitors may have greater financial and managerial resources, operating histories and name recognition. There is no assurance that the Issuer will be able to adapt to evolving markets and technologies, develop new products, achieve and maintain technological advances or maintain a unit selling price competitive with other products. (See "Business of the Issuer - Market and Competition".)

(2) The Issuer's operations currently rely upon the two computerized form-fill seal units and two robotic units for the assembly and packaging of its product.

(3) Receipt of the balance of the government financial assistance, and repayment of the total amounts received, as disclosed under the heading "Business of the Issuer - Summary and Analysis of Operations", are subject to certain conditions.

(4) The Issuer is subject to government regulations in the jurisdictions in which it distributes its products. Future changes in such regulations may have an adverse impact on the operations of the Issuer.

(5)   Purchasers  of the Special Warrants will suffer material dilution.   (See
    "Share and Loan Capital -Fully Diluted Share Capital".)

(6) Neither the Issuer nor Excelco has filed an application for patent protection relating to the Robotic Technology.

(7) The  Issuer  is dependent upon the personal efforts and commitment  of  its
    management  team.   The loss of senior management personnel  may  adversely
    affect the Issuer.

(8) The Issuer's business may be affected by other factors beyond its control, such as economic recessions and adverse fluctuations in foreign exchange rates.

(9) The Issuer has not paid dividends in the past and does not anticipate paying dividends in the near future. The MG Agreement and the WEDD Agreement place certain restrictions on the payment of dividends by the Issuer. (See "Business of the Issuer - Summary and Analysis of Financial Operations".)

(10)Certain of the Issuer's directors and officers may serve as directors or officers of, or have shareholdings in, other companies and, to the extent that such other companies may compete with the Issuer, conflicts of interests may arise which may be harmful to the interests of the Issuer. (See "Directors, Officers and Promoters - Related Party Transactions".)

(11)The Issuer's business utilizes a new technology that is being developed for the purpose of the Issuer's business. Accordingly, the Issuer is subject to risks associated with start-up companies, including start-up losses, uncertainty of revenues, markets and profitability and the necessity of additional funding. In addition, the technology acquired by the Issuer and being developed by the Issuer has not yet been proven in a production environment on an ongoing basis.

(12)The evolving nature of the healthcare industry in North America in terms of cost containment is leading to changing purchasing practices amongst purchasers at various institutions. This change in purchasing environment (i.e. towards a more centralized buying approach) may put additional pressure on the Issuer to compete on a price basis in order to achieve adequate market penetration and maintain customer loyalty. There can be no assurances that the Issuer will be able to implement its business strategy with its current pricing structure.

GLOSSARY OF TERMSTERMS

Except as otherwise defined, the following terms, when used herein, shall have the following meanings:

  "Agent"                              Yorkton Securities Inc.

  "Agent's Shares"                     128,000   Shares  to  be   issued   upon
                                        exercise   of   the   Agent's   Special
                                        Warrants.

  "Agent's Special Warrants"           128,000  special warrants of the  Issuer
                                        previously  issued  to  the  Agent   in
                                        connection   with   the   SW    Private
                                        Placement,  exercisable upon  the  same
                                        terms  and  conditions as  the  Special
                                        Warrants.

  "Agent's Units"                      128,000  units of the Issuer, each  unit
                                        consisting of one Agent's Share and one
                                        Agent's  Warrant to be  issued  without
                                        additional payment upon the exercise of
                                        the Agent's Special Warrants.

  "Agent's Warrants"                   128,000  warrants of the  Issuer  to  be
                                        issued to the Agent on exercise of  the
                                        Agent's  Special Warrants, each Agent's
                                        Warrant   entitling   the   holder   to
                                        purchase  one  SW Warrant  Share  at  a
                                        price of $7.00 per SW Warrant Share  on
                                        or before the SW Warrant Expiry Date.

  "Agent's Warrant Shares"             128,000  Shares  to be issued  upon  the
                                        exercise of the Agent's Warrants.

  "AH Sales"                           Associated Healthcare Sales Ltd., a non-
                                        operating private Manitoba company,  of
                                        which  the  Issuer  owns  100%  of  the
                                        issued and outstanding shares.

  "B.C. Act"                           the Securities Act (British Columbia).

  "CD Shares"                          the  Shares to be issued upon conversion
                                        or deemed conversion of the Convertible
                                        Debentures.

  "CN Private Placement"               the    private    placement    of    the
                                        Convertible  Notes  issued  October  1,
                                        1997   pursuant   to   the   Securities
                                        Purchase Agreements.

  "CN Warrants"                        the   share  purchase  warrants  to   be
                                        issued,  pursuant  to  the  terms   and
                                        provisions     of     the     Debenture
                                        Certificate, upon conversion or  deemed
                                        conversion of the Convertible Notes.

  "CN Warrant Shares"                  250,000  Shares  to be issued  upon  the
                                        exercise of the CN Warrants.

  "Commissions"                        jointly,     the    British     Columbia
                                        Securities Commission and the  Manitoba
                                        Securities  Commission, the  Securities
                                        and Exchange Commission.

  "Convertible Debentures"             the   convertible  debentures  issuable,
                                        pursuant to the terms and conditions of
                                        the   Securities  Purchase  Agreements,
                                        upon conversion or deemed conversion of
                                        the Convertible Notes.

  "Convertible Notes"                  the    US$5,000,000   convertible   note
                                        previously issued under the CN  Private
                                        Placement, which notes are convertible,
                                        for  no additional consideration,  into
                                        Convertible Debentures and CN Warrants.

  "Debenture Certificates"             the     certificates,    issued     upon
                                        conversion or deemed conversion of  the
                                        Convertible Notes, which represents the
                                        Convertible Debentures and provide  for
                                        the   terms  and  conditions   of   the
                                        issuance   of   the  CD   Shares   upon
                                        conversion     of    the    Convertible
                                        Debentures.

  "Debenture Conversion Period"        commences  the earlier of: (a)  December
                                        30,  1997  or  (b)  the  later  of  the
                                        effective   date  of  the  Registration
                                        Statement  and the date  on  which  the
                                        last   of   the   Receipts   for   this
                                        Prospectus  is  issued by  the  British
                                        Columbia Securities Commission.

  "Debenture Maturity Date"            the  earlier of: (a) October 2, 1998 and
                                        (b)  the  fifth business day  following
                                        the  date  on  which the  last  of  the
                                        Receipts is issued.

  "Distributed Securities"             collectively,   the   securities   being
                                        qualified  for distribution under  this
                                        Prospectus, namely, the CD Shares,  and
                                        the CN Warrants.

  "Exchange"                           the Vancouver Stock Exchange.

  "Finder"                             Corporate Capital Management, LLC.

  "Importex Warrant"                   the warrant issued to Importex
                                        Corporation pursuant to the Importex
                                        Assignment entitling the holder to
                                        purchase 150,000 Shares at a price of
                                        $6.90 per Share in the first year and
                                        at a price of $7.94 per Share in the
                                        second year, expiring on February 3,
                                        1999.  (See "Business of the Issuer -
                                        Acquisitions and Dispositions - Textile
                                        Rights - Importex Corporation".)

  "Importex Warrant Shares"            150,000 Shares issuable upon exercise
                                        of the Importex Warrant.

  "July/96 Warrants"                   warrants previously issued upon
                                        exercise or deemed exercise of the
                                        July/96 Special Warrants.

  "July/96 Warrant Shares"             835,000  shares  issuable upon  exercise
                                        of the July/96 Warrants.

  "NASDAQ"                             National   Association   of   Securities
                                        Dealers Automated Quotation system.

  "NCP"                                      National  Care  Products  Ltd.,  a
                                        private  Manitoba company of which  the
                                        Issuer  owns  100% of  the  issued  and
                                        outstanding shares.

  "NHLC"                               National  Healthcare Logistics,  LLC,  a
                                        Limited  Liability  Company,  being   a
                                        private  Nevada company  of  which  the
                                        Issuer  owns  50%  of  the  issued  and
                                        outstanding voting shares.

  "NHMC US"                            National     Healthcare    Manufacturing
                                        Corporation,  U.S., a private  Delaware
                                        company, of which the Issuer owns  100%
                                        of the issued and outstanding shares.

  "PP Shares"                          collectively,  the  SW  Shares,  the  SW
                                        Warrant  Shares,  the  Agent's  Shares,
                                        the  Agent's  Warrant  Shares,  the  CD
                                        Shares and the CN Warrant Shares.

  "PP Warrants"                        collectively, the SW Warrants, the
                                        Agent's Warrants, and the CN Warrants
                                        (but excluding the July/96 Warrants and
                                        the Importex Warrant).

  "PP Warrant Shares"                  the Shares which may be acquired upon
                                        the exercise of the SW Warrants, the
                                        Agent's Warrants, and the CN Warrants
                                        (but excluding the shares which may be
                                        acquired upon the exercise of the
                                        July/96 Warrants and the Importex
                                        Warrant).


  "Receipts"                           means    receipts   for   the    (final)
                                        Prospectus issued by the Commissions.

  "Registration Statement"             the  registration statement to be  filed
                                        under   the  Securities  Act  of   1933
                                        (United States) in connection with  the
                                        conversion or deemed conversion of  the
                                        convertible notes.

  "SW Agency Agreement"                the    agency   agreement   dated    for
                                        reference December 5, 1996, between the
                                        Issuer and the Agent in respect of  the
                                        SW Private Placement.

  "SW Private Placement"               the  private  placement of  the  Special
                                        Warrants   issued   January   8,   1997
                                        pursuant to the Agency Agreement.

  "SW Qualification Deadline"          May 8, 1997.

  "SW Shares"                          1,509,000  Shares  to  be  issued   upon
                                        exercise of the Special Warrants.

  "SW Units"                           1,509,000  units  of  the  Issuer,  each
                                        consisting of one SW Share and  one  SW
                                        Warrant to be issued without additional
                                        payment  upon  the  exercise   of   the
                                        Special Warrants.

  "SW Warrants"                        1,509,000     non-transferable     share
                                        purchase warrants of the Issuer  to  be
                                        issued  upon  exercise of  the  Special
                                        Warrants, each entitling the holder  to
                                        purchase  one  SW Warrant  Share  at  a
                                        price of $7.00 per SW Warrant Share  on
                                        or before the SW Warrant Expiry Date.

  "SW Warrant Expiry Date"             July 8, 1998.

  "SW Warrant Indenture"               the  agreement among the Issuer and  the
                                        Trustee,  dated January 8, 1997,  which
                                        provides  for the terms and  conditions
                                        of  the creation, issuance and exercise
                                        of the SW Warrants.

  "SW Warrant Share"                   the   1,600,000  Shares  which  may   be
                                        acquired  upon  exercise  of   the   SW
                                        Warrants.

  "Securities Purchase Agreement"      the   securities   purchase   agreements
                                        dated  October  1,  1997,  between  the
                                        Issuer and the investors in respect  of
                                        the CN Private Placement.

  "Shares"                             the  Class A shares without par value in
                                        the capital stock of the Issuer.

  "Special Warrants"                   1,600,000   special  warrants   of   the
                                        Issuer  previously issued under the  SW
                                        Private  Placement, each entitling  the
                                        holder  to  acquire, for no  additional
                                        consideration, one SW Unit.

  "Special Warrant Expiry Date"        the  earlier  of:  (a) January  9,  1998
                                        and  (b)  the third business day  after
                                        the  day  on  which  the  last  of  the
                                        Receipts for this Prospectus is  issued
                                        by the Commissions.

  "Special Warrant Indenture"          the  agreement among the Issuer and  the
                                        Trustee  which provides for  the  terms
                                        and   conditions   of   the   creation,
                                        issuance  and exercise of  the  Special
                                        Warrants.

  "Trustee"                            Pacific  Corporate  Trust  Company,   of
                                        Vancouver, British Columbia.

  "Units"                              jointly,  the  SW Units and the  Agent's
                                        Units.

THE ISSUER

The Issuer was incorporated on August 23, 1993 under The Corporations Act (Manitoba) by registration of its Articles of Incorporation. The address of the head office of the Issuer is 251 Saulteaux Crescent, Winnipeg, Manitoba, R3J 3C7, and the address of the registered office of the Issuer is 30th Floor Commodity Exchange Tower, 360 Main Street, Winnipeg, Manitoba, R3C 4G1. The Issuer was extra-provincially registered in the Province of British Columbia on December 9, 1994.

The Issuer is a reporting issuer in the Provinces of British Columbia and Manitoba and with the Securities and Exchange Commission. The Issuer's Shares have been listed for trading on the senior board of the Exchange since January 15, 1996 under the trading symbol "NHM". The Shares have also been quoted on the Small Capital Market of the National Association of Securities Dealers Automated Quotation system ("NASDAQ") since August 14, 1996 under the symbol "NHMCF".

The Issuer owns 100% of the issued and outstanding shares of National Healthcare Manufacturing Corporation, U.S. ("NHMC US"), a private company incorporated on October 25, 1994 under the Business Corporations Act (Delaware). NHMC US was established for the purpose of entering into certain lease arrangements (see "Business of the Issuer - Operations - Equipment") and to carry on the medical products packaging operations of the Issuer in the U.S. (see "Business of the Issuer - Operations - General").

The Issuer owns 100% of the issued and outstanding shares of Associated Healthcare Sales Ltd. ("AH Sales"), a private company incorporated on October 4, 1994 under The Corporations Act (Manitoba). AH Sales is a non-operating subsidiary of the Issuer.

The Issuer owns 100% of the issued and outstanding shares of National Care Products Ltd. ("NCP"), a private company incorporated on May 6, 1996 under The Corporations Act (Manitoba). NCP operates the business previously operated by Arjo Canada Inc. as its Liquid Division (see "Business of the Issuer - Acquisitions and Dispositions - Liquid Division of Arjo Canada Inc.")

The Issuer owns 50% of the issued and outstanding voting shares of National Healthcare Logistics, LLC, a Limited Liability Company ("NHLC"), a private company incorporated on March 26, 1997 under the Nevada Limited Liability Company Act. The remaining 50% of NHLC's voting shares is owned by Joe Smith and Duane Jorgenson, each as to 25%. NHLC was established to offer material management and alternative distribution channels to integrated hospital groups in the U.S.


BUSINESS OF THE ISSUER

Description of Business and General Development

The Issuer is an automated medical products manufacturer, whose principal business is the assembly and packaging of disposable kits and trays for medical and surgical procedures, such as patient care trays, custom procedure kits, diagnostic trays and homecare kits (see the subheading "Products"). The market for the Issuer's products is comprised of users of medical and surgical device products such as hospitals, outpatient surgery centres, dental and medical clinics, retirement homes, homecare providers and multi-level care facilities. The Issuer has marketed its kit and tray products to various healthcare facilities throughout North America, through an independent sales team and independent distributors. (See the subheading "Market and Competition".)

Prior to the use of custom procedure kits, a healthcare facility would order from a number of sources and maintain a substantial inventory of each individual sterile product used in the procedures performed at that facility. Each surgical procedure would require a lengthy set-up time in which all products required for the surgical procedure would be manually selected and organized by hospital staff. In addition to placing demands on hospital personnel, this procedure had a greater risk of product contamination and waste. Custom procedure kits increase efficiency and productivity by consolidating the products used in a given surgical procedure into a single package. Pre-assembled kits eliminate the opening of many different packages of sterile materials and reduce the risk of contamination. They also reduce the demand on hospital personnel and facilities associated with the ordering and maintaining of inventory. Custom procedure kits are particularly beneficial to facilities that have limited storage space and limited investment in infrastructure and personnel. In addition, the use of custom procedure kits allow for easier identification of costs associated with specific procedures.

The Issuer has acquired the Liquid Division of Arjo Canada Inc. ("Arjo") which manufactures liquid medical products, such as disinfectants, shampoos and skin creams, to the Issuer's range of products (see "Business of the Issuer - Acquisitions and Dispositions - Liquid Division of Arjo Canada Inc.") The Issuer has also acquired the on-going business and certain assets of Huntington Laboratories Gam-Med Division, Inc. which packages antimicrobial products in patented disposable plastic dispensers. (See "Business of the Issuer -
Acquisitions  and  Dispositions  - Huntington  Laboratories  Gam-Med  Division,
Inc.")

National Healthcare Logistics, LLC, a Limited Liability Company ("NHLC") was created in April 1997 by the Issuer as an equal partner with two well-respected U.S. authorities in materials management and medical distribution systems. The Issuer owns 150 Class A voting shares of NHLC purchased at a price of US$1.00 each and 750 Class C preferred non-voting shares of NHLC purchased at a price of US$1,500 each. The Issuer intends to contribute additional share capital to purchase a further 750 Class C preferred shares of NHLC. NHLC is in the service business managing the purchasing and distribution activities for multiple numbers of hospitals utilizing a "hub and spoke" distribution system. The hub and spoke distribution system is the state of the art in supply chain management for integrating hospital systems. This concept has been developed by Duane Jorgenson, one of the principals of NHLC, who is a highly regarded authority in material management logistics. Mr. Jorgenson has also developed and implemented a number of stockless inventory systems for hospitals throughout the U.S. The formation of NHLC provides the Issuer with an entry to "alternative" distribution channels, the fastest growing segment of the medical products distribution market. This directly benefits the Issuer and its subsidiaries by providing them with an excellent opportunity to market their products directly to end user hospitals through hub and spoke distribution systems managed by NHLC. In August 1997, NHLC entered into a 10-year agreement with Sysco Corporation, through which NHLC will bring in supply management contracts for various integrated hospital systems, based on hub and spoke distribution, while Sysco Corporation will provide the capital for setting up the hubs and provide inventory and distribution.

The Issuer markets all its products to hospitals, long term care facilities and homecare providers in Canada through independent distributors. The Issuer uses an independent sales team and its interest in NHLC to market its products in the U.S. Through its 50% interest in the recently founded NHLC, a medical products purchasing and distribution company, the Issuer is further establishing its U.S. market presence. Also, as part of its marketing strategy, the Issuer intends to introduce the "NCP" (standing for "National Care Products") brand name.

The Issuer was inactive from incorporation until June 1994 when it began raising capital for the acquisition and modification of its Winnipeg facility for the packaging of medical supplies for the healthcare industry. To date, the Issuer has accomplished the following:

* in October 1994, secured in excess of $10 million in lease financing for three robotic multi-component packaging assembly lines (see "Business of the Issuer - Operations - Equipment");

* in November and December 1994 entered into agreements with both the Government of Manitoba and Government of Canada for financial assistance of up to $4,611,852 (certain conditions apply, see "Business of the Issuer
     - Summary and Analysis of Financial Operations");
* in December 1994, acquired a 71,000 square foot manufacturing plant sited on approximately 3.396 acres of land (the "Property") located in Winnipeg, Manitoba (see "Business of the Issuer - Acquisitions and Dispositions - Property");

* modified the Winnipeg manufacturing plant and upgraded its utility systems to meet production requirements;

* purchased the necessary machinery and warehousing equipment to meet operation requirements (see "Business of the Issuer - Operations - Production Line Assembly Equipment");

* in May 1995, acquired the exclusive North American and European licenses to use certain robotic technology to assemble, package and market trays, packs and custom procedure kits in the Continental U.S.A. and Canada (see "Business of the Issuer - Acquisitions and Dispositions - Robotic Technology License Agreement");

*    in  July 1995 officially opened its Winnipeg manufacturing facility and in
     September   1995  shipped  its  first  order  of  kits   and   trays   for
     sterilization.

* obtained a listing as a 'senior board company' on the Vancouver Stock Exchange on January 15, 1996;

* obtained U.S. Food and Drug Administration ("FDA") designation of the Issuer's Winnipeg manufacturing facility as a 'Class 10,000 clean room', (see "Business of the Issuer - Operations - Regulatory Process");

* obtained registration of its Shares in the U.S. with the Securities and Exchange Commission;

* in August 1996, commenced trading on the NASDAQ Small Cap Market, under symbol NHMCF;

*    in   September  1996,  completed  an  upgrade  to  its  robotic  packaging technology and developed new feeder assemblies for the placement of various medical tray and kit components;

* in September 1996, acquired the Liquid Division of Arjo Canada Inc. (see "Business of the Issuer - Acquisitions and Dispositions - Liquid Division of Arjo Canada Inc.");

*    in January 1997, completed the SW Private Placement;

* in February 1997, acquired the on-going business and certain assets of Huntington Laboratories Gam-Med Division, Inc., including a 15,253 square foot manufacturing facility located in Antioch, Illinois, U.S.A. (see "Business of the Issuer - Acquisitions and Dispositions - Huntington Laboratories Gam-Med Division, Inc.");

* in March 1997, co-founded NHLC, a private Nevada company established to manage the purchasing and distribution of medical products, including those of the Issuer, to hospital groups in the U.S.;

* in August 1997, through its 50% interest in NHLC, entered into a 10-year agreement with Sysco Corporation to provide material distribution to integrated hospital systems (see "Business of the Issuer - Acquisitions and Dispositions - National Healthcare Logistics, LLC";

* in September 1997, completed the acquisition of certain textile rights from Importex (see "Business of the Issuer - Acquisitions and Dispositions
     - Textile Rights - Importex Corporation"); and

*    in October 1997, completed the CN Private Placement.

Summary and Analysis of Financial Operations

The following is a summary of the Issuer's financial operations during the last two  financial years.  (For particulars, see the Financial Statements  attached to this Prospectus.)
                                                  Year Ended     Year Ended
                                                June 30, 1997   June 30, 1996
Sales                                              $ 4,905,401    $   556,105
Other Revenue                                          166,196         51,339
Gross Profit Before Depreciation                     2,268,086        264,786

Cost of Sales                                        2,637,315        291,319
Research and Development Expenses                          Nil            Nil
Sales and Marketing Expenses                         2,205,375        185,082
General and Administrative Expenses                  2,219,207      1,703,270
Depreciation                                         1,576,975      1,188,053
Interest on Long-Term Debt                             415,035        409,258
Other                                                   56,026         42,208

Net Loss                                             4,248,043      3,211,746

Working Capital (Deficiency)                         5,456,000      (926,575)

Investment in National Healthcare
 Logistics, LLC                                        490,772            Nil
Property, Plant and Equipment Used
 in Operations                                       7,698,374      6,916,680
Assets under Development                             9,868,849      8,924,389

Deferred Foreign Exchange Gain                          54,128        204,073

Other Intangibles                                          Nil            Nil

Long Term Liabilities (excluding                    10,377,081     10,113,610
 deferred foreign exchange gain)

Shareholders' Equity
  Dollar Amount of Share Capital                     9,318,163      8,677,351
  Number of Shares                                  11,070,415     10,753,290
  Dollar Amount of Warrants                         12,093,206            Nil
  Deficit                                          (8,328,583)    (4,080,540)

There are 12,474,331 Shares issued and outstanding as of the date of this Prospectus, of which 1,180,000 are performance shares releasable from escrow at the rate of one share for each $0.09 of cumulative cash flow generated from operations. Upon the successful completion of this Offering, a total of 14,111,331 Shares will be issued and outstanding.

                                             Year Ended June     Year Ended
                                                 30, 1997      June 30, 1996
  Sales to customers outside Canada             2,482,035        2,482,035
  Sales to customers inside Canada              2,423,366        2,423,366
  Gross Profit Before Depreciation on
  Total Sales                                   2,268,086        2,268,086

While   sales  volumes  increased  from  1996  to  1997,  gross  profit  before depreciation percentages of 47.6% for 1996 and 46.2% for 1997 remained relatively the same.

Year Ended June 30, 1997

For the year ended June 30, 1997, the Issuer had cost of sales of $2,637,315 on sales of $4,905,401. Gross profit before depreciation for the year ended June 30, 1997 was $2,268,086. The Issuer recorded depreciation and amortization of property, plant and equipment of $1,576,975 and interest on long term debt of $415,035. These amounts were expensed, as the Issuer was past the start-up stage and capable of production. The Issuer also experienced a significant increase in selling, distribution and administrative expenses which totalled $4,424,582. The increase was due to increased activity in sales and marketing, the expenses associated with investigating potential acquisitions, and the expenses associated with the acquisition of the liquid division of Arjo Canada Inc. Sales increased from $556,105 for 1996 to $4,905,401 for 1997, due to increased sales and marketing activity and the addition of liquid and antimicrobial products to the Issuer's product line.

On July 31, 1996, 905,000 special warrants were issued by the Issuer for a subscription price of $3.00 each for gross proceeds of $2,715,000. After deduction of the Agent's commission of $190,050 in respect of this private placement, the Issuer received net proceeds of $2,524,950.

On January 8, 1997, 1,600,000 Special Warrants were issued by the Issuer for a subscription price of $6.00 each for proceeds of $9,600,000. There was no cash commission payable on the SW Private Placement, however, as commission the Agent was issued Agent's Special Warrants (see "Details of the Offering - SW Private Placement").

The long term liabilities of the Issuer as at June 30, 1997 included obligations under capital leases of $5,504,985.

(For additional information on leased equipment, see "Business of the Issuer - Operations - Equipment" and the Financial Statements appended hereto.) As at June 30, 1997, inventories were valued at $2,850,012. The Issuer's working capital was $5,456,000 and its asset base exceeded $27 million. The net loss for the year ended June 30, 1997 was $4,248,043.

Year Ended June 30, 1996

For the year ended June 30, 1996, the Issuer had cost of sales of $291,319 on sales of $556,105. Gross profit before depreciation for the year ended June 30, 1996 was $264,786. The Issuer recorded depreciation and amortization of property, plant and equipment of $1,188,053 and interest on long term debt of $409,258. These amounts were expensed as the Issuer was past the start-up stage and capable of production. The Issuer also experienced a significant increase in selling, distribution and administrative expenses which totalled $1,888,352, including advertising expenses of $185,082. The increase was due to increased activity in sales and marketing, the expenses associated with investigating potential acquisitions, and the expenses associated with the acquisition of the liquid division of Arjo Canada Inc. which closed subsequent to this period.

General and administrative expenses included $328,019 in consulting fees, $149,384 in business and property taxes, and $540,927 in wages and employee benefits.

The long term liabilities of the Issuer as at June 30, 1996 included obligations under capital leases of $7,223,699. As at June 30, 1996, inventory was valued at $507,203. The Issuer's working capital deficiency was $926,575 and its asset base exceeded $17,500,000. The net loss for the year ended June 30, 1996 was $3,211,746.

Liquidity

Historically, the Issuer has relied on debt and equity financing to develop and operate its business. On a prospective basis, the Issuer has not yet achieved profitable operations and must continue to rely upon funding through further private and public equity financings and by drawing upon funds available under the MG Agreement and the WEDD Agreement (as hereinafter defined). (For further information relating to the MG Agreement and the WEDD Agreement, see subheading "Financial Assistance" following.)

Prior  to  the  initial  public  offering of  the  Issuer's  Shares  under  its prospectus bearing an effective date of November 30, 1995 (the "IPO Prospectus"), liquidity was dependent upon cash invested by principals of the Issuer and private investors. Additional funds were provided by shareholder loans and funds advanced from the Manitoba and Federal Governments pursuant to the MG Agreement and WEDD Agreement. In December 1995, the Issuer received net proceeds of approximately $1,800,000 from the IPO Prospectus offering. As at June 30, 1997, the Issuer had received a total of $1,613,146 under the MG
Agreement and $1,654,180 under the WEDD Agreement. Although these sources of funding were adequate for its initial start-up expenses, the Issuer required additional funding from further private equity financings in order to pursue its acquisition plans and implement a sales and marketing program in Canada and the United States. To that end, during its year ended June 30, 1997, the Issuer completed the SW Private Placement, raising proceeds of $9,600,000 and, on October 1, 1997, closed the CN Private Placement, raising net proceeds of $6,543,600. The Issuer will continue to require additional funds, through private or public equity financings, in order to maintain its objective of rapid growth.

Financial Assistance

Manitoba Government

By agreement dated November 24, 1994, as amended September 21, 1995 and November 14, 1995 (the "MG Agreement"), the Department of Industry Trade and Tourism of the Manitoba Government, through its Crown Corporation and agent, Manitoba Development Corporation ("MDC") agreed to provide the Issuer with financial assistance equal to the lesser of $2,674,000 or 33% of the costs excluding G.S.T. incurred and paid for the land and buildings purchased, building improvements made, and equipment purchased at arms length, all respecting the Issuer's production of automated packaged medical and surgical devices, kits and procedural trays for the medical and healthcare market (the "Eligible Project Costs"). The Issuer met conditions sufficient for it to obtain a maximum of $2,174,000 of financial assistance (the "MG Loan") from MDC.

The MG Agreement requires the creation and maintenance of a certain number of jobs over a four-year period, starting in 1995, as follows:



      Calendar Year           Number of New Jobs      Number of Jobs Required
                            Required to be Created        to be Maintained

           1995                       5                          5

           1996                       23                         28

           1997                       18                         46

           1998                       3                          49

During calendar 1999 and until the MG Loan is repaid in full, the Issuer is required to maintain the number of jobs required to be maintained for calendar 1998. The Issuer has created and maintained the requisite number of jobs and currently employs 84 full-time employees.

The MG Loan is secured with a first-fixed charge against land, buildings and certain equipment and certain second fixed charges, and will be subject to interest (both before and after maturity) at a rate, compounded monthly, equivalent to that being charged by the Province of Manitoba to its Crown corporations for borrowings amortized over a ten year period. The MG Loan is to be repaid as follows:

(a) six consecutive monthly payments of $30,000 from May 5, 1999 through October 5, 1999; and

(b) the remaining principal payments must be made by way of 48 equal consecutive monthly payments of $51,958.33 from November 5, 1999 up to and including October 5, 2003.

In addition, a maximum 42 months' relief on interest has been granted to the Issuer, subject to the Issuer providing a certain number of jobs per year, as stated in the above table, until the MG Loan has been repaid. However, the MG Agreement also provides for the acceleration of interest and principal in the event the Issuer fails to provide the above stated number of jobs per year. The accelerated payments shall be calculated proportionally to the shortfall in jobs for a specific year. The MG Loan is also repayable on demand in the event of default by the Issuer under any of the security agreements.

The Issuer received a total draw down pursuant to the MG Agreement in the amount of $2,174,000 (of the $2,674,000 originally available to the Issuer). Prior to advance of the final $500,000 of the possible maximum of $2,674,000 from MDC, the Issuer was to achieve sales of $2,093,000 during the 12 months ended June 30, 1996 and $16,884,000 during the 12 months ended June 30, 1997. As such sales targets were not achieved, the Issuer did not receive the final $500,000 from MDC.

The MG Agreement also places certain limitations on the payment of dividends by the Issuer, including that the Issuer not pay any dividends until October 5, 1998.

Pursuant to the MG Agreement, the following supporting documentation, all dated September 5, 1995, was delivered by the Issuer to MDC:

 (a) Real Property Mortgage and Security Agreement

     The Issuer has granted to MDC a mortgage (the "Real Property Mortgage") on the Property. Pursuant to an agreement (the "Security Agreement"), the Issuer also granted to MDC a first security interest in certain lands, buildings and equipment, and a second security interest in receivables and inventory of the Issuer.

(b)  Assignment/Postponement of Shareholder Loans Agreement

     Pursuant to an agreement (the "Assignment/Postponement of Shareholder Loans Agreement") among the Issuer, Excelco Systems Inc. ("Excelco"), Mahmood (Mac) Shahsavar, Janice Shahsavar and MDC, it was agreed that during the term of the MG Loan:

     (i) neither Mahmood (Mac) Shahsavar nor Janice Shahsavar would sell, transfer, assign or otherwise dispose of their respective incentive stock options (see "Options and Other Rights to Purchase Securities"),

     (ii) neither Mahmood (Mac) Shahsavar nor Janice Shahsavar would sell, transfer, assign or otherwise dispose of any Shares acquired pursuant to an exercise of their respective incentive stock options or acquired upon the release of shares from escrow (as disclosed under the heading "Performance Shares"), and

     (iii) the Issuer would not make any payments to Excelco or to any other shareholders of the Issuer on account of any loans advanced by them to the Issuer,

     without the prior written consent of MDC.

(c)  Equity Undertaking Agreement

     Pursuant  to  an  agreement  (the  "Equity  Undertaking  Agreement")  with
     Excelco, Mahmood (Mac) Shahsavar, Janice Shahsavar and MDC, as amended October 8, 1996, the Issuer agreed that during the term of the MG Loan it would:

     (i) not repay any debts or liabilities owing to persons other than MDC, except for debts and liabilities owing to Her Majesty The Queen in Right of Canada under the WEDD Agreement and accounts payable incurred by the Issuer in the ordinary course of business; and

     (ii) not issue any new shares or create any new class of shares, and will not merge with any other entity, without first notifying MDC.

(d)  Lease and Credit Undertaking Agreement

     An agreement (the "Lease and Credit Undertaking Agreement") among the Issuer, Excelco and MDC, whereby Excelco has agreed and undertaken that, in the event the Issuer is unable or unwilling to meet any or all of its obligations to the lessors under the Lease Agreements (as disclosed under the heading "Business of the Issuer - Operations"), Excelco shall advance such funds to the Issuer or the lessors directly as are required to fulfil such obligations. Should the Issuer be in default or fail to comply with any term of the Lease Agreements, MDC has the right, but not the obligation, to assume the obligations of the Issuer under the Lease Agreements.

 (e) Excelco Guarantee

     An agreement (the "Excelco Guarantee") among the Issuer, Excelco and MDC, whereby Excelco has agreed to guarantee the repayment of the loan by the Issuer to MDC.

Federal Government

By agreement dated December 5, 1994 (the "WEDD Agreement"), entered into with the Government of Canada's Western Economic Diversification Program ("WEDP"), the Issuer received approval for non-interest bearing, subordinated financial assistance in the aggregate amount of $1,937,852. To date, $1,804,835 has been received under the WEDD Agreement, leaving a balance of $133,017 available to be paid and expected to be drawn down prior to March 1998.

Repayment of the loan, assuming the full amount of $1,937,852 is drawn down, will be made by quarterly payments commencing December 1, 1997 and ending December 1, 1999, as follows:

                    December 1, 1997                        $100,000
                    March 1, 1998                           $180,000
                    June 1, 1998                            $180,000
                    September 1, 1998                       $210,000
                    December 1, 1998                        $210,000
                    March 1, 1999                           $290,000
                    June 1, 1999                            $290,000
                    September 1, 1999                       $290,000
                    December 1, 1999                        $187,852

The WEDD Agreement prohibits the Issuer from paying dividends without the prior written approval of the WEDP until the WEDD loan is repaid in full. The loan is also repayable on demand upon default by the Issuer of a term or condition of the WEDD Agreement, including bankruptcy, insolvency or winding-up of the Issuer or failure to operate in Western Canada until the WEDD loan has been repaid in full.

Copies of the MG Agreement, WEDD Agreement, Real Property Mortgage and Security Agreement, Assignment/Postponement of Shareholder Loans Agreement, Equity Undertaking Agreement, Lease and Credit Undertaking Agreement, and Guarantee Agreement are available for inspection as specified under the heading "Material Contracts".

Stated Business Objectives

The primary objectives of the Issuer are:

*    to   obtain  ISO  (International  Standards  Organization)  9000  Series
     certification;

*    to develop and exploit the markets of Europe, Asia and South America;

*    to acquire additional automated robotic units; and

* to distribute its surgical gowns, on a lease basis, through joint venture arrangements with distributors.


Milestones

The significant events that must occur for the business objectives of the Issuer to be accomplished, and the specific time periods in which each event is expected to occur and the estimated costs related to each event are as follows:

               Significant Event               Time Period        Related Cost
  Satisfy ISO (International Standards         1 year                 nominal
  Organization) that ISO 9000 Series
  certification standards are met by Issuer

  Hire key individual to develop and exploit   1 year                 $45,000
  markets in Asia, South America and Europe                         per annum

  Structure additional equity financing to     12-18 months        $6,000,000
  acquire additional robotic packaging units

  Enter into joint venture arrangements with   12-18 months     $1,500,000 to
  distributors to distribute the Issuer's                      $2,000,000 for
  surgical gowns on a lease basis                           initial inventory

Acquisitions and Dispositions

Property

Pursuant to an arms'-length agreement dated December 15, 1994, as amended April 20, 1995 (the "Property Agreement"), the Issuer acquired from Otto Bock Orthopaedic Industry of Canada ("Otto Bock") its Winnipeg manufacturing plant, together with equipment located thereon, located at 251 Saulteaux Crescent, Winnipeg, Manitoba (the "Property"). The Property consists of a one storey manufacturing building together with a two storey office portion, altogether comprising a total building area in excess of 71,000 square feet sited on a land area of approximately 147,930 square feet (3.396 acres).

The consideration paid by the Issuer to Otto Bock was $1,400,000 cash together with 200,000 Shares issued at a deemed price of $1.75 per share, for a total purchase price of $1,750,000. The Issuer also incurred additional costs in the approximate amount of $40,000 in transfer taxes and legal fees associated with this transaction.

Robotic Technology License

By agreement dated May 30, 1995 (the "Robotic Technology License Agreement"), as amended, Excelco Systems Inc. ("Excelco") granted to the Issuer the exclusive  right  and  license  (the "Licensed  Rights")  to  use  the  robotic technology (the "Robotic Technology") to manufacture and package surgical custom procedure trays and kits, and to sell products to healthcare institutions in Canada, Mexico and the U.S. The Robotic Technology License Agreement is for an initial term of ten years, with an automatic renewal for consecutive ten-year terms thereafter.

Janice Shahsavar, the Vice-President Human Resources of the Issuer, owns 100% of the issued shares of Excelco. In addition, Mac Shahsavar, the President, Chief Executive Officer, Promoter and a Director of the Issuer, is also the President and Chief Executive Officer of Excelco. At the time of entering into the Robotic Technology License Agreement, Seyed Torabian, the Executive Vice-President and a Director of the Issuer, owned 5.78% of the issued shares of Excelco.

The Issuer agreed to purchase all automated machinery from Excelco, subject to the terms and conditions of an agreement dated October 21, 1994 (the "Selectronics Agreement") entered into between Excelco and Selectronics Robotics & Automation Inc. and Selectronics Brokerage, Inc. (jointly, "Selectronics"), the manufacturer of the equipment and machinery. Pursuant to the Selectronics Agreement, which is for a term of 20 years, Excelco has granted to Selectronics the exclusive right to manufacture all machinery and equipment which incorporate the Robotic Technology (the "Products"), and Excelco has agreed to purchase Products only from Selectronics. The Selectronics Agreement provides that the price to be paid for the Products to be supplied by Selectronics to Excelco, or its designate, shall not exceed 25% of the competitive market retail price for the Products. Selectronics and Excelco have agreed to meet annually to negotiate the price of the Products to be supplied. Excelco has agreed to sell the Products under the Selectronics Agreement to the Issuer at cost. (For information relating to the purchase of equipment by the Issuer from Selectronics, see "Business of the Issuer - Operations - Equipment".)

The Robotic Technology License Agreement prohibits the Issuer from sub-licensing the License Rights without first obtaining the consent of Excelco, and then only under certain other conditions which Excelco may impose as to equity ownership of the sub-licensee.

Liquid Division of Arjo Canada Inc.

Pursuant to an agreement dated May 14, 1996 (the "Arjo Agreement") between the Issuer and Arjo Canada Inc. ("Arjo"), Arjo USA Inc. ("Arjo U.S.") and 3485367 Manitoba Ltd. (now known as National Care Products Ltd.) ("NCP"), the Issuer acquired Arjo's Liquid Division by purchasing all the shares of NCP. At the time of purchase, NCP was a wholly owned subsidiary of Arjo. In consideration therefor, the Issuer paid to Arjo the sum of $10 and assumed an unsecured promissory note payable to Arjo in the amount of $896,447, representing payment for certain assets as set forth in the Arjo Agreement. This promissory note was paid in full. The parties negotiated the allocation of the purchase price to be as follows: $262,679.52 in fixed assets; $633,768 in inventory; and $10 in goodwill, contract assignments, licenses, records and intangibles. Ross Scavuzzo, a director of the Issuer, was the President of Arjo as well as being a director of the Issuer at the date of the Arjo Agreement.

The Arjo Agreement was accepted for filing by the Exchange on August 9, 1996.

Arjo, a wholly owned subsidiary of Getinge Industrict A.B. of Sweden, began operations in 1975. From a manufacturing facility in Winnipeg, Arjo's liquid division produced liquid disinfectant, shampoos, skin care ointments and creams for sale in Canada as well as in the United States and in Europe.

NCP has agreed that, subject only to certain limited circumstances, it shall sell and distribute all of the products it manufactures under its own label, distinct from the Arjo label.

Pursuant to the Arjo Agreement, Arjo and Arjo US have jointly and severally agreed, until August 31, 1999 (the "Purchase Expiry Date"), to purchase disinfectants used for bathtubs and whirlpools, shampoo and body wash liquid soaps, bath oils and ArjosoundJ water conditioners (the "Selected NCP Products") only from NCP, totalling in the aggregate not less than $2,180,000 annually (the "Minimum Purchase"), failing which Arjo agrees to pay annually to NCP an amount equal to the amount by which the Minimum Purchase exceeds the amount of such liquid products actually purchased in a particular year multiplied by the following:

     (a)  33.75% in the first year;
     (b)  20.00% in the second year; and
     (c)  15.00% in the third year;

provided that the Minimum Purchase shall be reduced by an amount, if any, of sales by NCP (directly or through its distributors and/or agents) of the Selected NCP Products not bearing the Arjo label to Arjo's customers in North America. Upon the Purchase Expiry Date, NCP has the right of first refusal to continue to supply the Selected NCP Products to Arjo and Arjo US for an additional two years. No Minimum Purchase shall apply to the extended term.

NCP has agreed to use its best efforts to cause delivery of at least 90% of the Selected NCP Products sold to Arjo and Arjo US within three working days of receipt of an order from Arjo, directly to customers located in the greater Vancouver urban area, Calgary, Edmonton, Saskatoon, Regina, Winnipeg, Hamilton, Toronto, Ottawa, Moncton, and Halifax, and within five working days to any other location in Canada, Aurora, Nebraska, and Chicago, Illinois (the "Delivery Deadlines"). If in any quarter less than 90% of the Selected NCP Products sold to Arjo and Arjo US are delivered within the Delivery Deadlines, then the Minimum Purchase obligations of Arjo and Arjo US shall be reduced during that and the following year by 2% for each 1% drop in delivery performance level below 90% and if, during any two consecutive quarters or during any two of four consecutive quarters, such delivery service levels drop below 80%, then Arjo and Arjo US shall be released from all further purchase obligations. Deficiencies in delivery which are directly attributable to causes which are beyond the control or direct influence of NCP and which are generally applicable to other suppliers of comparable products in North America shall not be counted.

Pursuant to the provisions of the Arjo Agreement, the Issuer and NCP have agreed that they shall not, without the prior written consent of Arjo, until the Purchase Expiry Date, actively solicit sales of shampoos and body wash liquids and bath oils from the specific locations of stated hospitals, nursing homes or healthcare facilities located in North America and serviced by Arjo, in competition with Arjo, or sell to or solicit to the same facilities any water conditioners or disinfectants used only for the purposes of bathtubs or whirlpools. Arjo and Arjo US have agreed that, except as permitted pursuant to the Arjo Agreement, they shall not, or cause anyone to, until the Purchase Expiry Date, sell or solicit sales for skin cream products to anyone, and thereafter, until August 31, 2001, sell or solicit sales for skin cream products to hospitals, anywhere in North America, in competition with the Issuer and NCP, except for skin cream products purchased from NCP.

The principal assets and operations of the Liquid Division are located at the Issuer's manufacturing facility in Winnipeg.

Huntington Laboratories Gam-Med Division, Inc.

By an arms'-length asset purchase agreement dated January 22, 1997 (the "Gam-Med Agreement") among NHMC US, Huntington Laboratories Gam-Med Division, Inc. ("Gam-Med") and Ecolab Inc. ("Ecolab"), the Issuer acquired certain properties, assets, contracts and business of Gam-Med, including land, building, machinery and equipment, accounts receivable, inventory, proprietary patents and on-going business, in consideration of the payment to Gam-Med of US $1,310,165 (the
"Purchase Price"), and the assumption by the Issuer of certain contractual obligations of Gam-Med. Gam-Med, a wholly-owned subsidiary of Ecolab (listed on the New York Stock Exchange), is a medical products packager and owns the proprietary right to a fusion moulding process (the "Gam-Med Technology") which has been used to manufacture various patented plastic disposable liquid-dispensing products since 1989. On February 17, 1997, the Exchange approved the Gam-Med Agreement and the acquisition closed on February 20, 1997.

Pursuant to and as part of the Gam-Med Agreement, the Issuer entered into a supply agreement (the "Ecolab Supply Agreement") dated February 20, 1997 between NHMC US and Ecolab whereby NHMC US has committed to purchase a minimum of 500 gallons of Ecolab iodine products every 6 months, at a price of actual cost plus 15% (subject to certain allowances) over a term of two years or unless earlier terminated by mutual consent, by NHMC US upon 90 days' written notice, by either party on written notice upon any material breach of default and failure to cure such breach or default within 30 days of such notice, or by Ecolab by written notice to NHMC US upon any failure to meet its minimum purchase commitments for any six month period and failure to cure such breach within 30 days of such notice.

Textile Rights

Mercana Industries Ltd.

By an arm's length letter of intent (the "Mercana LOI") dated October 18, 1996 with Mercana Industries Ltd. ("Mercana"), the Issuer agreed to acquire all the issued and outstanding share capital of Mercana. The primary asset of Mercana at the date of the Mercana LOI was the exclusive marketing rights (the "Exclusive Rights") for two protective textiles "Mertex" and "Mertex-Plus" used to manufacture reusable surgical gowns and drapes. The Issuer had proposed to include surgical gowns and drapes in its custom procedure kits. Pursuant to the Mercana LOI, the Issuer advanced a total of $300,000 to Mercana. By a general security agreement (the "Mercana GSA") dated October 16, 1996, Mercana granted to the Issuer, by way of a subordinate fixed and specific mortgage and charge, a security interest in the present and future undertaking, property and assets of Mercana, to secure the funds advanced to Mercana.

The  Mercana LOI expired without a binding agreement having been entered  into.
Subsequently,  Mercana  ceased  to hold the  Exclusive  Rights.   The  $300,000
advanced by the Issuer to Mercana has been written off.

Importex Corporation

By an arms'-length agreement dated February 4, 1997 (the "Importex Assignment") among the Issuer, Importex Corporation ("Importex") and Mertexas Partnership ("Mertexas"), the Issuer was assigned: (a) Importex' interest in an agreement between Importex and Nosawa & Co., Ltd. ("Nosawa") dated January 31, 1997 (the "Nosawa Agreement"); and (b) a $225,000 debenture securing the assets of Mercana in favour of Mertexas (a shareholder of Importex).

Nosawa, with its manufacturing and administrative operations located in Osaka, Japan, is the manufacturer of certain protective textiles, including "Mertex" and "Mertex-Plus" (collectively, the "Textiles"). By virtue of the Importex Agreement, the Issuer has the exclusive right under the Nosawa agreement to distribute and sell the Textiles in North America, Mexico and Europe (including the European Community).

Pursuant  to  the Importex Assignment, the Issuer paid and issued to  Importex:
(a) $100,000 cash; (b) 225,000 Shares at a deemed price of $6.90 per Share; and
(c) a warrant (the "Importex Warrant") entitling Importex to purchase 150,000 Shares at a price of $6.90 per Share in the first year and at a price of $7.94 per Share in the second year, expiring on February 3, 1999. Closing of the Importex Assignment occurred on September 8, 1997.

Pursuant to the Nosawa Agreement, the Issuer will be required to make minimum purchases of the Textiles from Nosawa, as follows:

(a)   25,000 meters on or before January 31, 1998;
(b)   60,000 meters on or before January 31, 1999;
(c)   75,000 meters on or before January 31, 2000;
(d)  100,000 meters on or before January 31, 2001; and
(e)  125,000 meters on or before January 31, 2002;

and if the foregoing minimum purchases are not made, Nosawa may terminate the agreement on 90 days' written notice.

The  term of the Nosawa Agreement is five years, renewable for additional  one-
year  periods.   The  minimum  textile purchase for  each  additional  one-year renewal period is negotiable.

Machinery and Equipment

As at September 30, 1997, the Issuer has expended in excess of $3,277,518 towards machinery and equipment purchases, office supplies and other set-up costs related to production, and has expended in excess of $250,000 towards modifying the utilities systems of its Winnipeg facility to establish air quality to meet operational requirements. A further $387,958 has been expended on machinery and equipment, furniture, furnishings and accessories, and computer hardware in connection with the acquisition of the liquid division. (See "Business of the Issuer - Acquisitions and Dispositions - Liquid Division of Arjo Canada Inc.") A further $224,493 has been expended on machinery, equipment, furniture, furnishings and accessories, and computer hardware in connection with the acquisition of the antimicrobial packaging division. (See "Business of the Issuer - Acquisitions and Dispositions - Huntington Laboratories Gam-Med Division, Inc.") Also, the Issuer has arranged for a lease financing in excess of $10,000,000 for its robotic assembly and packaging equipment. All production machinery purchased and leased by the Issuer is from arms'-length parties. (See "Business of the Issuer - Operations - Equipment".)

Management

Unless otherwise noted below, the positions held by management are all positions with the Issuer.

MAHMOOD (MAC) JAMSHIDI SHAHSAVAR, B.Sc. Engineering, P.Eng.
President, Chief Executive Officer, Director and PromoterAge:  41

Mac Shahsavar is involved in the Issuer's business on a full-time basis. Since April 1991, Mr. Shahsavar has been the President and Chief Executive Officer of Excelco Systems Inc. ("Excelco"). Excelco's main activity has been the development of the robotic technology acquired by the Issuer under the Robotic Technology License Agreement (see "Business of the Issuer - Acquisitions and Dispositions"). In addition, Mr. Shahsavar has been the President and Chief Executive Officer of Canex International Consultants Inc. ("Canex"), a private international trade and trade financing company, since July 1991. Prior thereto, Mr. Shahsavar's experience includes contract work, through Precision Services and Engineering Ltd., for companies such as Weldwood of Canada (Slave Lake Plant, Alberta) and Cameco Uranium Plant (Key Lake, Saskatchewan). These projects consisted of new construction and/or technology upgrades. In addition, Mr. Shahsavar was the President and Chief Executive Officer of Ansco Management Group, construction related manufacturing and service companies.

REGINALD ADRIAN EBBELING, M.B.A.
Chairman of the Board and Director                       Age:  67

Reginald Ebbeling is involved in the day-to-day operations of the Issuer on a full-time basis. From 1973 to January 1995, Mr. Ebbeling was the Managing Partner of Health Industry Development Initiative for the Province of Manitoba, Department of Trade and Tourism. Mr. Ebbeling obtained his Bachelor of Science in Pharmacy in 1953, from the University of Manitoba, was the General Manager of Noco Drugs Manufacturing from 1970 to 1973, and the President of Ebbeling Pharmacies Ltd. from 1953 to 1970.

JACK TAPPER, B.A., B.Comm (Hons.), Chartered Accountant
Vice-President and Chief Financial Officer               Age:  44

Mr. Tapper joined the Issuer in July 1997. Prior to this, Mr. Tapper was an associate of a public accounting firm headquartered in Winnipeg, Manitoba. He brings to the Issuer over fifteen years of experience in public accounting practice.

MORTEZA SEYED TORABIAN, B.Sc. Engineering, P.Eng.
Executive Vice-President, Director and Promoter          Age:  41

Mr. Torabian is involved in the Issuer's business on a full-time basis. From 1990 to 1993, Mr. Torabian was the Audit Team Leader for Westcoast Energy Inc. ("Westcoast"), responsible for the company's environmental audit program. From 1982 to 1990, Mr. Torabian was a process and field engineer for Westcoast, responsible for project management, process optimization, environmental control and maintenance management systems. In addition, he has been the Regional Manager of Canex International Consultants Inc., a private international trade and trade financing company, since 1990.

ALICE ELAINE AFFLECK
Secretary-Treasurer and Director                         Age:  66

Ms. Affleck is involved in the Issuer's business on a full-time basis. Since August 1993, Ms. Affleck has been the Controller and Manager of Administration for the Issuer. In addition, Ms. Affleck has been the Executive Assistant to Mr. Shahsavar, the President of the Issuer, since 1986. Ms. Affleck's additional controllership experience, other than with the Issuer and Excelco, includes four years (1987 through 1991) with EA Computer Accounting & Tax Services, three years (1984 through 1987) with Anesco Group (including administration and accounting for a group of companies employing in excess of 175 personnel), and eight years (1971 through 1979) with Alpine Blasting Co. Ltd. (including responsibility for expenditures and accounting for this corporation with a $10,000,000 budget).

ROBERT ALEXANDER JACKSON
Executive Vice-President and Director                    Age:  54

Mr. Jackson assists the Issuer with the sales, marketing and promotion aspects of its business on a full-time basis. From 1979 to 1994, Mr. Jackson was the Vice-President of Sales, marketing and Manufactured Products with Ingram and Bell Inc., the second largest hospital supply distributor in Canada. Previously, Mr. Jackson has held various managerial positions with American Hospital Supply Canada Inc. (now Baxter Corporation).

GORDON JOHN FARRIMOND, B.A.
Vice-President Sales and Marketing and Director          Age:  47

Mr. Farrimond assists the Issuer with all aspects of sales and marketing, both in Canada and the U.S., on a full-time basis. From June 1992 through June 1996, Mr. Farrimond was the Director of Marketing, Medical Division, for Johnson & Johnson Medical Products. Mr. Farrimond has previously held other positions with Johnson & Johnson, including Director of New Business Development (from November 1991 to June 1992) and Regional Sales Manager (from September 1988 to November 1991).

JANICE SHAHSAVAR, M.E.S.
Vice-President Human Resources                           Age:  43

Ms. Shahsavar is employed by the Issuer on a full-time basis. She obtained her Master of Environmental Studies from York University in 1981, specializing in human resources, labour relations and negotiations and arbitrations. From 1990 to 1992, Ms. Shahsavar held the position of Manager of Employee Relations with the Saskatchewan Institute of Applied Science and Technology (SIAST), which employs 1,800 personnel. At SIAST, Ms. Shahsavar was responsible for organizing and providing leadership to the Human Resources Division, providing training to management, and advising the Board of Directors on union/management relations. From 1976 to 1990, Ms. Shahsavar was the Manager of Human Resources with Saskatchewan Resource Council, Saskatoon Co-Operative and Federated Cooperative, and Saskatoon Personnel Consultants. Ms. Shahavar and Mr. Mac Shahsavar are married.

JOHN RYRIE STONE, B.A.
Vice-President, Mertex and Mertex Plus Surgical Division Age:  50

Mr. Stone assists the Issuer with all aspects of sales and marketing for its surgical textile division, in both Canada and the U.S., on a full-time basis. Mr. Stone has 25 years' experience in Canadian healthcare products marketing. From June 1991 to February 1997, Mr. Stone was Director of Marketing, Suture Division with Johnson & Johnson Medical Products, a supplier of medical products to the Canadian healthcare market. From October 1986 to June 1991, Mr. Stone was General Manager of SSI Medical Services of Canada Ltd., a supplier of therapeutic beds, nursing technology and service support to Canadian hospitals.

NANCY CLARK, M.B.A., R.N.
Manager of Product Development                           Age:  50

Ms. Clark is responsible, on a full-time basis, for the development of new product lines, including the wound care kits and the mother/baby kits. Ms. Clark has 25 years of experience in the healthcare industry, both as a nursing instructor and in material management/purchasing with various healthcare organizations. Prior to joining the Issuer, Ms. Clark was the Director of Material Services at Langley Memorial Hospital (1991 to 1995); Provincial Group Purchasing Coordinator at B.C. Health Services (1987 to 1991); Product Evaluation at Shaughnessy, Children's and Grace Hospitals (1984 to 1987); Assistant Director of Nursing at the Vancouver General Hospital (1980 to 1984); and Nursing Instructor at George Brown College (1972 to 1980).

DARRELL WAYNE VAN DYKE, B.A.
Vice President of NHMC US                                Age:  54

Darrell Van Dyke, B.A., is employed by the Issuer's subsidiary, NHMC US, on a full-time basis, as its Vice President. Mr. Van Dyke has over 32 years of operational and general management experience, all in the healthcare industry. He has held operational management positions with Johnson & Johnson, Abbott Laboratories, Tower Products (DRG International) and Medline Industries. From February 1994 to February 1997, Mr. Van Dyke was General Manager of Huntington Laboratories, a medical products packager. From August 1989 to February 1994, he was Chief Executive Officer of GAM-MED Packaging Corporation, a company specializing in liquid delivery systems which Mr. Van Dyke founded.

RICHARD J. JOHNSON
Vice President of NCP                                    Age:  40

Mr. Johnson is employed by the Issuer's subsidiary, NCP, on a full-time basis. From 1992 to February 1997, Mr. Johnson was President and Founder of J.R. Phoenix Ltd., a manufacturer of skincare products for the Canadian industrial and healthcare markets. From 1990 to 1992, Mr. Johnson was Corporate Accounts Manager for Safety Supply Canada, a national distributor of occupational health and safety related products. From 1984 to 1988, Mr. Johnson was Regional Manager, Canada for SBS Products Inc., a manufacturer of industrial skincare products and a subsidiary of Andrew Jergens.

The Issuer has not entered into formal employment contracts, or non-competition or non-disclosure agreements with any of the foregoing individuals. For information relating to management compensation, see "Payments to Insiders and Promoters - Executive Compensation" and "Share and Loan Capital - Options and Other Rights to Purchase Securities - Incentive Stock Options".

Organizational Structure

The Issuer currently employs 84 full-time employees, as follows:

National Healthcare Manufacturing Corporation                    49
National Care Products Ltd.                                      17
National Healthcare Manufacturing Corporation, U.S.              18

The Issuer intends to augment its existing employees with additional qualified personnel as needed. In addition, the Issuer intends to maintain the minimum number of jobs required pursuant to the MG Agreement (see "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Manitoba Government").

Products

The Issuer's business consists of the assembly and packaging of sterile and non-sterile ready-to-use custom procedure trays, packs and kits, containing mostly
disposable   medical/surgical  products,  for  hospitals,  outpatient   surgery
centres, dental and medical clinics, retirement homes, homecare providers and multi-level care facilities. The Issuer produces medical and surgical products under its own brand name.

The Issuer's product line is comprised of several hundred items, ranging in price from $1.00 to $1,900 based on the complexity of each item. The Issuer's production cost is estimated as follows:


                                               Patient Care   Custom Proced
                                               Trays          ure Trays
  Direct Cost (labour and materials)           55% to 68%      40% to 55%

  Indirect Cost (indirect labour,              12% to 15%      12% to 15%
  manufacturing supervision, etc.)

To date, the Issuer's products include the following:

     *  patient care trays
     *  custom procedure kits
     *  medical, speciality and diagnostic trays
     *  wound care kits and mother/baby kits
     *  NCP liquid products
     *  surgical textiles
     *  antimicrobial products

Patient Care Trays

Sterile patient care trays include those for dressings, urinary catheterization, irrigation, and suture removal. Non-sterile patient care trays include those for mouth care, shave preparation and enema administration.

Custom Procedure Kits

All of the Issuer's custom procedure kits (which include orthopaedic kits, eye packs, laparoscopy kits, anthroscopy kits and cardiovascular kits) are sterile. The main custom procedure products have been developed. A custom procedure kit is a single tray/package containing a procedure-ready set of customer specified disposable supplies in a pre-determined configuration. Typically, the product is aseptically wrapped, sterilized and delivered to the customer as needed. The custom kits are designed to meet individual customer specifications. Contents may be as simple as a double-wrapped bowl, pitcher and cup with lid to a complex tray of items for open heart surgery, including a bulky collection of towels, gowns and drapes. The majority of the items included in the custom kits are disposable. As an example, a typical custom kit for a cataract procedure would include all of the following items:

     * Latex Gloves                 * Mayo Stand Cover    * Table Cover
     * Med Cup                      * Suture Bag          * Syringe 3cc L/L
     * Saline                       * Wrap 23" x 24"      * Tray
     * Cotton Tip Applicators       * Eye Pad             * Sponge 3" x 3"
     * Sponge 8" x 4"               * Incise Drape        * Wrap 54" x 54"
     * Eye Spears

Medical, Speciality and Diagnostic Trays

Medical, speciality and diagnostic trays cover such procedures as regional anaesthesia, lumbar puncture and myelogram. This product line is still under development.

Wound Care Kits and Mother/Baby Kits

The Issuer has introduced two new product lines, namely the wound care kits and mother/baby kits, for the homecare market. The Issuer is not aware of any current competition existing for these products. The mother/baby kits each contain four days of supplies commonly required by mothers and newborns upon their discharge from hospital following the infant's birth.

NCP Liquid Products

Pursuant to the Arjo Agreement (see "Business of the Issuer - Acquisitions and Dispositions - Liquid Division of Arjo Canada Inc."), the following lists the private label products (the "NCP Products") for which formulae has been transferred by Arjo to NCP:

     Mouthwash / Mouthrinse            Shampoo and Body Wash
     Hair Conditioner                  High Powered Cleanaway
     Whirlclean                        Vita Health  Vitamin  E Cream
     Hand and Body Lotion              Tub Cleansers
     All   Purpose  Disinfectant       Medicated  and  Non-Medicated Skin Creams
     Antiseptic Liquid Hand Soaps      Scrubs and Preps

Surgical Textiles

Pursuant to the Importex Assignment (see "Business of the Issuer - Acquisitions and Dispositions - Importex Corporation"), the Issuer acquired the exclusive rights to distribute and sell Mertex and Mertex Plus protective textiles. These state-of-the-art textiles are used to manufacture reusable surgical gowns and drapes. Mertex and Mertex Plus offer technologically advanced protection from bodily fluids and bacterial contamination. With a life expectancy of 80 uses, these fabrics are not only economical, but reduce medical waste.

Antimicrobial Products

Pursuant to the Gam-Med Agreement (see "Business of the Issuer - Acquisitions and Dispositions - Huntington Laboratories Gam-Med Division, Inc."), the Issuer's subsidiary has agreed to purchase Ecolab iodine products, which will be sold by the Issuer both separately and as part of a kit/tray.

Proprietary Protection

Neither the Issuer nor Excelco has made application for patent protection relating to the Robotic Technology.

The Arjo Agreement transferred any outstanding service marks, trademarks, trade names and copyrights provided to NCP solely for the purpose of manufacturing and distributing of products for the authorized person(s) selling those products.

The Gam-Med Agreement transferred all proprietary patents relating to the fusion moulding process technology acquired by NHMC US thereunder.

Operations

General

The Issuer owns a 71,000 square foot manufacturing plant, located on a 3.396 acre fully developed site at 251 Saulteaux Crescent, Winnipeg, Manitoba. This facility is located in the Murray Industrial Park, close to the Winnipeg International Airport. At the Winnipeg facility, kits and trays are assembled, and liquid products are formulated and produced.

Where necessary, sterilization of the Issuer's kits and trays occurs following assembly of the components in the Winnipeg facility. Sterilization of the Issuer's kits and trays is provided under contract by various companies at arms'-length to the Issuer. The sterilization process currently utilizes technology associated with ethylene oxide gas.

The  Issuer  also owns a 15,253 square foot manufacturing plant, located  on  a
9.568 acre fully developed site at 712 Anita Street, Antioch, Illinois. Using a proprietary plastic fusion molding process, NHMC US custom packages a wide variety of antimicrobial solutions in patented disposable plastic dispensers.

The Issuer has obtained general liability insurance in the amount of $5,000,000. While the Issuer believes that its insurance provisions are adequate for its operations, there can be no assurance that the coverage maintained by the Issuer will be sufficient to cover any future claims or will continue to be available in adequate amounts or at a reasonable cost.

Regulatory Process

All phases of the Issuer's manufacturing, sterilization and distribution process in Canada are governed by the Food and Drug Act, R.S., c.F-27, s.1 (the "CFDA"). The class of medical devices forming part of the Issuer's products sold in Canada requires the filing of a medical device notification form with the Bureau of Radiation and Medical Devices, Device Evaluation Division (the "Bureau"), within 10 days of the first completed sale of the device. The purpose of this filing is to inform the Bureau that the Issuer is marketing a product which conforms with the Bureau's requirements. To date, all requisite filings have been made by the Issuer under the CFDA.

In addition, the export of certain products of the Issuer from Canada is subject to further regulation.
Distribution  of  the  Issuer's products in the U.S. is  subject  to  FDA  Good
Manufacturing Practices Regulations ("GMPR") CFR 801 and CFR 820. The main elements of the GMPR cover quality assurance systems, building environment, equipment and calibration thereof, components and raw materials, labelling, packaging, distribution, quality control testing, quality control documentation and product failure complaints. In the U.S., medical device manufacturers and importers are required to file premarket notifications under s. 510(k) of the Federal Food, Drug and Cosmetic Act for each type of device with the FDA. As a general practice, for each new device that the Issuer develops, the Issuer files a premarket notification with the FDA. Effective May 20, 1997, the FDA established Interim Regulatory Guidance ("IRG") exempting pre-market notification for packs and trays. As a result of the IRG, the Issuer is allowed to market all of its current packs and trays in the U.S.

The Issuer's Winnipeg manufacturing facility has been designated by the FDA as a 'Class 10,000 clean room'. Clean room classification specifies concentration limits for airborne particles within the confines of a designated space; the lower the classification number, the cleaner the environment. Class 100,000 is the minimum requirement for the Issuer's type of operation. The Issuer's Class 10,000 clean room designation means its Winnipeg facility is 10 times cleaner than the minimum requirement.

Suppliers

There exist approximately 400 to 500 suppliers from which the Issuer may purchase the components for its kits and trays. The Issuer purchases such components from numerous North American suppliers based upon an evaluation with emphasis on quality and pricing. Major product purchases of the Issuer include procedural hospital tray components and packaging materials.

Equipment

The Issuer has purchased most of its automated insertion equipment, together with two fully computerized Tiromat 3000 Form-Fill-Seal packaging units (the "Tiromats"). The Issuer utilizes this equipment together with two leased robotic units to assemble and package patient care trays and procedural kits. The Tiromats form trays, seal packages, and print barcode and product/customer related information. The robotic units pick and place the tray components. The first robotic unit has been utilized since commencement of production in July 1995 and the second robotic unit has been in use since July 1997. The cost of leasing the robotic units is covered under the existing Lease Agreements (referred to below).

As at September 30, 1997, the Issuer has spent $962,942 to install and upgrade its robotic units. The Issuer is in the process of finalizing its fourth generation robotic packaging units. These additional units will be used to package operating room packs. The Issuer has allocated $250,000 from the current Funds Available towards the upgrade and installation of its fourth generation robotic units.

The Issuer leases specialized equipment (the "Equipment"), including the robotic packaging units, under three capital leases (collectively, the "Lease Agreements") from arms'-length parties, D & T Leasing, Inc. and D & T Leasing Limited Partnership (jointly, the "Lessors"). The Lease Agreements have been entered into by NHMC US, which was established for the specific purpose of entering into the Lease Agreements on behalf of its parent company, the Issuer. The Lease Agreements provide for the following payments by NHMC US over the next five fiscal years of the Issuer (converted from U.S. to Canadian dollars using the exchange rate as at June 30, 1997):


                               Lease        Lease        Lease       Total
                             NHM#1094-    NHM#1094-    NHM#1194
                                001          002
     1998                    $1,131,226   $  619,818   $  675,705  $2,426,749
     1999                     1,131,226      619,818      619,400   2,370,444
     2000                     1,131,226      619,818          nil   1,751,044
     2001                     1,131,226      619,818          nil   1,751,044
     2002                       377,077      309,909          nil     686,986

     Total Minimum            4,901,981    2,789,181    1,295,105   8,986,267
     Payments

     Less Interest            1,055,670      619,705       87,355   1,762,730
     approximating 10.5%
     to 11.5%

                              3,846,311    2,169,476    1,207,750   7,223,537
     Less Current Portion       726,397      390,484      601,671   1,718,552

     Balance of Obligation   $3,119,914   $1,778,992   $  606,079  $5,504,985

Upon expiration of the initial terms of the Lease Agreements, the Lease Agreements will automatically renew for successive three-month terms unless either party gives notice to the contrary. NHMC US has the option to purchase the equipment leased under Leases NHM#1094-001 and NHM#1094-002 at the expiry of their respective terms by paying the fair market value of the equipment. NHMC US also has the option to purchase the equipment leased under Lease NHM#1194 at the expiry of the term by paying the fair market value of the equipment, which has been agreed to be nominal.

As the owner of the Robotic Technology incorporated into the Equipment, Excelco has the right, pursuant to an agreement, dated October 26, 1994 (the "Guarantee Agreement") with the Lessor, to acquire the leased robotic packaging unit for $100 if NHMC US does not exercise its option to acquire the same upon expiration of Lease NHM#1094-001.

Reference is made to "Business of the Issuer - Acquisitions and Dispositions - Robotic Technology License Agreement" for specific information relating to the grant by Excelco to the Issuer of the exclusive right to assemble, package and market custom procedure tray packaging in North America using Excelco's Robotic Technology.

Copies of the Lease Agreements are available for inspection as specified under "Material Contracts".

Market and Competition

The statistical information provided throughout this section has been sourced from reports and public offering disclosure published by competitors believed by Management of the Issuer to be accurate, from common and general industry knowledge, and knowledge of the Issuer's executive obtained through experience in the industry and related activities.

The Market

Kits and Trays Market

The Issuer has entered the procedure tray segment of the medical device market. This segment is comprised of patient care trays, custom procedure kits and diagnostic trays. The Issuer's management estimates that in North America, the market for patient care trays is approximately $1.3 billion annually and growing at a minimum rate of 5% per year, while the market for custom procedure kits and diagnostic trays is approximately $1.8 billion annually and growing at a minimum of 10% per year. The market for such products in Europe and elsewhere cannot presently be determined.

The market for the Issuer's procedure tray products is comprised of users of medical and surgical device products such as hospitals, outpatient surgery centres, dental and medical clinics, retirement homes, homecare providers and multi-level care facilities. The Issuer has marketed its procedure tray products to various healthcare facilities throughout North America, through independent distributors, and sales to date have been made in Canada and Asia. Although the Issuer does not intend to provide exclusive distribution rights to its procedure tray products to any party, the Issuer's marketing efforts to date have resulted in alliances with the following Canadian distributors to cover the Provinces noted:

*  Medical Mart Supplies Limited                 - Quebec and Ontario
*  Cascade Dismed                                - Quebec and Ontario
*  Stevens and Sons                              - Western Canada and Ontario
*   Associated Healthcare Systems Inc.           - British Columbia  and Alberta
*   Can-Med  Surgical  Supplies Limited          -  Nova  Scotia  and
                                                    Newfoundland

No formal written agreements have been entered into between the Issuer and any of the above distributors, all of which are arms' length to the Issuer.

The United States is the Issuer's other primary target for all its products. The Issuer is permitted by the FDA to market all its current patient care trays and custom procedure kits in the U.S. The Issuer's sales and marketing efforts have resulted in establishing an independent national sales team in the U.S. The Issuer has also co-founded NHLC which offers and manages alternative material distribution channels to integrated hospital systems. In August 1997, NHLC signed a 10-year agreement with Sysco Corporation to provide material management distribution systems to hospitals throughout the U.S.

Liquid Products Market

NCP products currently compete in the $450 million consumable chemicals segment of the $2.1 billion healthcare infection control market in North America. NCP's current product mix is focused on the long term care segment, with secondary applications in hospitals. NCP products are currently supplied through Arjo Industries. The Issuer is seeking regional and national distributors to facilitate access to all segments of the North American market.

Competition

Kits and Trays Competition

The Canadian market for kits and trays is dominated by two companies, Baxter Canada Inc. and Ingram & Bell Inc. Baxter International Corporation ("Baxter") of Deerfield, Illinois, has more than 50% of the tray market in both the U.S. and Canada in all market sub-segments. Baxter is positioned as the leading manufacturer and marketer of products and services used in healthcare settings. Ingram & Bell Inc. ("I & B"), a subsidiary of MDS Health Group Ltd., is the leading Canadian owned distributor of medical/surgical supplies and equipment. I & B only participates in the Canadian market. In June 1997, the parent companies of Baxter and I & B merged to form a new company, whose name has not yet been announced.

*    Patient Care Trays

     Baxter supplies 50% of the $50 million market in Canada by importing trays that are private branded for them by a contract manufacturer. I & B controls 30% of the market via their own manufacturing facility in Canada. The balance of the market is very fragmented with five or six small players. This market has achieved a substantial conversion to single use product in hospitals but continues to grow at a minimum rate of 5% per year due to market expansion in other areas.

*    Custom Procedure Trays

     I & B has a minor position in this segment in Canada. This market is served by U.S. manufacturers exporting product and serving the market by a direct sales force or via select distributors. In addition to Baxter Custom Sterile, a division of Baxter, the major providers are Maxxim and Deroyal. This market is in its infancy in Canada and growing at a minimum rate of 20% per year. This market represents an opportunity area for the Issuer.

*    Medical Speciality and  Diagnostic Trays

     I & B and Preferred Medical Products of Thorald, Ontario, are the two Canadian manufacturers of these products. I & B supplies their own requirements for the Canadian market. Preferred Medical Products markets their product directly in Canada and via speciality distributors in the U.S. The other entrants are Baxter and Portex (the trademark for Smith Industries Medical Systems), both of whom have major market shares in Canada and the U.S. There are manufacturers that supply only the U.S. market, such as Kendall Healthcare Products Co.

     This segment represents an area of innovation and relatively high profit potential for the Issuer. The complexity of the product and the direct decision making process by the end user removes this product segment from the commodity area. While price is important in the buying process, innovation, product design and personal rapport are the key factors for success.

Liquid Products Competition

*    Skincare Products

     The major competitors in this segment are Sween, Calgon and Huntington Laboratories. Skincare products are Sween's primary market focus, whereas Calgon and Huntington access this segment as add on sales from their handwashing customers.

*    Bathing Products

     Competition consists of Sween and Calgon, as well as companies such as Chester Labs and Amada.

*    Antimicrobial Handwashing Products

     Calgon and Huntington Laboratories are the current market leaders.

*    Surgical Scrub Products

     This is a highly fragmented component of the overall market, with Purdue Fredrick, Becton-Dickenson, Baxter Healthcare, and Huntington Laboratories being the key competitors.

Pricing Policy

It is the Issuer's policy to price its products at a slight discount to market.

Competitive Environment

Consolidation of the kit and tray industry has been occurring for the past few years as distributors divest of manufacturing subsidiaries in order to return to their core business and manufacturers acquire small regional competitors to realize the benefits of increased economics of scale. This is evidenced by the actions of several competitors in the industry: the merger of the parent companies of Baxter and I & B; the sale by Owens and Minor of its unprofitable tray business to Sterile Concepts in 1990; the sale by Johnson & Johnson of Sterile Design to Maxxim Medical Inc. in 1993; the purchase by Isolyser of MedSurg; the desire by I & B to divest of its manufacturing facilities in Canada; and the purchase by Maxxim of Sterile Concepts.

The following table indicates the current North American market share (with respect to the kit and tray product segments in which the Issuer competes) estimated by the Issuer to be held by certain competitors:


                                                    Market Share
   Name of Competitor

                                                U.S.             Canada
     Baxter                                      44%               50%
     Maxxim Medical                              23%                4%
     Deroyal                                     10%               10%
     Ingram & Bell                               --                30%
     Others*                                     23%                6%

     Total                                      100%              100%

* Smaller manufacturing competitors include the Issuer, C.R. Bard, Seamles, Cypress Medical Products and Trinity Laboratories.

The foregoing estimates are based upon the knowledge and experience within the kit and tray industry possessed by management of the Issuer.

Key Success Factors

Low Cost Producers

Price competition increases the importance of reducing production costs. The Issuer intends to become the low cost producer of procedure trays with its automated assembly line, allowing the Issuer to establish a cost advantage over its U.S. competitors. In addition, a Canadian manufacturing facility should reduce transportation and holding costs relative to U.S. competitors.

Access to Distribution Networks

In attempting to achieve efficient distribution of product, existing competitors have shown their commitment to developing sophisticated material handling systems for their customers to achieve this goal by introducing Just-In-Time ("JIT") inventory and practices.

The Issuer intends to access customers, through independent distributors, in a quick and efficient manner in order to pass the benefits of lower production costs on to the consumer. (See the foregoing subheading "Acquisitions and Dispositions", for information relating to the Company's recent acquisitions.)

Customer Service

A high commitment to service and a fast response to consumer demands are critical to success in this market. The Issuer's automated production allows it to achieve product turnaround in 45 days, as opposed to the industry standard which management believes is 90 days.

Reference should be made to "Business of the Issuer - Products" for additional information concerning the pricing of the Issuer's products. In addition, reference should be made to disclosure under "Business of the Issuer - Description of Business and General Development" with respect to the Issuer's marketing plan.

Marketing Plans and Strategies

Management believes that the healthcare industry is currently undergoing significant transformations driven not by legislation, but by major purchasers of healthcare. One important element of this reform is the continuous effort on the part of healthcare providers to streamline routines and maximize efficiencies by eliminating labour intensive processes and reducing procedural costs without negative impact on the outcome of those procedures.

The Issuer's approach to serving the healthcare industry is to introduce cost effective systems. New and progressive concepts for healthcare industry supply and distribution will be continuously explored by the Issuer in order to assist end users in reducing and having better control over their costs. Although the Issuer expects to expand its growth in Canada, its primary focus will be to the U.S. market where it believes that the low Canadian dollar, low production cost and quick purchase order turnaround will enable it to enter into strategic business alliances with established North American marketing and distribution companies such as the distribution agreement entered into August 1997 between NHLC and Sysco Corporation.

Since the date of the IPO Prospectus, the Issuer has added the following key individuals to assist with its sales and marketing program:

     *   Gordon  John  Farrimond - Vice-President, Sales and Marketing,  and  a
                                   Director;
     *  Nancy Clark - Manager of Product Development; and
     *  John Stone - Vice-President, Mertex and Mertex-Plus Surgical Division.

(See "Business of the Issuer - Management" for details of related experience.)

Recent acquisitions have resulted in synergistic opportunities for sales and marketing and have provided distribution channels to a broader and more established market.

The Issuer advertises in trade magazines and has attended numerous trade and investment shows throughout North America. Since the date of its IPO Prospectus, the Issuer has expended $509,060 on administration costs to cover the Issuer's marketing program. The Issuer anticipates that over the next 12 months, $1,096,674 will be required to meet the costs of its marketing program which is designed to meet its stated business objectives, the major components of which are as follows:


          Marketing Component                               Monthly Cost

          Advertising                                         $ 10,160
          Brochures & Promotional                                5,000
          Conferences                                            2,000
          Samples                                                3,000
          Salaries & Consultants                                69,229
          Tradeshows                                             2,000
                                                              --------
          Total:                                              $ 91,389
                                                              ========

USE OF PROCEEDS

Funds Available

The Issuer will not receive any cash proceeds from, and no commission is payable by the Issuer in respect of, the issuance of the Units upon the exercise or deemed exercise of the Special Warrants, or the conversion or deemed conversion of the Convertible Notes or theconversion of the Convertible Debentures.

In January of this year the Issuer received net proceeds of $9,600,000 (the "SW Net Proceeds") from the issue and sale of the Special Warrants. After deduction of the Finder's commission of $344,400 (US$250,000) in respect of the CN Private Placement, the Issuer received net proceeds of $6,543,600
(US$4,750,000) (the "CN Net Proceeds") from the issue and sale of the Convertible Notes. The CN Net Proceeds were received on October 1, 1997, and none of these funds has been expended to date. The total net proceeds from the SW Private Placement and the CN Private Placement is $16,143,600 (the "Total Net Proceeds").

As at September 30, 1997, the Issuer has expended $6,606,383 of the SW Net Proceeds, as follows: $34,691 towards the expenses of the SW Private Placement, $962,942 towards the upgrade and installation of two additional automated feeders(1), $896,447 towards acquisition of the Liquid Division of Arjo Canada Inc.(2) ("Arjo"), $116,498 towards assimilation of Arjo's facilities with those of the Issuer, $100,000 towards severance paid to certain Arjo employees, $2,105,640 towards acquisition of the business and certain assets of, and advances to, Huntington Laboratories Gam-Med Division, Inc.(3), $300,000 in advances to Mercana Industries Ltd. against a registered general security agreement(4), $1,041,914 towards contributed share capital in NHLC(5), $87,600 towards general office computer equipment, $151,300 towards general fixed assets, and $809,351 in equipment lease payments(1).

          (1)  see "Business of the Issuer - Operations - Equipment".
          (2) see "Business of the Issuer - Acquisitions and Dispositions - Liquid Division of Arjo Canada Inc."
          (3) see "Business of the Issuer - Acquisitions and Dispositions - Huntington Laboratories Gam-Med Division".
          (4) see "Business of the Issuer - Acquisitions and Dispositions - Textile Rights".
          (5) see "Business of the Issuer - Description of Business and General Development".

After deduction of the foregoing expenses, the Issuer has approximately $2,993,617 remaining from the SW Net Proceeds.

Principal Purposes

The remaining SW Net Proceeds, together with the CN Total Proceeds, make available a total of $9,537,217 (the "Funds Available"), which are intended to be utilized by the Issuer as follows:

                                                                    Amount
(a)  To pay the balance of estimated costs
     of the SW Private Placement and this Prospectus:            $  43,000

(b)  To quarterly instalments of the loan repayment
     under the WEDD Agreement(1):                                  460,000

(c)  To upgrade and install additional automated
     robotic units(2):                                             250,000

(d)  To equipment lease payments(2):                             1,677,206

(d)  Reserved for acquisition of textile rights
     under the Importex Assignment:(3)                             100,000

(f)  To further NHLC contributed share capital(4):               1,028,086

(h)  Reserved for due diligence and potential
     acquisition expenses:                                       4,800,000

(i)  Reserved for working capital to fund
     ongoing operations:                                         1,178,925
                                                                ----------
     TOTAL:                                                     $9,537,217
                                                                ==========

     (1) See "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Federal Government".
     (2)  See "Business of the Issuer - Operations - Equipment".
     (3) See "Business of the Issuer - Acquisitions & Dispositions - Textile Rights".
     (4) See "Business of the Issuer - Description of Business and General Development".

Also see "Business of the Issuer - Stated Business Objectives".

In addition to the Funds Available, a further $133,017 is available pursuant to the WEDD Agreement. (See "Business of the Issuer - Summary and Analysis of Financial Operations".)

Any funds received upon the exercise of the PP Warrants, other share purchase warrants, and incentive stock options, or under the WEDD Agreement will be applied towards the Issuer's general working capital.

The board of directors of the Issuer is of the opinion that the funds available to the Issuer from the Offering will be sufficient to provide the Issuer with a reasonable opportunity of achieving its business objectives set out in "Business of the Issuer - Stated Business Objectives" herein.

The Issuer will spend the funds available to it to further completion of the Issuer's stated business objectives set out under "Business of the Issuer - Stated Business Objectives". There may be circumstances where, for sound business reasons, a reallocation of funds may be necessary in order for the Issuer to achieve its stated business objectives.

Conflicts of Interest

The proceeds received from the SW Private Placement will not be applied for the benefit of the Agent or any related party of the Agent apart from the proceeds utilized to pay the Agent's commission and expenses pursuant to the Agency Agreement.

RISK FACTORS

Investment in the securities offered under this Prospectus must be considered speculative. In addition to the other information contained in this Prospectus, a prospective investor should carefully consider the following factors:

(1) The market for the Issuer's products is highly competitive and subject to increasing competition based on price. The Issuer has a limited operating history and existing competitors may have greater financial and managerial resources, operating histories and name recognition. These competitors may be able to institute and sustain price wars, resulting in a reduction of the Issuer's share of the market and reduced price levels and profit margins. There can be no assurance that the market will consider the Issuer's products to be superior or equivalent to existing or future competitive products or that the Issuer will be able to adapt to evolving markets and technologies, develop new products, achieve and maintain technological advances or maintain a unit selling price competitive with other products. (See "Business of the Issuer - Market and Competition".)

(2) The Issuer's operations currently rely upon the two Tiromats with two robotic units for the assembly and packaging of the product.

(3) Receipt of the balance of the government financial assistance, and repayment of the total amounts received, as disclosed under the heading "Business of the Issuer - Summary and Analysis of Operations - Financial Assistance", are subject to certain conditions.

(4)  The  Issuer  is subject to government regulations in the jurisdictions  in
     which  it  distributes  its  products.   Future  changes  in  governmental
     regulations may have an adverse impact on the operations of the Issuer.

(5) The Issuer currently has 12,474,331 Shares issued and outstanding. After giving effect to the issue of the Shares issuable upon the exercise of the Special Warrants, there will be an additional 1,637,000 Shares outstanding. In addition, there are or will be outstanding options and warrants to acquire a minimum of 3,980,154 Shares. (See "Share and Loan Capital - Fully Diluted Share Capital".)

(6) Neither the Issuer nor Excelco has filed an application for patent or copyright protection relating to the Robotic Technology.

(7) The Issuer is dependent upon the personal efforts and commitment of its management team. The loss of senior management personnel may adversely affect the Issuer. Upon such loss, other individuals would be required to manage and operate the business and there is no assurance that individuals with suitable qualifications could be found.

(8) The Issuer's business may be affected by other factors beyond its control, such as economic recessions and adverse fluctuations in foreign exchange rates.

(9) The Issuer has not paid dividends in the past and does not anticipate paying dividends in the near future. The MG Agreement and the WEDD Agreement place certain restrictions on the payment of dividends by the Issuer. (See additional disclosure under "Business of the Issuer - Summary and Analysis of Financial Operations".)

(10) The Issuer has a limited operating history. The Issuer's ability to meet market demand will be a critical factor in the Issuer's success.

(11) Certain of the Issuer's directors and officers may serve as directors or officers, or have shareholdings in other companies and accordingly, conflicts of interest may arise. Reference should be made to specific disclosure under "Payments to Insiders and Promoters - Related Party Transactions". All such possible conflicts will be disclosed and handled in accordance with the requirements of the Corporations Act (Manitoba).

(12) The Issuer's business utilizes a new technology that is being developed for the purpose of the Issuer's business. Accordingly, the Issuer is subject to risks associated with start-up companies, including start-up losses, uncertainty of revenues, markets and profitability and the necessity of additional funding. In addition, the technology acquired by the Issuer and being developed by the Issuer has not yet been proved in a production environment on an ongoing basis.

(13) The evolving nature of the healthcare industry in North America in terms of cost containment is leading to changing purchasing practices amongst purchasers at various institutions. This change in purchasing environment (i.e. towards a more centralized buying approach) may put additional pressure on the Issuer to compete on a price basis in order to achieve adequate market penetration and maintain customer loyalty. There can be no assurances that the Issuer will be able to implement its business strategy with its current pricing structure.

DIRECTORS, OFFICERS AND PROMOTERS

Name, Address, Occupation and Security Holdings

As at September 30, 1997, the names and municipality of residence of each of the directors, officers and promoters of the Issuer (including its operating subsidiaries), their principal occupations, and their respective ownership of shares of the Issuer are as follows:



Name and Municipality    Principal            Shares            Percentage
   of Residence          Occupationn        Beneficially          of Share
                                            Owned or Over      Ownership on
                                            Which Control or    Completion of
                                             Direction is       Offering(1)
                                              Exercised

MAHMOOD (MAC) JAMSHIDI            President     3,600          4.92%
SHAHSAVAR(3)                      and Chief    trading
Winnipeg, Manitoba                Executive    690,000
President, Chief Executive        Officer       escrow
Officer, Director and Promoter    of the
of the Issuer; President,         Issuer
ecretary, Treasurer & Director    since
of NHMC US; President &           August
Director of NCP.                  1993;
                                  President
                                  and Chief
                                  Executive
                                  Officer
                                  of
                                  Excelco
                                  Systems
                                       Inc., a
                                       developer
                                       of
                                       robotic
                                       packaging
                                       equipment
                                       , since
                                       April
                                       1991.(4)

     JACK TAPPER                       Vice-          Nil            Nil
     Winnipeg, Manitoba                President
     Vice-President and Chief          and Chief
     Financial Officer of the          Financial
     Issuer.                           Officer
                                       of the
                                       Issuer
                                       since
                                       July
                                       1997.
                                       Previousl
                                       y, he was
                                       an
                                       associate
                                       in a
                                       public
                                       accountin
                                       g firm
                                       since
                                       1979.

     REGINALD ADRIAN EBBELING          Chairman      15,000         0.11%
     Winnipeg, Manitoba                of the       trading
     Chairman of the Board &           Board of
     Director of the Issuer            the
                                       Issuer
                                       since
                                       January
                                       1995.(4)

     MORTEZA SEYED TORABIAN            Executive    345,095         3.30%
     Surrey, British Columbia          Vice-        trading
     Executive Vice-President,         President    120,000
     Director and Promoter of the      of the        escrow
     Issuer                            Issuer
                                       since
                                       February
                                       1997;
                                       previousl
                                       y, Vice-
                                       President
                                       of the
                                       Issuer
                                       (August
                                       1993 to
                                       February
                                       1997).(4)

     ALICE ELAINE AFFLECK*             Controlle    147,200         1.61%
     Winnipeg, Manitoba                r and        trading
     Secretary-Treasurer & Director    Manager       80,000
     of the Issuer; Secretary of       of            escrow
     NCP.                              Administr
                                       ation for
                                       the
                                       Issuer
                                       since
                                       August
                                       1993.(4)

     ROBERT ALEXANDER JACKSON          Principal     2,900          0.37%
     Unionville, Ontario               of           trading
     Executive Vice-President and      Jackson       50,000
     Director of the Issuer            Associate     escrow
                                       s, which
                                       has
                                       provided
                                       sales and
                                       marketing
                                       consultin
                                       g
                                       services
                                       to the
                                       Issuer
                                       since
                                       June
                                       1995.(4)


     ROSS SCAVUZZO                     Since          Nil            Nil
     Mississauga, Ontario              July
     Director of the Issuer            1994, Mr.
                                       Scavuzzo
                                       has been
                                       the
                                       President
                                       of Arjo
                                       Canada
                                       Inc., a
                                       supplier
                                       and
                                       manufactu
                                       rer of
                                       patient
                                       hygiene
                                       and life-
                                       transfer
                                       devices.
                                       Mr.
                                       Scavuzzo
                                       was the
                                       Vice-
                                       President
                                       Sales and
                                       Marketing
                                       of the
                                       Hospital
                                       Supply
                                       Division
                                       of Baxter
                                       Corporati
                                       on from
                                       December
                                       1992 to
                                       June
                                       1994, and
                                       the Vice-
                                       President
                                       Sales,
                                       General
                                       Manager
                                       of the
                                       Canlab
                                       Division
                                       of Baxter
                                       Corporati
                                       on from
                                       November
                                       1987
                                       through
                                       November
                                       1992.
                                       Previous
                                       sales and
                                       marketing
                                       positions
                                       have been
                                       held with
                                       Dow-
                                       Corning
                                       Wright
                                       and
                                       American
                                       Hospital
                                       Supply
                                       Canada
                                       Inc.

     GORDON JOHN FARRIMOND*            Vice-         10,600         0.08%
     Indian River, Ontario             President    trading
     Vice-President Sales and          Sales and
     Marketing and Director of the     Marketing
     Issuer                            of the
                                       Issuer
                                       since May
                                       1996.(4)

     ARISTOTLE (TELLY) JOHN MERCURY*   Since        145,498         1.03%
     Winnipeg, Manitoba                July 1,      trading
     Director of the Issuer            1964, Mr.
                                       Mercury
                                       has been
                                       a partner
                                       of
                                       Aikins,
                                       MacAulay
                                       &
                                       Thorvalds
                                       on,
                                       Barrister
                                       s &
                                       Solicitor
                                       s.

     JANICE MARIE JAMSHIDI             Vice-       4,271,805      31.12%(2)
     SHAHSAVAR(3)                      President   trading(2)
     Winnipeg, Manitoba                , Human      120,000
     Vice-President Human Resources    Resources     escrow
     of the Issuer                     of the
                                       Issuer
                                       since
                                       August
                                       1993.(4)

     JOHN RYRIE STONE                  Vice-         9,000          0.06%
     Warsaw, ON                        President    trading
     Vice-President, Mertex and        , Mertex
     Mertex Plus Surgical Division     and
     of the Issuer                     Mertex
                                       Plus
                                       Surgical
                                       Division
                                       of the
                                       Issuer
                                       since
                                       February,
                                       1997.(4)

     DARRELL WAYNE VAN DYKE            Vice           Nil            Nil
     Libertyville, Illinois, U.S.A.    President
     Vice President of NHMC US         of NHMC
                                       US since
                                       February
                                       1997.(4)

     RICHARD J. JOHNSON                Vice           Nil            Nil
     Brampton, ON                      President
     Vice President of NCP             of NCP
                                       since
                                       February,
                                       1997.(4)

*    Member of the audit committee.
(1) Including the PP Shares to be distributed under this Prospectus, but excluding the Shares which may be issued upon the exercise of the PP Warrants (see "Details of the Offering"), other share purchase warrants and incentive stock options (see "Share and Loan Capital - Options and Other Rights to Purchase Securities").
(2) All of which are registered in the name of Excelco, a company which is 100% owned by Janice Shahsavar, and such shares will represent 30.27% of the Issuer's issued and outstanding shares on completion of the Offering.
(3) As Mac Shahsavar and Janice Shahsavar are married, they are deemed to be "associates" as defined in the Securities Act (British Columbia).
(4) For additional occupational history, see "Business of the Issuer - Management".

Aggregate Ownership of Securities

As of the date hereof, and assuming exercise or deemed exercise of the Special Warrants and the Agent's Special Warrants, but excluding the issuance of the PP Warrant Shares, the Importex Warrant Shares and the CD Shares, the aggregate number of Shares that are beneficially owned, or directly or indirectly controlled, by all directors, officers and other members of Management of the Issuer as a group will be 6,130,698 Shares, representing approximately 43.45% of the issued and outstanding Shares on completion of the Offering. The directors, officers and other members of Management did not purchase any Special Warrants under the SW Private Placement or the Convertible Notes under the CN Private Placement.

Corporate Cease Trade Orders or Bankruptcies

No director, officer or promoter of the Issuer is or has been, within the preceding five years, a director, officer or promoter of any other issuer that, while that person was acting in that capacity:

(a) was the subject of a cease trade order or similar order or an order that denied the Issuer access to any statutory exemptions for a period of more than 30 consecutive days, or

(b) was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement, or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Penalties or Sanctions

No director, officer or promoter of the Issuer is or has, within the past ten years, been subject to any penalties or sanctions imposed by a court or securities regulatory authority relating to trading in securities, promotion or management of a publicly traded issuer, or theft or fraud.

Individual Bankruptcies

No director, officer or promoter of the Issuer is or has, within the preceding five years, been declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement, or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Conflicts of Interest

Certain of the directors, officers and shareholders of the Issuer are also directors, officers and shareholders of other companies, and conflicts of interest may arise between their duties as directors of the Issuer and directors of other companies. Reference should be made to specific disclosure under "Payments to Insiders and Promoters - Related Party Transactions". All such possible conflicts will be disclosed in accordance with the requirements of The Corporations Act (Manitoba) and the directors concerned will govern themselves in respect thereof to the best of their ability in accordance with the obligations imposed on them by law.

INDEBTEDNESS OF DIRECTORS, OFFICERS, PROMOTERS AND MANAGEMENT

No director, officer, promoter or member of management of the Issuer, or any of their respective associates or affiliates, is or has been indebted to the Issuer since the commencement of its 1995 financial year to date.

PAYMENTS TO INSIDERS AND PROMOTERS

Executive Compensation

For purposes of this section, "executive officer" of the Issuer means an individual who at any time during the year was the chairman or a vice-chairman of the board of directors, where such person performed the functions of such office on a full-time basis, the president, any vice-president in charge of a principal business unit such as sales, finance or production, or any officer of the Issuer or of a subsidiary or other person who performed a policy-making function in respect of the Issuer.

The following table is a summary of the compensation accrued and/or paid by the Issuer to its six executive officers during each of the years ended June 30, 1995, 1996 and 1997:


                                Ann     Long Term
                                ual   Compensation
                                Com
                                pen
                                sat
                                ion

                                                Awar  Payouts
                                                 ds

Name and           Period       Sal  Bo  Other  Secu  Restrict  LTIP( All Other
Principal                       ary  nu  Annua  riti  ed        1)    Compensa-
Position                        ($)  s   l       es   Shares          tion
                                     ($  Compe  Unde  of        Pay
                                     )   nsa-    r    Res       out
                                         tion   Opti  tricted   s
                                         ($)    ons(  Share     ($)
                                                 1)   Units
                                                      ($)
                                                Gran
                                                ted(
                                                 #)
MAHMOOD (MAC)    Year Ended J   $60, Nil Nil    370,  Nil       Nil   Nil
JAMSHIDI         une 30, 1995   000  Nil Nil    000   Nil       Nil   Nil
SHAHSAVAR        Year Ended J   (2)  Nil Nil    Nil   Nil       Nil   Nil
Chief Executive  une 30, 1996   $120            Nil
Officer and      Year Ended J   ,00
President        une 30, 1997   0(2
                                )
                                $120
                                ,00
                                0(2
                                )

MORTEZA SEYED    Year Ended J   $48, Nil Nil    117,  Nil       Nil   Nil
TORABIAN         une 30, 1995   000  Nil Nil    829   Nil       Nil   Nil
Executive Vice-  Year Ended J   (2)  Nil Nil    Nil   Nil       Nil   Nil
President        une 30, 1996   $72,            102,
                 Year Ended J   000             950
                 une 30, 1997   (2)
                                $72,
                                000
                                (2)

REGINALD ADRIAN  Year Ended J   $18, Nil Nil    30,0  Nil       Nil   Nil
EBBELING         une 30, 1995   195  Nil Nil    00    Nil       Nil   Nil
Chairman of the  Year Ended J   $36, Nil Nil    Nil   Nil       Nil   Nil
Board            une 30, 1996   000             5,00
                 Year Ended J   $36,            0
                 une 30, 1997   000

GORDON JOHN      Year Ended J   Nil  Nil Nil    30,0  Nil       Nil   Nil
FARRIMOND        une 30, 1995   Nil  Nil Nil    00    Nil       Nil   Nil
Vice-President   Year Ended J   Nil  Nil Nil    Nil   Nil       Nil   Nil
Sales and        une 30, 1996                   17,5
Marketing        Year Ended J                   00
                 une 30, 1997

ALICE ELAINE     Year Ended J   $32, Nil Nil    80,0  Nil       Nil   Nil
AFFLECK          une 30, 1995   683  Nil Nil    00    Nil       Nil   Nil
Secretary-       Year Ended J   $30, Nil Nil    Nil   Nil       Nil   Nil
Treasurer        une 30, 1996   000             15,0
                 Year Ended J   $30,            00
                 une 30, 1997   000

JANICE           Year Ended J   $23, Nil Nil    100,  Nil       Nil   Nil
SHAHSAVAR        une 30, 1995   500  Nil Nil    000   Nil       Nil   Nil
Vice-President,  Year Ended J   $56, Nil Nil    Nil   Nil       Nil   Nil
Human Resources  une 30, 1996   400             Nil
                 Year Ended J   $56,
                 une 30, 1997   400

ROBERT JACKSON   Year Ended J   $16, Nil Nil    30,0  Nil       Nil   Nil
Executive Vice-  une 30, 1995   000  Nil Nil    00    Nil       Nil   Nil
President        Year Ended J   $78, Nil Nil    Nil   Nil       Nil   Nil
                 une 30, 1996   000             12,5
                 Year Ended J   $78,            00
                 une 30, 1997   000

DARRELL VAN      Year Ended J   Nil  Nil Nil    Nil   Nil       Nil   Nil
DYKE             une 30, 1995   Nil  Nil Nil    Nil   Nil       Nil   Nil
Vice-President   Year Ended J   $56, Nil Nil    20,0  Nil       Nil   Nil
of NHMC US       une 30, 1996   700             00
                 Year Ended J
                 une 30, 1997

RICHARD JOHNSON  Year Ended J   Nil  Nil Nil    Nil   Nil       Nil   Nil
Vice-President   une 30, 1995   Nil  Nil Nil    Nil   Nil       Nil   Nil
of NCP           Year Ended J   $14, Nil Nil    22,0  Nil       Nil   Nil
                 une 30, 1996   875             00
                 Year Ended J
                 une 30, 1997

JOHN STONE       Year Ended J   Nil  Nil Nil    Nil   Nil       Nil   Nil
Vice-President   une 30, 1995   Nil  Nil Nil    Nil   Nil       Nil   Nil
Mertex and       Year Ended J   $7,5 Nil Nil    10,0  Nil       Nil   Nil
Mertex Plus      une 30, 1996   00              00
Surgical         Year Ended J
Division         une 30, 1997

(1) "LTIP" or "long term incentive plan" means any plan which provides compensation intended to serve as incentive for performance to occur over a period longer than one financial year, but does not include option or stock appreciation right plans.
(2) Although Mr. Shahsavar has not been paid any compensation by the Issuer, salary in the aggregate amount of $300,000 has accrued but not yet been paid. In addition, Morteza Seyed Torabian has been paid $138,000 by the Issuer,leaving a balance of $54,000 accrued and owing.

The Issuer does not anticipate a material change in the compensation of its executive officers during the 12 months following the date of this prospectus.

The Issuer granted the following incentive stock options to its Executive Officers during its most recently completed financial year ended June 30, 1997:

       OPTION GRANTS DURING THE YEAR ENDED JUNE 30, 1997
                                                     Market Va
                  Securities                Exerc    lue of
                    Granted    % of Total   ise      Securitie
                     Under       Options     or      s           Expiration
    Name            Options    Granted to   Base     Underlyin     Date
                    Granted     Employees   Price    g
                                in Twelve            Options o
                                  Month              n
                                 Period              Date of G
                                                     rant
Morteza Seyed      94,000         19.0%     $3.81     $4.55      August 11, 2001
Torabian           8,950                    $6.13     $6.00      June 3, 2002

Reginald Adrian    5,000           0.9%     $3.81     $4.55      August 11, 2001
Ebbeling

Gordon John        10,000          3.3%     $3.81     $4.55      August 11, 2001
Farrimond          7,500                    $6.13     $6.00      June 3, 2002

Robert Jackson     5,000           2.3%     $3.81     $4.55      August 11, 2001
                   7,500                    $6.13     $6.00      June 3, 2002

Darrell Van Dyke   20,000          3.7%     $6.13     $6.00      June 3, 2002

Richard Johnson    22,000          4.1%     $6.13     $6.00      June 3, 2002

John Stone         10,000          1.9%     $6.13     $6.00      June 3, 2002

The following table sets out incentive stock options exercised by Executive Officers during the fiscal year ended June 30, 1997, as well as the value of stock options held by Executive Officers at June 30, 1997:

                    AGGREGATED OPTION EXERCISES DURING THE
           YEAR ENDED JUNE 30, 1997 AND OPTION VALUES
                AS AT THE JUNE 30, 1997 YEAR END
          Name              Securities     Aggregate  Unexercis      Value of
                             Acquired        Value        ed       Unexercised
                            on Exercise    Realized(   Options     in-the-Money
                                (#)           1)       at Year      Options at
                                                       End (#)     Year End(2)
                                                      Exercisab    Exercisable
                                                          le
Mahmood (Mac) Jamshidi                Nil        Nil     370,000      $1,942,500
Shahsavar

Morteza Seyed Torabian                Nil        Nil     220,779      $1,122,126

Reginald Adrian Ebbeling         6,000 on    $12,900      29,000      $  152,250
                                 07/26/96

Gordon John Farrimond                 Nil        Nil      47,500      $  218,400

Alice Elaine Affleck            20,000 on   $118,000      75,000      $  323,400
                                 12/02/96

Janice Shahsavar                      Nil        Nil     100,000      $  525,000

Robert Jackson                   2,000 on    $ 4,200      30,500      $  175,150
                                 10/09/96    $30,100
                                 7,000 on    $ 2,880
                                 11/21/96
                                 3,000 on
                                 04/14/97

Darrell Van Dyke                      Nil        Nil      20,000      $   22,400

Richard Johnson                       Nil        Nil      22,000      $   24,640

John Stone                            Nil        Nil      10,000     $    11,200

     (1) Based on the closing market price for the Shares on the Exchange as at the respective exercise date.
     (2) Based on the closing market price for the Shares on the Exchange of $7.25.

Other than as disclosed above, there is no pension or other plan pursuant to which cash or non-cash compensation was paid or distributed to the Executive Officers during the year ended June 30, 1997.

The Executive Officers have not received any other compensation from the Issuer.

The Issuer has no compensatory plan or arrangement in respect of compensation received or that may be received by the Executive Officers in the Issuer's most recently completed or current financial year to compensate such Executive Officers in the event of the termination of employment (resignation, retirement, change of control) or in the event of a change in responsibilities following a change in control, where in respect of the Executive Officers the value of such compensation exceeds $100,000.

Compensation of Directors

None of the directors of the Issuer, in their role as directors, have received any remuneration, other than reimbursement for travel and other out-of-pocket expenses incurred for the benefit of the Issuer during the most recently completed financial year ended June 30, 1997. Although the Issuer does not presently have any non-cash compensation plans for its directors; it is considering paying non-cash compensation during the current financial year in addition to the granting of stock options. However, the particulars of such non-cash compensation have not yet been determind. (See "Share and Loan Capital - Options and Other Rights to Purchase Securities - Incentive Stock Options".)

Related Party Transactions

Ross Scavuzzo, a director of the Issuer, was the President of Arjo and a director of the Issuer at the time the Issuer entered into an agreement with Arjo whereby the Issuer has acquired Arjo's Liquid Division. (See "Business of the Issuer - Acquisitions and Dispositions - Liquid Division of Arjo Canada Inc.")

Janice Shahsavar, the Vice-President, Human Resources, of the Issuer, owns 100% of the issued and outstanding shares of Excelco. In addition, Mahmood (Mac) Shahsavar, the President, Chief Executive Officer, Promoter and a director of the Issuer, is the President and Chief Executive Officer of Excelco. The Issuer has entered into an agreement whereby Excelco has granted to the Issuer the right to use certain Robotic Technology. (See "Business of the Issuer - Acquisitions and Dispositions - Robotic Technology License Agreement".)

See "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Manitoba Government" for information relating to certain restrictions and obligations placed upon Mahmood (Mac) Shahsavar and Janice Shahsavar in order to provide security to MDC pursuant to the MG Agreement.

Darrell Wayne Van Dyke, Vice President of NHMC US, was General Manager of Huntington Laboratories Gam-Med Division, Inc. ("Gam-Med") at the time that the Issuer entered into an agreement with Gam-Med whereby the Issuer acquired the on-going business and certain assets of Gam-Med. (See "Business of the Issuer
-  Acquisitions  and Dispositions - Huntington Laboratories  Gam-Med  Division,
Inc.)

Except as disclosed herein, since the date of incorporation of the Issuer, no insider of the Issuer or any associate or affiliate of such insider has been materially interested in any transaction of the Issuer, nor is any such person interested in any proposed transaction which has materially affected or would materially affect the Issuer.


SHARE AND LOAN CAPITAL

Existing and Proposed Share Capital

The authorized capital of the Issuer consists of an unlimited number of Shares. The following table sets out the Issuer's outstanding share capital, including the Shares to be distributed under this Prospectus, as of the most recent month end.

                                            Number of   Price Per      Total
                                             Issued      Security   Considerati
                                           Securities                  on(3)
Issued as of September 30, 1997             12,474,331     N/A      $11,433,351
                                                   (2)

Offering(1):
Issuable on Exercise of the Special
Warrants                                    1,509,000    $6.00     $ 8,890,936
Issuable on Exercise of the Agent's
Special Warrants                              128,000     N/A              N/A

Total upon completion of the Offering       14,111,331     N/A      $20,324,287
                                                   (2)

(1) Including the SW Shares issuable on exercise of the unexercised balance of the Special Warrants and the Agent's Shares, but excluding the PP Warrant Shares and the CD Shares. (See "Details of the Offering".)
(2) Including the 1,180,000 Shares held in escrow. (See "Share and Loan Capital - Escrow Shares".)
(3)  Net of issue costs.  (See Note 12 to the Financial Statements.)

Loan Capital


Designation of Security      Amount Authori    Amount Outstan   Amount Outstand
                             zed               ding as          ing as
                             or to be Autho    of June 30, 19   of September 30
                             rized             97               , 1997
Shareholders'  and               N/A            $2,064,770        $6,168,474
Directors Loans(1)

Lease Agreements(2)              Nil            $7,223,537        $6,811,558

Long-term Debt(3)                Nil            $3,267,326        $3,828,306

(1) As at September 30, 1997, the Issuer has received non-interest bearing shareholder loans totalling $1,168,474 (the "Shareholders Loans"), comprised as to $1,012,978 from Excelco, $155,496 from Inscoca, which loans have no fixed terms of repayment. The terms of certain loans received by the Issuer under the MG Agreement and the WEDD Agreement require that the Issuer obtain the consent of the Ministers of the WEDP and the MDC prior to the repayment of the Shareholders Loans. The loan under the MG Agreement is secured. (See "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance" and "Payments to Insiders and Promoters - Related Party Transactions".)
(2) The Lease Agreements amounts reflect the total lease obligation and not just the long-term portion. (See "Business of the Issuer - Operations - Equipment".)
(3) The long-term debt reflects a $1,654,180 unsecured, non-interest bearing loan from the WEDD, repayable quarterly commencing December 1, 1997 and ending December 1, 1999, and the $2,174,000 MG Loan, bearing interest at a rate charged by the Province of Manitoba to its Crown Corporations for borrowings amortized over a ten year period (currently 8%), secured by a first fixed charge against certain lands, buildings and equipment (The loans are repayable as disclosed under the heading "Business of the Issuer
     - Summary and Analysis of Financial Operations - Financial Assistance".)

Options and Other Rights to Purchase Securities

As at September 30, 1997, the Issuer has granted various persons rights to purchase or acquire an aggregate of 3,980,154 Shares (exclusive of the SW Shares and the Agent's Shares), comprised as follows and as more particularly described in this section:
                                                                    No. Shares

     (a)  to be issued on exercise of incentive stock options:       1,267,154
     (b)  to be issued on exercise of the July/96 Warrants:            835,000
     (c)  to be issued on exercise of the SW Warrants:               1,600,000
     (d)  to be issued on exercise of the Agent's Warrants:            128,000
     (e)  to be issued on exercise of the Importex Warrants:           150,000
                                                                     ---------
          Total:                                                     3,980,154
                                                                     =========

In addition, on October 1, 1997 the Issuer granted various persons the right to purchase to acquire further Shares upon the conversion of the Convertible Debentures and the CN Warrants, the number of which cannot be calculated until the deemed price per CD Share and CN Warrant Share has been determined. See "Details of the Offering - CN Private Placement").

As at September 30, 1997, the closing market price of the Shares on the Exchange was $6.05 per Share.

Incentive Stock Options

The following table sets forth details, as at September 30, 1997, of the incentive stock options entitling the holders to purchase an aggregate of 1,267,154 Shares of the Issuer:


  Name of          No. of  Date of     Exerc    Expiry      Market     Market
 Optionees        Shares   Grant       ise      Date        Value      Value
                  Subject              Price                of Shares  on Sept
                  to                                        on         ember
                  Option                                    Date of    30, 1997
                                                            Grant
Mahmood (Mac)     370,000  June 29,    $2.00    Nov. 30,    n/a(2)     $6.05
Shahsavar(1)               1995                 2000

Seyed             107,829  June 29,    $2.00    Nov. 30,    n/a(2)     $6.05
Torabian(1)       94,000   1995        $3.81    2000        $4.55
                  8,950    Aug. 12,    $6.13    Aug. 11,    $6.00
                           1996                 2001
                           June 3,              June 3,
                           1997                 2002

Janice Shahsavar  100,000  June 29,    $2.00    Nov. 30,    n/a(2)     $6.05
                           1995                 2000

Alice Elaine      60,000   June 29,    $2.00    Nov. 30,    n/a(2)     $6.05
Affleck(1)        15,000   1995        $6.13    2000        $6.00
                           June 3,              June 3,
                           1997                 2002

Robert            16,000   June 29,    $2.00    Nov. 30,    n/a(2)     $6.05
Jackson(1)        5,000    1995        $3.81    2000        $4.55
                  7,500    Aug. 12,    $6.13    Aug. 11,    $6.00
                           1996                 2001
                           June 3,              June 3,
                           1997                 2002

Reginald          12,000   June 29,    $2.00    Nov. 30,    n/a(2)     $6.05
Ebbeling(1)       5,000    1995        $3.81    2000        $4.55
                           Aug. 12,             Aug. 11,
                           1996                 2001

Gordon            30,000   June 29,    $2.00    Nov. 30,    n/a(2)     $6.05
Farrimond(1)      10,000   1995        $3.81    2000        $4.55
                  7,500    Aug. 12,    $6.13    Aug. 11,    $6.00
                           1996                 2001
                           June 3,              June 3,
                           1997                 2002

Aristotle         30,000   June 29,    $2.00    Nov. 30,    n/a(2)     $6.05
(Telly)                    1995                 2000
Mercury(1)

Alex Tsakumis     29,500   June 29,    $2.00    Nov. 30,    n/a(2)     $6.05
                  15,000   1995        $3.81    2000        $4.55
                  15,000   Aug. 12,    $6.13    Aug. 11,    $6.00
                           1996                 2001
                           June 3,              June 3,
                           1997                 2002

Eve Torabian      30,000   June 29,    $2.00    Nov. 30,    n/a(2)     $6.05
                           1995                 2000

Ross Scavuzzo(1)  20,000   June 29,    $2.00    Nov. 30,    n/a(2)     $6.05
                           1995                 2000

Pat Paterson      5,000    Aug. 12,    $3.81    Aug. 11,    $4.55      $6.05
                  22,000   1996        $6.13    2001        $6.00
                           June 3,              June 3,
                           1997                 2002

Bill C.K. Lim     5,000    Aug. 12,    $3.81    Aug. 11,    $4.55      $6.05
                  15,000   1996        $6.13    2001        $6.00
                           June 3,              June 3,
                           1997                 2002

Nancy Clark       5,000    Aug. 12,    $3.81    Aug. 11,    $4.55      $6.05
                  15,000   1996        $6.13    2001        $6.00
                           June 3,              June 3,
                           1997                 2002

Simona Sordi      3,125    Aug. 12,    $3.81    Aug. 11,    $4.55      $6.05
                           1996                 2001

Dominic Marrai    5,000    Aug. 12,    $3.81    Aug. 11,    $4.55      $6.05
                  7,500    1996        $6.13    2001        $6.00
                           June 3,              June 3,
                           1997                 2002

Darrell Van Dyke  20,000   June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

Rick Johnson      19,250   June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

Joseph Gillies    15,000   June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

Monique           15,000   June 3,     $6.13    June 3,     $6.00      $6.05
Desrosiers                 1997                 2002

Carol Scott       15,000   June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

Darren Van Dyke   7,500    June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

Dexter Talwar     11,000   June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

May M. Alibango   15,000   June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

Carmelita Smith   11,000   June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

John Stone        10,000   June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

Ron Gibson        3,500    June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

Jeff R.           3,500    June 3,     $6.13    June 3,     $6.00      $6.05
Broadfoot                  1997                 2002

Cecilia S. Chong  3,500    June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

Claudette C.      3,500    June 3,     $6.13    June 3,     $6.00      $6.05
Kartinen                   1997                 2002

James R.          3,500    June 3,     $6.13    June 3,     $6.00      $6.05
Scrapneck                  1997                 2002

John Sousa        3,500    June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

Larissa A.        3,500    June 3,     $6.13    June 3,     $6.00      $6.05
McCutcheon                 1997                 2002

Doug J. Stiff     3,500    June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

Daniel D.         2,000    June 3,     $6.13    June 3,     $6.00      $6.05
Midwinter                  1997                 2002

Virgil C.         2,000    June 3,     $6.13    June 3,     $6.00      $6.05
Catacutan                  1997                 2002

Agustin Bangsal   2,000    June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

Ricardito         2,000    June 3,     $6.13    June 3,     $6.00      $6.05
Bangsal                    1997                 2002

Cherry Licup      2,000    June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

Lucia Pascual     2,000    June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

Teresita N.       2,000    June 3,     $6.13    June 3,     $6.00      $6.05
Ramos                      1997                 2002

Flordeliza B.     2,000    June 3,     $6.13    June 3,     $6.00      $6.05
Reyes                      1997                 2002

Matilde O.        2,000    June 3,     $6.13    June 3,     $6.00      $6.05
Tahimic                    1997                 2002

Mary Jane A.      2,000    June 3,     $6.13    June 3,     $6.00      $6.05
Parango                    1997                 2002

Lina Sawit        2,000    June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

Anna Liza         2,000    June 3,     $6.13    June 3,     $6.00      $6.05
Encarnacion                1997                 2002

Rufina Platon     2,000    June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

Caridad E.        2,000    June 3,     $6.13    June 3,     $6.00      $6.05
Padernal                   1997                 2002

Carolina P.       2,000    June 3,     $6.13    June 3,     $6.00      $6.05
Bercasio                   1997                 2002

Roman A.          2,000    June 3,     $6.13    June 3,     $6.00      $6.05
Gonzales                   1997                 2002

Aurora Trinidad   2,000    June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

Ma Merlyn         2,000    June 3,     $6.13    June 3,     $6.00      $6.05
Alibango                   1997                 2002

Mildred Nario     2,000    June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

Troy O. Grantham  2,000    June 3,     $6.13    June 3,     $6.00      $6.05
                           1997                 2002

     (1)  Directors of the Issuer.
     (2) There was no market for the Shares when the June 29, 1995 stock options were granted. The exercise price was based on the public offering price under the Issuer's IPO Prospectus.

The options have been granted as incentives and not in lieu of any compensation for services, and are subject to cancellation should the optionee cease to act in a designated capacity.

See "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Manitoba Government" for information relating to certain restrictions and obligations placed upon Mahmood (Mac) Shahsavar and Janice Shahsavar with respect to the exercise of their incentive stock options and the sale, transfer, assignment or other disposition of their stock options or shares issued to them upon exercise of their stock options.

July/96 Special Warrants

Upon the deemed exercise of 905,000 special warrants (the "July/96 Special Warrants") originally issued on a private placement basis (the "July/96 Private Placement") on July 31, 1996, 905,000 share purchase warrants (the "July/96 Warrants") were issued August 1, 1997. A total of 835,000 of the July/96
Warrants remain outstanding, pursuant to the conditions set out in the agreement, dated July 31, 1996 (the "July/96 Warrant Indenture") among the Issuer and the Trustee which provides for the terms and conditions of the creation, issuance and exercise of the July/96 Warrants:


      Name                       Number of      Exercise    Market    Expiry Da
                                 Shares         Price      Value of   te
                                 Available                  Shares
                                 Upon Exercise               as at
                                                            Date of
                                                           Acquisiti
                                                             on(1)
BPI Canadian Small Companies     500,000        $3.50        $4.40    February
Fund                                                                  2, 1998

Origin Capital Investment Club   200,000        $3.50        $4.40    February
                                                                      2, 1998

Xerxes Venture Capital Fund       35,000        $3.50        $4.40    February
Ltd.                                                                  2, 1998

Montreal Trust Company of        100,000        $3.50        $4.40    February
Canada for A/C 75410002                                               2, 1998

(1) As at the date of closing of the July/96 Private Placement. At the time the July/96 Private Placement was announced the market value was $3.40.

SW Warrants

In connection withthe SW Private Placement, Special Warrants were issued exercisable into Units, which Units included SW Warrants. As of the date of this Prospectus, 91,000 Special Warrants have been exercised, resulting in the issuance of 91,000 SW Warrants. A total of 1,600,000 Shares are issuable upon exercise SW Warrants, as follows.


      Name                   Number of   Exercise  Market Value of   Expiry Dat
                             Shares      Price     Shares            e
                             Available             as at Date of
                             Upon Exerc             Acquisition(1)
                             ise
BPI Canadian Small           1,050,000   $7.00        $7.60          July 8, 19
Companies Fund (A/C #5419-                                           98
2616001)

BPI Canadian Small           100,000     $7.00        $7.60          July 8, 19
Companies Fund (A/C #5419-                                           98
2076601)

Donald D. Sharp               40,000     $7.00        $7.60          July 8, 19
                                                                     98

Gibralt Holdings Ltd.         34,000     $7.00        $7.60          July 8, 19
                                                                     98

Roberto D. Chu                17,000     $7.00        $7.60          July 8, 19
                                                                     98

Diana Risling                 17,000     $7.00        $7.60          July 8, 19
                                                                     98

Sherman Yee, Ltd.             17,000     $7.00        $7.60          July 8, 19
                                                                     98

John Heras                    34,000     $7.00        $7.60          July 8, 19
                                                                     98

T.R. Lankester                17,000     $7.00        $7.60          July 8, 19
                                                                     98

Hepplewood Design Limited    100,000     $7.00        $7.60          July 8, 19
                                                                     98

Barry D. McKnight             36,000     $7.00        $7.60          July 8, 19
                                                                     98

Elizabeth Anne McKnight       17,000     $7.00        $7.60          July 8, 19
                                                                     98

Barry McMillan                17,000     $7.00        $7.60          July 8, 19
                                                                     98

Dave McMillan                 36,000     $7.00        $7.60          July 8, 19
                                                                     98

Vito Enterprises Ltd.         17,000     $7.00        $7.60          July 8, 19
                                                                     98

Frank Mauro                   17,000     $7.00        $7.60          July 8, 19
                                                                     98

Paymon Trading Inc.           17,000     $7.00        $7.60          July 8, 19
                                                                     98

P. Nancy Clark                17,000     $7.00        $7.60          July 8, 19
                                                                     98

(1) As at the date of closing of the SW Private Placement. At the time the SW Private Placement was announced the market value was $7.40.

Agent's Warrants's

Pursuant to the terms of the Agency Agreement, the Issuer has issued to the Agent 128,000 Agent's Special Warrants. Each Agent's Special Warrant entitles the holder to acquire, without additional consideration, one Agent's Unit. Each Agent's Unit consists of one Agent's Share and one Agent's Warrant. Each Agent's Warrant entitles the holder to purchase one additional Share at a price of $7.00 on or before the Warrant Expiry Date. (See "Details of the Offering - SW Private Placement".)

Importex Warrant

Pursuant to the terms of the Importex Assignment, the Issuer has issued to Importex a warrant (the "Importex Warrant") entitling the holder to purchase 150,000 Shares (the "Importex Warrant Shares") at a price of $6.90 per Share in the first year and at a price of $7.94 per Share in the second year, expiring on February 3, 1999. (See "Business of the Issuer - Acquisitions and Dispositions - Textile Rights - Importex Corporation".)

THERE ARE NO ASSURANCES THAT THE OPTIONS, SHARE PURCHASE WARRANTS OR OTHER RIGHTS DESCRIBED ABOVE WILLBE EXERCISED IN WHOLE OR IN PART.

Fully Diluted Share Capital

The following sets forth information in respect of the Issuer's share capital on a fully diluted basis:


                                                   Number of     Percentage of
                                                    Shares           Total
Issued as of September 30, 1997                     12,474,331             69.0%

Offered under this Prospectus(1)                     1,637,000              9.0%

Reserved for Future Issue as at September 30,
1997(2)                                              3,980,154
                                                                           22.0%

Total:                                              18,091,485            100.0%

     (1) Including the SW Shares and the Agent's Shares, but excluding the PP Warrant Shares and the CD Shares. (See "Details of the Offering".)
     (2) Including the Shares issuable on exercise of incentive stock options, the July/96 Warrants, the SW Warrants, the Agent's
          Warrants and the Importex Warrant, but excluding the Shares issuable upon conversion of the Convertible Debentures and upon exercise of the CN Warrants, the number of which cannot be calculated until the deemed price per CD Share and CN Warrant Share has been determined. (See "Details of the Offering - CN Private Placement").

Principal Holders of Voting Securities

As of the date hereof, the only persons or companies holding, as of record or known to the Issuer to beneficially own, directly or indirectly, or to have control or direction over, more than 10% of the issued shares of the Issuer are as follows:


Name and Municipality of Residence  Number of     % of Class       % of Class
                                    Securities   Prior to the      After the
                                                   Offering         Offering
EXCELCO SYSTEMS INC.(1)             4,271,805       34.24%           30.27%
Saskatoon, Saskatchewan

     (1) Excelco is a private company of which Janice Shahsavar, the Vice-President, Human Resources of the Issuer, owns 100% of the issued shares. Mrs. Shahsavar also directly holds 120,000 escrow shares of the Issuer.

Escrow Shares

The Issuer has issued a total of 1,180,000 performance shares (the "Escrow Shares"), at a price of $0.01 per share, to principals of the Issuer in accordance with Local Policy Statement 3-07 of the British Columbia Securities Commission (the "Policy"). The holders of the Escrow Shares (the "Escrow Holders") are as follows:

          Name of Escrow Holders                  No. Shares

          Mahmood (Mac) Shahsavar                 690,000
          Seyed Torabian                          120,000
          Janice Shahsavar                        120,000
          Alice Elaine Affleck                     80,000
          Robert Jackson                           50,000
          Eve Torabian                             30,000
          Frank Klemmer*                           30,000
          Mahmoud Torabian                         20,000
          Murray Laird*                            20,000
          Don Affleck                              20,000

          * Frank Klemmer and Murray Laird are no longer principals (as that term is defined in the Policy) of the Issuer and, accordingly, are obligated to transfer their respective Escrow Shares pursuant to the terms of the Escrow Agreement.

The Escrow Shares are being held in escrow pursuant to the terms of an agreement dated June 29, 1995 (the "Escrow Agreement") among the Issuer, Pacific Corporate Trust Company (the "Escrow Agent"), and the Escrow Holders. The escrow restrictions contained in the Escrow Agreement provide that the shares may not be traded in, dealt with in any manner whatsoever, or released, nor may the Issuer, the Escrow Agent or Escrow Holders make any transfer or record any trading of the shares without the consent of the Superintendent of Brokers for British Columbia (the "Superintendent") or, while the shares are listed on the Exchange, the consent of the Exchange.

The Escrow Shares may be released from escrow, on a pro-rata basis, based upon the cumulative cash flow of the Issuer, as evidenced by the Issuer's annual audited financial statements. "Cash Flow" is defined in the Policy to mean net income or loss before tax, adjusted for certain add-backs. For each $0.09 of cumulative cash flow generated by the Issuer from its operations, one Escrow Share may be released from escrow. Any shares not released from escrow before November 30, 2005, shall be cancelled.

Should an Escrow Holder cease to be a Principal as that term is defined in Local Policy Statement 3-07, or should he die or become bankrupt while he owns the Escrow Shares, the Escrow Holder or the representative(s) of his estate shall sell and transfer the Escrow Shares to such principal or principals of the Issuer as may be approved by the Board of Directors and the Superintendent or the Exchange at a price equal to an amount equal to the greater of 7% of the simple average of the closing price of the Shares for each of the business days on which there was a closing price falling not more than 10 business days before the date the Escrow Holder ceases to be a principal, dies or becomes bankrupt, as the case may be, and $0.01.

Upon completion of the Offering (see "Details of the Offering - Issuance of Special Warrants"), the Escrow Shares will represent approximately 8.3% of the issued and outstanding Shares of the Issuer.
The complete text of the Escrow Agreement is available for inspection at the office of the Issuer's legal counsel, Maitland & Company, at the times specified under "Material Contracts".

PRIOR SALES AND TRADING INFORMATION

During the 12 months prior to the date of this Prospectus, the Issuer has sold for cash a total of 1,703,041 Shares as follows:


Number of Shares     Price per       Commission       Net Cash
                       Share                          Received
   240,000(1)          $2.00            Nil           $480,000

    89,625(2)          $2.00            Nil           $179,250

    4,250(3)           $3.81            Nil          $16,192.50

    2,750(4)           $6.13            Nil          $16,857.50

   980,416(5)          $3.00            Nil           $226,248

    91,000(6)           N/A             Nil              Nil

    70,000(7)          $3.50            Nil           $245,000

   225,000(8)           N/A             Nil              Nil

     (1)  On   exercises  of  the  agent's  warrants  granted  under  the   IPO
          Prospectus.
     (2)  On exercises of incentive stock options at $2.00 per Share.
     (3)  On exercises of incentive stock options at $3.81 per Share.
     (4)  On exercises of incentive stock options at $6.13 per Share.
     (5) 905,000 Shares were issued on exercise of the July/96 Special Warrants, at a deemed price of $3.00 per Share. No additional consideration was required to exercise the July/96 Warrants. The balance of 75,416 Shares were issued to the Agent upon exercise of a compensation warrant, at a price of $3.00 per Share, issued in connection with the July/96 Private Placement.
     (6) On partial exercise of the Special Warrants, at a deemed price of $6.00 per Share. No additional consideration was required to exercise the Special Warrants.
     (7)  On exercise of the July/96 Warrants.
     (8) Issued at a deemed price of $6.90 per Share as partial consideration payable by the Issuer under the Importex Assignment. (See "Business of the Issuer - Acquisitions and Dispositions - Textile Rights - Importex Corporation".)

The following table sets out the market price, range and trading volume of the Shares on both the Exchange and on the NASDAQ Small Capital Market for the 12 months (where applicable) and for the six weeks prior to the date of this
Prospectus:

Exchange

The Issuer's Shares were listed on the Exchange effective January 15, 1996.


Year       Monthly Summary     High ($)     Low ($)       Volume
                                                        (shares)
1997       September               6.60        5.80      137,505
           August                  7.20        5.75      439,694
           July                    7.95        6.60      475,979
           June                    7.75        5.50      260,094
           May                     7.00        6.00      102,845
           April                   7.10        6.00      226,833
           March                   7.25        6.00      134,531
           February                7.45        6.50      140,976
           January                 8.00        7.00      224,892

1996       December                8.00        6.65      223,459
           November                8.35        4.10    1,408,678
           October                 4.35        3.80      173,468

Year       Weekly Summary      High ($)     Low ($)       Volume
                                                        (shares)
1997       October 20 to Oct.24    6.15        5.60       88,165
           Oct. 13 to Oct. 17      6.10        5.65       35,000
           Oct.6 to Oct.10         6.20        5.65       29,650
           Sept. 29 to Oct 3       6.10        5.75       34,444
           Sept. 22 to Sept. 26    6.00        5.80       40,575
           Sept. 15 to Sept.19     6.25        5.80       30,700

NASDAQ Small Capital Market

The Issuer was first listed on NASDAQ on August 14, 1996.


Year       Monthly Summary   High (US$)  Low (US $)       Volume
                                                        (shares)
1997       September               4.81        4.13      551,898
           August                  5.56        4.00    1,876,260
           July                    6.00        4.88    1,753,500
           June                    5.94        3.88      852,698
           May                     5.13        4.25      176,078
           April                   5.19        4.13      148,925
           March                   5.25        4.25      321,800
           February                5.50        4.62      220,100
           January                 6.00        5.00      694,100

1996       December                6.00        4.87      534,700
           November                6.62        3.00    2,403,900
           October                 3.25        2.75       34,800

Year       Weekly Summary    High (US$)   Low (US$)       Volume
                                                        (shares)
1997       Oct 20 to Oct 24        4.50        4.00      140,400
           Oct 13 to Oct 17        4.44        4.06      100,600
           Oct 6 to Oct 10         4.50        4.00      131,000
           Sept 29 to Oct 3        4.50        4.12       91,400
           Sept 22 to Sept 26      4.50        4.19      141,700
           Sprt 15 to Spet 19      4.69        4.25      102,100

DETAILS OF THE OFFERING

Pursuant to the Securities Purchase Agreements, Convertible Notes in the amount of US$5,000,000 (Cdn$6,888,000; converted to Cdn. funds at the rate of 1.3776) were issued on a private placement basis. The Convertible Notes bear cumulative dividends at the rate of 6% per annum, payable in cash or in Shares. The Convertible Notes entitle the holder to acquire, without additional payment, Convertible Debentures in the aggregate principal amount of US$5,000,000 and an aggregate of 250,000 CN Warrants. The Convertible Debentures are convertible into Shares at a conversion price equal to the lower of: (a) US$4.33 or (b) 85% of the closing price of the Issuer's Shares on NASDAQ on the conversion date.

A holder of a Convertible Debenture has the right to convert same at any time during the Debenture Conversion Period, commencing the earlier of: (a) December 30, 1997 or (b)the later of the effective date of the Registration Statement and the date on which the last of the Receipts for this Prospectus is issued by the British Columbia Securities Commission, and maturing on the Debenture Maturity Date, being the earlier of: (a) October 2, 1998 and (b) the fifth business day following the date on which the last of the Receipts is issued.

Unless converted earlier by the holder, the Convertible Notes will be deemed to be converted without further action on the part of the holder immediately prior to 4:00 p.m. (Vancouver time) on the Debenture Maturity Date. If the Debenture Certificate is issued prior to the Debenture Maturity Date, the securities represented thereby will be subject to a hold period and may not be traded in British Columbia or the United States until midnight on October 1, 1998, except as permitted by the Securities Act (B.C.) or the Regulations or Rules made thereunder, or pursuant to the Securities Act of 1933.

The Issuer has the right to require, by at least 10 days' written notice to the holder of a Convertible Debenture, that the holder of a Convertible Debenture exercise its right of conversion with respect to all or that portion of the principal amount and interest outstanding on the Debenture Maturity Date.

Each CN Warrant is exercisable for a period of two years from the date of issuance, and entitles the holder to purchase one Share at a price of US$4.76 during the first year, and at a price of US$5.20 per Share during the second year.

The Finder arranged for purchasers of the Convertible Notes and, in consideration therefor, the Issuer paid to the Finder a cash commission of US$250,000, equal to 5% of the aggregate gross proceeds raised from the CN Private Placement, which was paid on closing of the CN Private Placement.

This Prospectus qualifies the distribution of the CD Shares and the CN Warrant Shares.

The CN Warrants may be exercised by surrendering to the Issuer the certificate or certificates representing the CN Warrants together with a duly completed and executed exercise notice in the form attached to such certificate(s) and the applicable purchase price.

On any exercise of the CN Warrants by a holder, the person to whom the CN Warrant Shares issuable upon such exercise are to be issued shall be deemed to have become the holder of record as of the close of business on the day upon which the holder delivers the CN Warrants for exercise, together with full payment of the exercise price, in accordance with the provisions of the certificate representing the CN Warrants.

Other than as disclosed in this Prospectus, there are no payments in cash, securities or other consideration being made, or to be made, to a promoter, finder or any other person or company in connection with the CN Private Placement.

General

The PP Shares and the Warrants are also subject to adjustment upon the occurrence of certain stated events including the subdivision or consolidation of the Shares, certain distributions of Shares, or of securities convertible into or exchangeable for Shares, or of other securities or assets of the Issuer, certain offerings of rights, warrants or options and certain capital reorganizations.

The Special Warrants and Convertible Notes have been issued pursuant to exemptions from the prospectus requirements of applicable securities legislation. The Prospectus qualifies the distribution of the PP Shares and the Warrants. If the Special Warrants or Convertible Notes are exercised prior to the date of the Receipts, the securities derived therefrom will be subject to hold periods and other resale restrictions under applicable securities legislation.

DESCRIPTION OF SECURITIES OFFERED

The authorized capital of the Issuer consists of an unlimited number of Shares without par value. Currently, 12,474,331 Shares are issued and outstanding.
All of the authorized shares of the Issuer are of the same class and, once issued, rank equally as to dividends, voting powers and participation in assets. No Shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds. The modification, amendment or variation of any such rights or provisions are subject to The Corporations Act (Manitoba) and the Issuer's by-laws.

Once issued, the PP Shares will not be subject to any further call or assessments and will not have any preemptive rights, conversion rights or redemption rights.

The SW Warrants will be issued to the respective holders of the SW Special Warrants upon the exercise thereof and will be governed by the terms of the SW Warrant Indenture. The Issuer has appointed the Trustee, as warrant agent.
Reference is made to the SW Warrant Indenture for the full text of the attributes of the SW Warrants.

The SW Warrant Indenture contains provisions designed to protect the holders thereof against dilution on the occurrence of certain stated events. The holding of a Warrant will not constitute the holder a shareholder of the Issuer, nor entitle the holder to any right or interest as a shareholder, except upon exercise of the Warrant in accordance with the provisions contained therein and in the SW Warrant Indenture.

INVESTOR RELATIONS ARRANGEMENTS

Certain of the Issuer's employees are responsible for the preparation of any investor relations materials containing the Issuer's corporate profile, management and director profiles, corporate information and product sheet. These individuals also coordinate communications with shareholders on a continuing basis to keep them advised of the Issuer's plans and activities by providing them with news releases, financial information and annual reports.

Other than services provided by its employees, the Issuer has not entered into any written or oral agreement or understanding with any person to provide any promotional or investor relations services for the Issuer or its securities, or to engage in activities for the purposes of stabilizing the market, either now or in the future.

RELATIONSHIP BETWEEN ISSUER OR SELLING SECURITY HOLDER AND AGENT

The Issuer is not a related party or connected party, as defined in the Securities Rules (British Columbia) (the "Rules"), of the Agent, nor are the securities to be offered out of the holdings of a selling security holder who is a related party or connected party of the Agent.

RELATIONSHIP BETWEEN THE ISSUER AND PROFESSIONAL PERSONS

Aikins MacAulay & Thorvaldson is a Manitoba law firm of which Aristotle (Telly) Mercury, a director of the Issuer, is a partner. During the year ended June 30, 1997, Aikins MacAulay & Thorvaldson received $48,331 for legal services rendered to the Issuer. (See "Share and Loan Capital - Options and Other Rights to Purchase Securities - Incentive Stock Options" for information relating to an incentive stock option granted to Mr. Mercury. In addition, see "Directors, Officers and Promoters - Name, Address, Occupation and Security Holdings" for disclosure of Shares owned by Mr. Mercury.)

Other than as disclosed herein, there is no beneficial interest, direct or indirect, in any securities or property, of the Issuer or of an associate or affiliate of the Issuer, held by a professional person as referred to in section 106(2) of the Rules, a responsible solicitor or any partner of a responsible solicitor's firm.


LEGAL PROCEEDINGS

The Issuer is not a party to any outstanding legal proceedings and the directors of the Issuer do not have any knowledge of any contemplated legal proceedings that are material to the business and affairs of the Issuer.

LEGAL MATTERS

Certain matters with respect to the legality of the issuance of the Convertible Notes and the common stock offered hereby are being passed upon by its counsel, Sperry, Young & Stoecklein, Las Vegas, Nevada.

EXPERTS

The Consolidated Financial Statements included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports have been audited by Arthur Andersen & Co. and Deloitte & Touche, Independent Chartered Accountants, and are included herein in reliance upon the authority of said firm as experts as giving said reports.

REGISTRAR AND TRANSFER AGENT

The Issuer's registrar and transfer agent is Pacific Corporate Trust Company, of Suite 830, 625 Howe Street, Vancouver, British Columbia, V6C 3B8.


MATERIAL CONTRACTS

The material contracts to which the Issuer is a party are as follows:

(a) MG Agreement between the Issuer and the Department of Industry, Trade and Tourism, through its Crown corporation and agent, Manitoba Development Corporation, of the Manitoba Government, as referred to under "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Manitoba Government";

(b) Real Property Mortgage and Security Agreement between the Issuer and MDC, as referred to under "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Manitoba Government";

(c) Assignment/Postponement of Shareholder Loan Agreement among the Issuer, Excelco, Mahmood (Mac) Shahsavar, Janice Shahsavar and MDC, as referred to under "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Manitoba Government";

(d) Equity Undertaking Agreement among the Issuer, Excelco, Mahmood (Mac) Shahsavar, Janice Shahsavar and MDC, as referred to under "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Manitoba Government".

(e) Lease and Credit Undertaking Agreement among the Issuer, Excelco and MDC, as referred to under "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Manitoba Government".

(f) Guarantee Agreement among the Issuer, Excelco and MDC, as referred to under "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Manitoba Government".

(g) WEDD Agreement between the Issuer and the Federal Government's Western Economic Diversification Department, as referred to under "Business of the Issuer - Summary and Analysis of Financial Operations - Financial Assistance - Federal Government";

(h) Robotic Technology License Agreement between the Issuer and Excelco Systems Inc., as referred to under "Business of the Issuer - Acquisitions and Dispositions - Robotic Technology License Agreement";

(i) Arjo Agreement among the Issuer, Arjo Canada Inc., Arjo USA Inc. and 3485367 Manitoba Ltd. (now, NCP) as referred to under "Business of the Issuer - Acquisitions and Dispositions - Liquid Division of Arjo Canada Inc.";

(j) Gam-Med Agreement among NHMC US, Huntington Laboratories Gam-Med Division, Inc. and Ecolab Inc. referred to under "Business of the Issuer - Acquisitions and Dispositions - Huntington Laboratories Gam-Med Division, Inc.";

(k) Ecolab Supply Agreement between NHMC US and Ecolab referred to under "Business of the Issuer - Acquisitions and Dispositions - Huntington Laboratories Gam-Med Division, Inc."

(l)  Mercana   General  Security  Agreement  between  the  Issuer  and  Mercana
     Industries Ltd. referred to under "Business of the Issuer - Acquisition and Dispositions - Textile Rights";

(m) Importex Assignment among the Issuer, Importex Corporation and Mertexas Partnership referred to under "Business of the Issuer - Acquisition and Dispositions - Textile Rights";

(n) Lease Agreements among NHMC US, D & T Leasing, Inc. and D & T Leasing Limited Partnership, as referred to under "Business of the Issuer - Operations - Equipment";

(o) Settlement Agreement among NHMC US, D & T Leasing, Inc., D & T Leasing Limited Partnership, Excelco and Selectronics, as referred to under "Business of the Issuer - Operations -Equipment";

(p) Stock Option Agreements between the Issuer and certain of its directors and employees, as referred to under "Share and Loan Capital - Options and Other Rights to Purchase Securities - Incentive Stock Options";

(q) Escrow Agreement among the Issuer, Pacific Corporate Trust Company and the Escrow Holders, as referred to under "Share and Loan Capital - Escrow Shares";

(r) Agency Agreement between the Issuer and the Agent, as referred to under "Details of the Offering - SW Private Placement";

(s) Special Warrant Indenture between the Issuer and Pacific Corporate Trust Company, as referred to under "Details of the Offering - SW Private Placement";

(t) Securities Purchase Agreements between the Issuer and certain investors, as referred to under "Details of the Offering - CN Private Placement"; and

(u) Distribution Agreement between NHLC and Sysco Corporation, as referred to under "Business of the Issuer - Description of Business and General Development".

The above agreements may be inspected at the office of counsel for the Issuer, Maitland & Company, at Suite 700, 625 Howe Street, Vancouver, B.C., during normal business hours while the distribution of the securities hereunder is in progress and for a period of 30 days thereafter.

OTHER MATERIAL FACTS

There are no other material facts not disclosed elsewhere herein.

EXHIBITS

F-1  Report of Independent Chartered Accountants
F-2  Balance Sheet as June 30, 1997
F-3  Statement of Operations for the year ended June 30, 1997
F-4  Statement of Shareholders' Equity for the year ending June 30, 1997
F-5  Statement of Changes in Financial Position for the year ending  June  30,
     1997
F-6  Notes to Financial Statements

                  REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS


To: NATIONAL HEALTHCARE MANUFACTURING CORPORATION:

We have audited the consolidated balance sheet of NATIONAL HEALTHCARE MANUFACTURING CORPORATION (a Manitoba corporation) as at June 30, 1997 and the consolidated statement of operations, shareholders' equity and changes in financial position for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Canada, which are in substantial agreement with those in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 1997 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles in Canada.

Accounting practices of the Company used in preparing the accompanying consolidated financial statements conform with generally accepted accounting principles applicable to consolidated financial statements in Canada ("Canadian GAAP"), but do not conform with accounting principles generally accepted in the United States of America ("U.S. GAAP"). A description of the significant differences between Canadian GAAP and U.S. GAAP and the approximate effect of those differences on consolidated net loss and shareholders' equity are set forth in Note 19 of the Notes to consolidated financial statements.

/s/Arthur Andersen & Co.
-------------------------
Arthur Andersen & Co.

Winnipeg, Manitoba
October 6, 1997

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                          CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                (with comparative balances as at June 30, 1996)
                                    ASSETS

                                                     1997      1996
CURRENT ASSETS
Cash and short-term investments                     $4,213,255   $958,568
Accounts receivable (Note 8)                         1,827,239    153,322
Inventories (Notes 4 and 8)                          2,850,012    507,203
Prepaid expenses                                       364,998     73,808
                                                    ----------   --------
                                                     9,255,504  1,692,901

INVESTMENT IN NATIONAL
  HEALTHCARE LOGISTICS LLC (Note 5)                    490,772         -
PROPERTY, PLANT AND EQUIPMENT
  USED IN OPERATIONS (Notes 6, 8 and 9)              7,698,374   6,916,680
ASSETS UNDER DEVELOPMENT (Notes 7, 8  and 9)         9,868,849   8,924,389
                                                     ---------   ---------
                                                    $27,313,99 $17,533,970
                                                    ========== ===========

                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Cheques  issued  in excess  of  amounts  on         $349,336     $68,448
  deposit
  Accounts payable and accrued liabilities           1,271,616   1,123,986
  Current portion of long-term debt (Note 8)           460,000           -
  Current portion of obligations
    under capital leases (Note 9)                    1,718,552   1,427,042
                                                     ---------   ---------
                                                     3,799,504   2,619,476
LONG-TERM DEBT (Note 8)                              2,807,326   2,169,085
OBLIGATIONS UNDER CAPITAL LEASES (Note 9)            5,504,985   7,223,699
DEFERRED FOREIGN EXCHANGE GAIN                          54,128     204,073
LOANS PAYABLE TO SHAREHOLDERS
  AND DIRECTOR-RELATED COMPANIES (Note 10)           2,064,770     720,826
                                                    ----------   ---------
                                                    14,230,713  12,937,159

SHAREHOLDERS' EQUITY
  Share capital (Note 11)                            9,318,163   8,677,351
  Warrants (Note 12)                                12,093,206           -
  Deficit                                           (8,328,583) (4,080,540)
                                                    ----------  ----------
                                                    13,082,786   4,596,811
                                                    ----------   ---------
                                                   $27,313,499 $17,533,970
                                                   =========== ===========

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                     CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JUNE 30, 1997
    (with comparative balances for the years ended June 30, 1996 and 1995)


                                           1997          1996         1995
REVENUES
  Sales (Note 14)                         $4,905,401   $556,105        $-
  Other                                      166,196     51,339    25,659
                                          ----------   --------    ------

                                           5,071,597    607,444    25,659
                                          ----------   --------    ------

COSTS AND EXPENSES
  Cost of sales                            2,637,315   291,319         -
  Depreciation and amortization
    of property, plant and equipment       1,576,975 1,188,053         -
  Interest on long-term debt                 415,035   409,258         -
  Other                                       56,026    42,208         -
  Selling, distribution and
   Administrative                          4,424,582 1,888,352   894,453
                                           --------- ---------   -------
                                           9,109,933 3,819,190   894,453
                                           --------- ---------   -------
LOSS FROM OPERATIONS                       4,038,336 3,211,746   868,794
LOSS FROM INVESTEE                           209,707         -         -
                                           --------- ---------   -------
NET LOSS                                  $4,248,043 $3,211,74   $868,79
                                          ========== =========   =======

BASIC LOSS PER SHARE                           $0.39     $0.32     $0.15
                                               =====     =====     =====
WEIGHTED AVERAGE
  COMMON SHARES OUTSTANDING                10,925,842 10,088,419  5,767,530

                  NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                        FOR THE YEAR ENDED JUNE 30, 1997
     (with comparative balances for the years ended June 30, 1996 and 1995)

                               Class A Common
                                   Shares
                              Shares    Amount   Paid in     Deficit     Total
                                                 Capital
Balances at June 30, 1994          -   $     -     $   -     $    -    $       -
Issue of shares for cash      13,472   6,339,864       -          -    6,339,864
Issue of shares for
property                         350     350,000       -          -      350,000
Share split                7,884,468           -       -          -            -
Issue of shares for cash   1,680,000     136,600       -          -      136,800
Net loss                           -         -         -   (868,794)   (868,794)
                            --------   ---------  -------  ---------   ---------
Balances at June 30, 1995  9,578,290   6,826,664       -   (868,794)   (868,794)
Issue of shares for cash    1,175,00   2,306,250       -          -   2,306,250
Share issue costs                  -    (455,563)      -          -    (455,563)
Net loss                           -           -       - (3,211,746) (3,211,746)
                           ---------   ---------  ------- ---------- -----------
Balances at June 30,
  1996                    10,753,290   8,677,351       - (4,080,540)   4,596,811
Issue of shares for cash      67,125   8,677,351       - (4,080,540    4,596,81
Issue of special warrants
  (Note 12)                        -         -  12,315,000        -   12,315,000
Warrant issue costs                -         -    (221,794)       -    (221,794)
Exercise of warrants
  (Note 12)                  250,000    500,000          -        -      500,000
Net loss                                                  (4,248,043)(4,248,043)
                          ----------  ---------  --------- ---------  ----------
Balances at June 30,
  1997                11,070,415 $9,318,163 $12,093,206 $(8,328,583) $13,082,786
                      ========== ========== =========== ============ ===========

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
            CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
                       FOR THE YEAR ENDED JUNE 30, 1997
    (with comparative balances for the years ended June 30, 1996 and 1995)

                                            1997          1996             1995
CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES
     Net loss                         $(4,248,043)   $(3,211,746)     $(868,794)
     Items not affecting cash
       Amortization of deferred
         foreign exchange gain            (15,950)             -               -
       Depreciation and amortization    1,576,975      1,188,053               -
       Loss from investee                 209,707              -               -
                                      -----------    -----------      ----------
                                       (2,477,311)    (2,023,693)      (868,794)
     Net change in non-cash
       operating assets and liabilities
       Accounts receivable             (1,416,063)      (104,443)       (48,879)
       Inventories                     (1,377,116)      (507,203)              -
       Prepaid expenses                  (291,190          7,904        (81,712)
       Accounts payable and accrued
         liabilities                      147,630        393,833         730,153
                                      -----------    -----------      ----------
                                       (5,414,050)    (2,233,602)      (269,232)
                                      -----------     ----------      ----------
  INVESTING ACTIVITIES
     Acquisition of shares in
       National Healthcare Logistics
         LLC                            (700,479)              -               -
     Acquisition  of property,  plant
      and equipment                   (1,476,066     (1,583,214)    (14,692,122)
     Deposit on specialized equipment          -              -        (753,786)
     Interest capitalized on equipment  (475,404)             -                -
     Acquisition of National Care
       Products                         (896,447)             -                -
     Acquisition of Gam-Med Division  (1,678,728)             -                -
                                     ------------   -----------      -----------
                                      (5,227,124)    (1,583,214)    (15,445,908)
                                     ------------   -----------      -----------
  FINANCING ACTIVITIES
     Proceeds from (repayment of)
       obligations under
       capital leases                (1,427,204)       (186,189)       8,836,930
     Proceeds from long-term debt     1,098,242       2,169,085                -
     Deferred foreign exchange gain    (134,026)          9,772          194,301
     Advances from shareholders
       and director-related companies 1,343,944         517,717          203,109
     Net proceeds from issuance of
       Class A common shares            640,812       1,850,687        6,826,664
     Net proceeds from issuance of
       warrants                      12,093,206               -                -
                                     ----------       ---------        ---------
                                     13,614,973       4,361,072       16,061,004
                                     ----------       ---------       ----------
INCREASE IN CASH                      2,973,799         544,256          345,864
CASH, beginning of year                 890,120         345,864                -
                                     ----------       ---------       ----------
CASH, end of year                    $3,863,919        $890,120         $345,864
                                     ==========       =========       ==========

Represented by:
  Cash and short-term investments    $4,213,255        $958,568         $345,864
  Cheques issued in excess of funds
   on deposit                          (349,336)        (68,448)               -
                                     ----------       ---------        ---------
                                     $3,863,919        $890,120         $345,864
                                     ==========       =========        =========
Supplemental disclosure  of
cashflow information
  Cash paid for: Interest (net of
  amont capitalized)                  $415,035         $184,241               $-
                                     =========        =========         ========
    Income taxes                            $-               $-               $-
                                     =========        =========         ========

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June 30,
                                1996 and 1995)


1. DESCRIPTION OF BUSINESS

     National Healthcare Manufacturing Corporation (the "Company") was incorporated on August 23, 1993 under the Manitoba Corporations Act and registered as an extra provincial company in the Province of British Columbia on December 9, 1994. The Company is primarily engaged in the manufacturing, assembly and packaging of medical supplies for the healthcare industry. Its shares are traded on the Vancouver Stock Exchange. As of August 14, 1996, the shares of the Company were listed on the Small Cap board of NASDAQ Stock Market.

     These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada and conform in all material respects with accounting principles generally accepted in the United States, except as described in Note 19. All amounts are stated in Canadian dollars.


2. BUSINESS CONSIDERATIONS

     The Company has incurred significant upfront costs to establish an automated plant for the assembly and packaging of medical supplies which management believes is necessary to establish a strong market presence as a new entrant to the healthcare industry. The Company's objective is to produce and distribute custom products to users of medical and surgical devices throughout North America. During fiscal 1997, the Company successfully obtained certification for distribution of products in the United States from the Food and Drug Administration. Management's plans for fiscal 1998 are to obtain ISO 9001 certification, develop electronic data interchange, undertake research and development to streamline operations and expand product lines, and evaluate the acquisition of business with existing distribution networks in order to consolidate sales and marketing activities. The Company anticipates manufacturing products for national and regional distributing companies and intends to sell directly to homecare providers across Canada and the United States. The long-term growth plan of the Company includes the targeting of additional markets. The Company expects that private/original equipment manufacturers' branding of products for other manufacturers and/or distributors will be handled directly by the Company. No formal agreements are in place at this time.

     The Company has incurred significant operating losses and business development costs to date and had a consolidated deficit from operations of $8,328,583 as at June 30, 1997. As at June 30, 1997, the Company had positive working capital, primarily due to additional funds raised through two private placements (see Note 12). The Company's ability to continue as a going concern is dependent upon developing profitable operations and obtaining additional funds needed to finance these development activities.

     These consolidated financial statements have been prepared on the going concern basis, which assumes that the Company will realize its assets and discharge its liabilities in the normal course of operations.

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June 30,
                                1996 and 1995)


3. ACCOUNTING POLICIES

   Basis of Consolidation

     These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries National Healthcare Manufacturing Corporation, U.S. and National Care Products Ltd. All significant intercompany transactions and balances have been eliminated upon consolidation. The Company accounts for its investments in non-controlled investees using the equity method.

   Cash and Short-term Investments

     Cash and short-term investments consist principally of deposit instruments which are highly liquid and have original maturities of 90 days or less.

   Inventories

     Raw materials are valued at the lower of cost and replacement cost. Finished goods are valued at the lower of cost and net realizable value. Cost is determined on the first in, first out basis.

   Property, Plant and Equipment Used in Operations

     Property, plant and equipment used in operations is recorded at cost less accumulated depreciation. Costs of additions, betterments, renewals and interest during development are capitalized. Depreciation is being provided for by the declining balance method at the following annual rates:


     Building, improvements and paving                      4 - 8%
     Furniture and fixtures                                    20%
     Computer equipment                                   20 - 30%
     Machinery and equipment                              20 - 30%
     Equipment under capital lease                             30%

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June 30,
                                1996 and 1995)


3. SIGNIFICANT ACCOUNTING POLICIES (continued)

   Assets under Development

     Assets under development are recorded at cost. Cost includes all expenditures incurred in acquiring the asset and preparing it for use. Interest costs on related debt obligations are capitalized until the asset is substantially completed and ready for its intended and productive use.

     Leases

     Leases entered into are classified as either capital or operating leases. Leases that transfer substantially all of the benefits and risks of ownership to the Company are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded together with a related long-term obligation. Equipment acquired under capital leases is being depreciated on the same basis as other fixed assets.

     Rental payments under operating leases are charged to expenses as incurred.

     Deferred Foreign Exchange Gain

     The deferred foreign exchange gain relates to the obligations under capital leases and is being amortized over the term of the respective leases.

     Revenue Recognition

     Sales revenues are recognized at the time of product shipment to distributors or customers.

     Foreign Currency Translation

     Foreign currency transactions are translated to Canadian dollars at the rate of exchange in effect on the dates they occur. Monetary assets and liabilities are subsequently adjusted to reflect the rate of exchange in effect at the balance sheet date. Exchange gains and losses arising on translation of monetary assets and liabilities are included in income, except for unrealized exchange gains and losses relating to the translation of the obligations under capital leases which are deferred and amortized over the remaining term of the leases.

     Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June 30,
                                1996 and 1995)


3. SIGNIFICANT ACCOUNTING POLICIES (continued)

   Loss Per Share

     Loss per share data has been computed by dividing net loss by the weighted average number of common shares outstanding during the year.


4. INVENTORIES

                                                        1997      1996
   Raw Materials                                   $  912,681   $280,542
   Finished goods and samples                       1,937,331    226,661
                                                   ----------   --------
                                                   $2,850,012   $507,203
                                                   ==========   ========


5. INVESTMENT IN NATIONAL HEALTHCARE LOGISTICS LLC

     During fiscal 1997, the Company acquired 150 Class A common voting shares, representing a 50% interest, and 333 1/3 Class C non-voting preferred shares of National Healthcare Logistics LLC. This investment is being accounted for under the equity method.


6. PROPERTY, PLANT AND EQUIPMENT USED IN OPERATIONS

                                       1997                 1996
                                    Accumulated
                            Cost    Depreciation     Net       Net

   Land                  $565,461        $-      $565,461   $125,000
  Building,
   improvements         2,331,828     126,618   2,205,210   1,742,117
     and paving
   Furniture and          254,897      61,286     193,611     139,872
   fixtures
   Computer equipment     216,783      27,989     188,794      36,198
   Machinery and        2,882,646     821,094   2,061,552   1,889,932
   equipment
   Equipment under
   capital  lease       4,211,479   1,727,733   2,483,746   2,983,561
                       ----------  ----------  ----------  ----------
                      $10,463,094  $2,764,720  $7,698,374  $6,916,680
                      ===========  ==========  ==========  ==========

In fiscal 1997, no interest was capitalized to the equipment under capital lease
                                                               (1996 - $89,034).

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June 30,
                            1996 and 1995)


7. ASSETS UNDER DEVELOPMENT

                                                  1997      1996

     Machinery and equipment in storage           $408,56   $408,56
                                                       2         2
      Refundable  deposit  on  equipment  lease         -   753,786
   (Note 9)
     Equipment under capital lease (1194)         2,313,2   2,432,2
                                                      45        99
     Equipment under capital lease (1094 - 001)   7,147,0   5,329,7
                                                      42        42
                                                  $9,868,   $8,924,
                                                     849       389

In fiscal 1997, the refundable deposit on equipment lease was applied against obligations under capital lease, in connection with the settlement as described in Note 9.

Interest of $475,404 (1996 - $505,668) has been capitalized to the equipment under capital lease 1094-001.


8. LONG-TERM DEBT

                                                           1997      1996
            Western  Economic  Diversification,  term
loan, matures December 1, 1999, unsecured, non-
interest   bearing,   repayable   in   variable
quarterly payments commencing December 1, 1997    $1,654,   $918,34
                                                      180         7
            Province  of Manitoba, term  loan,  bears
interest at the rate charged to Manitoba  Crown
Corporations  for borrowings amortized  over  a
ten  year period (currently 8%), secured  by  a
first fixed charge against land, buildings  and
equipment,  and a second charge  over  accounts
receivable  and inventories, repayable  in  six
consecutive  monthly  installments  of  $30,000
each   commencing  May,  1999  and  consecutive   1,613,1   1,250,7
monthly    installments   of    $51,958    each        46        38
thereafter, until fully repaid
                                                        3,267,3   2,169,0
                                                       26        85
           Less:  current portion                       (460,00         -
                                                       0)
                                                        $2,807,   $2,169,
                                                      326       085

The Western Economic Diversification loan represents subordinated financial assistance to a maximum of $1,937,852, to assist in capital costs, marketing cost, and working capital requirements. Under the terms of the loan agreement, the Company has agreed to maintain equity of not less than $2,200,000 and to postpone the repayment of shareholder loans and

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June 30,
                                1996 and 1995)


8. LONG-TERM DEBT (continued)

     dividends until the loan is repaid in full. Subsequent to June 30, 1997, a further advance of $150,655 was received by the Company (See Note 18).

     The Company has entered into an agreement with the Province of Manitoba for a term loan. The loan is subject to certain conditions which include minimum capital expenditures of $5,000,000, equity contributions of $4,700,000, achievement of certain sales targets and a minimum level of new job creation. A maximum of 42 months relief on interest has been granted to the Company, subject to the Company providing a certain number of new jobs per year. A final advance of $561,000 was received by the Company subsequent to June 30, 1997 (See Note 18).

     The agreement provides for the acceleration of interest and principal in the event the Company fails to provide a certain number of jobs per year. Under the terms of the loan agreement, the Company has agreed to postpone the repayment of shareholder loans and dividends.

     Minimum principal repayments required under the terms of the debt agreements are as follows (including amounts advanced subsequent to June 30, 1997):

                         1998       $460,00
                                          0
                         1999       $1,060,
                                        000
                         2000       $880,50
                                          2
                         2001       $623,50
                                          0
                         2002       $623,50
                                          0
                         2003       $331,47
                                          9


9. OBLIGATIONS UNDER CAPITAL LEASES

     The Company leases specialized equipment under three capital leases. The leases are held in U.S. dollars in the name of National Healthcare Manufacturing Corporation, U.S. and are converted to Canadian dollars using the exchange rate as at June 30, 1997 as follows:

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
  (with comparative balances as at June 30, 1996 and for the years ended June
                              30, 1996 and 1995)


9. OBLIGATIONS UNDER CAPITAL LEASES (continued)

                                  Lease     Lease     Lease
                                  1094-     1094-     1194      Total
                                001       002

   1998                          $1,131,   $619,81   $675,70   $2,426,
                                  226         8         5       749
   1999                          1,131,2   619,818   619,400   2,370,4
                                   26                            44
   2000                          1,131,2   619,818         -   1,751,0
                                   26                            44
   2001                          1,131,2   619,818         -   1,751,0
                                   26                            44
   2002                          377,077   309,909         -   686,986
   Total     minimum     lease   4,901,9   2,789,1   1,295,1   8,986,2
payments                           81        81        05        67
   Less:   amount representing
interest                      1,055,6   619,705    87,355   1,762,7
       approximating  10.4%        70                            30
   to 11.5%
                                 3,846,3   2,169,4   1,207,7   7,223,5
                                   11        76        50        37
   Less:  current portion        726,397   390,484   601,671   1,718,5
                                                                 52
                                 $3,119,   $1,778,   $606,07   $5,504,
                                  914       992         9       985

     Since fiscal 1995, the Company was in dispute with the original lessor in respect of capital leases 1094 001, 1094-002 and 1194. The lessor did not recognize the validity of a settlement agreement signed in fiscal 1995. The Company believed that it had strong arguments to support the validity of the settlement agreement. As a result, certain adjustments were made in 1995 to the various equipment under capital leases and the lease obligations based on the then interpretation of the settlement terms.

     During fiscal 1997, the dispute was finally settled and the leases were assumed by a new lessor. The terms were similar to the 1995 settlement agreement except for the following:

     i) The refundable deposit on equipment paid by the Company was applied against the lease liability by the lessor.

     ii) The implicit interest rate of the capital lease obligations was reduced as a result of the settlement.

     Accordingly, the capital lease obligations, the respective equipment under capital leases and the refundable deposit on equipment were adjusted accordingly.

     The above lease obligations reflect the new lease terms after settlement of the dispute with the lessor.

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
  (with comparative balances as at June 30, 1996 and for the years ended June
                              30, 1996 and 1995)


10.LOANS PAYABLE TO SHAREHOLDERS AND DIRECTOR-RELATED COMPANIES

                                                           1997      1996

           Loans payable, shareholders                  $1,187,   $720,82
                                                      551         6
           Loans payable, director-related companies    877,219         -
                                                        $2,064,   $720,82
                                                      770         6

     The loans payable to shareholders and director-related companies are unsecured, non-interest bearing, with no fixed terms of repayment.

     The terms of the government assistance agreement with Western Economic Diversification require that the Company obtain the consent of both the Minister of Western Economic Diversification and Manitoba Development Corporation prior to the repayment of shareholders' loans. The shareholders and director-related companies have agreed to not demand repayment within fiscal 1998; accordingly these loans have been classified as non-current.


11.  SHARE CAPITAL

                                                     1997      1996

   Common Shares
      Authorized
           Unlimited Class A common shares, voting

      Issued
                     11,070,415     Class A common shares,
                net  of  issue  costs  (1996  -   $9,318,   $8,677,
                10,753,290)                           163       351

     Performance Shares

     The Company has issued 1,180,000 performance shares at a price of $.01 per share which are currently held in escrow pursuant to an Escrow Agreement dated June 29, 1995. The escrow restrictions contained in the Escrow Agreement provide that the shares may not be traded in, dealt with in any manner whatsoever, or released, nor may the Company, its transfer agent or escrow holder make any transfer or record any trading of the shares without the consent of the Superintendent of Brokers for British Columbia or, while the shares are listed on the Vancouver Stock Exchange, the consent of the Exchange. For each $.09 of cumulative cash flow generated by the Company from its operations, one performance share may be released from escrow.

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
  (with comparative balances as at June 30, 1996 and for the years ended June
                              30, 1996 and 1995)


11.SHARE CAPITAL (continued)

     Stock Options

     The Company has issued options to certain directors and employees of the Company and its subsidiaries to purchase common shares of the Company, as follows:

                                        Date of Issuance
                                  1997       1996        1995

   Options      outstanding,      957,829   987,829             -
   beginning of year
   Options granted                536,950         -       987,829
   Options exercised             (67,125)         -             -
   Options   cancelled    or     (60,000)  (30,000)             -
   expired
   Options outstanding,  end    1,367,654   957,829       987,829
   of year

   Exercise    prices     of
   options                        $3.81 -                   $2.00
     granted during the year        $6.13
   Expiry date of options       Aug 11,                November
     granted during the year    2001 and               30, 2000
                                June 3,
                                  2002

     Certain restrictions and obligations have been placed upon certain management personnel with respect to the exercise of their stock options and the sale, transfer, assignment or other disposition of their stock options or shares issued to them upon exercise of their stock options, as a condition of the government assistance received from the Province of Manitoba.


12.WARRANTS

   The Company has issued various types of warrants, as follows:

     Agent's Warrants

     In connection with its initial public offering the Company issued to an agent non-transferable share purchase warrants entitling the agent to purchase up to 250,000 shares at any time up to the close of business two years from the date the shares are listed, posted and called for trading on the Vancouver Stock Exchange, at a price of $2.00 per share in the first year and at a price of $2.30 per share in the second year. As at June 30, 1997, all agents' warrants had been exercised.

     Special Warrants

     On June 26, 1996, the Board of Directors passed a resolution authorizing a private placement of up to 1,200,000 special warrants at a price of $3.00 per warrant. On July 31, 1996, a total of 905,000 special warrants were issued for gross proceeds of $2,715,000. The special warrants

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June 30,
                                1996 and 1995)


12.WARRANTS (continued)

     Special Warrants (continued)

     were issued as a fully paid security and each special warrant is exercisable into one Class A common share and one transferable Class A share purchase warrant. Each Class A share purchase warrant entitles the holder to purchase one additional Class A share at a price of $3.50 per share. The warrants are exercisable at the earlier of eighteen months from the closing date or six months after the date of the last receipt for the prospectus.

     The Company paid the agent commission equal to 7% of the aggregate proceeds and issued 75,416 broker's warrants which represent 8.3333% of the special warrants sold pursuant to the offering. Each broker's warrant is exercisable into one compensation warrant. Each compensation warrant entitles the broker to purchase one Class A share at a price of $3.00 per share.

     On January 8, 1997, the Company closed a second private placement of 1,600,000 special warrants at a price of $6.00 per special warrant. Each special warrant entitled the holder, upon exercise, to acquire one unit consisting of one Class A share and one-half of one non-transferable share purchase warrant. Each whole warrant entitled the holder to purchase one additional Class A share at a price of $7.00 per share. Because receipts for the prospectus filed by the Company to qualify the units were not obtained from all relevant regulatory authorities within 120 days from the date of closing the private placement, each unit now consists of one Class A share and one (rather than one-half) non-transferable share purchase warrant. The Company raised gross proceeds of $9,600,000 from this private placement and incurred a commission of 8% of gross proceeds which was paid by the issuance of 128,000 special warrants at a deemed price of $6.00 per special warrant.

     All of the above special warrants and broker's warrants were outstanding at June 30, 1997.

13.INCOME TAXES

     The Company has non-capital losses carried forward of approximately $10,990,000 (1996 - $4,883,000) which can be utilized to reduce the taxable income of future years. The Company is also entitled to tax credits of approximately $244,000 (1996 - $227,000) which are creditable against provincial income taxes.

     The benefits relating to the losses and the tax credits have not been recognized in the financial statements and the losses expire as follows:

                       2002                        $
                                           1,887,000
                       2003
                                           2,996,000
                       2004
                                           6,006,000
                       2012                  101,000
                                         $10,990,000

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June 30,
                                1996 and 1995)

13.  INCOME TAXES (continued)

     The tax credits available to the Company begin to expire in 2002.

14.  SEGMENTED INFORMATION

     The Company operates primarily in, and derives revenue from, the automated packaging and sale of surgical and custom procedure trays and liquid products for the healthcare industry segment.

     A significant portion of the Company's sales during the year were to customers in a foreign country:

                                           1997      1996      1995

     Sales   to   customers   outside   $2,482,   $384,88        $-
     Canada                                 035         8
     Sales to customers within Canada   2,423,3   171,217         -
                                             66
                                        $4,905,   $556,10        $-
                                            401         5

15.  RELATED PARTY TRANSACTIONS

     The President and Chief Executive Officer of the Company also serves as President and Chief Executive Officer of another company which has granted National Healthcare Manufacturing Corporation rights to certain technology under a licensing agreement made under similar terms and conditions as transactions with unrelated entities. The license agreement, dated May 30, 1995, is for an initial term of ten years with provisions for renewal for consecutive ten-year terms thereafter. National Healthcare Manufacturing Corporation has agreed to purchase all automated machinery from this related company, subject to the terms of a twenty-year agreement between the related company and a manufacturer. The related company has granted the manufacturer the exclusive right to manufacture all machinery and equipment which incorporates the said technology, and the related company has agreed to purchase products only from the manufacturer. The related party has agreed to sell machinery and equipment to National Healthcare Manufacturing Corporation at its cost. During the year, the Company paid $804,832 (1996 - $314,228 and 1995 - $345,890) for such machinery and equipment.

     The above transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June 30,
                                1996 and 1995)


13.  BUSINESS ACQUISITIONS

     Acquisition of National Care Products Ltd.

     Effective September 1, 1996, the Company acquired all of the issued and outstanding shares of National Care Products Ltd., the wholly owned liquid products subsidiary of Arjo Canada Inc. The acquisition was accounted for using the purchase method and the total consideration paid was allocated, based on the estimated fair value of the net assets at the date of acquisition, as follows:

              Inventory                          $633,76
                                                       8
              Property, plant and equipment      262,679
              Total cash consideration           $896,44
                                                       7

     The results of operations have been included in the accounts of the Company from the effective date of acquisition. Pro-forma results of operations have not been presented for the full year as it would not be materially different from the 1997 results of operations.

     Under the terms of the purchase agreement, Arjo Canada Inc. has given a three year commitment to certain minimum levels of purchases of liquid products at agreed-upon prices.

     Acquisition of Gam-Med Division

     Effective February 21, 1997, the Company (through its wholly-owned subsidiary National Healthcare Manufacturing Corporation, U.S.) acquired certain properties, assets, contracts and business of Gam-Med, a division of Huntington Laboratories Inc., including land, building, machinery and equipment, accounts receivable, inventory, proprietary patents and on-going business. The total consideration paid was allocated, based on the estimated fair value of the net assets acquired at the date of acquisition, as follows:

                           Accounts receivable   $257,82
                                                       4
              Inventory                          331,925
              Property, plant and equipment      1,088,9
                                                      79
              Total cash consideration           $1,678,
                                                     728

     The results of operations have been included in the accounts of the Company from the effective date of acquisition. Pro-forma results of operations have not been presented for the full year as it would not be materially different from the 1997 results of operations.

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June 30,
                                1996 and 1995)


17.  COMPARATIVE FIGURES

     Certain of the prior years figures have been reclassified to conform to the current year's presentation.


18.  SUBSEQUENT EVENTS

     Additional Investment in National Healthcare Logistics LLC

     Subsequent to June 30, 1997, the Company acquired an additional 166 2/3 Class C preferred shares of National Healthcare Logistics LLC, for cash consideration of $347,875.

     Exercise of Warrants and Stock Options

     Subsequent to June 30, 1997, 306,416 warrants and 37,500 stock options were exercised in exchange for the issuance of common shares.

     Agreement with Importex Corp.

     Effective September 8, 1997 the Company entered into an agreement with Importex Corp. to acquire the rights to distribute the Mertex and Mertex-Plus fabrics and miscellaneous other assets. As consideration for the purchase, the Company agreed to pay $100,000 cash, 225,000 shares of the Company and a warrant entitling Importex to purchase 150,000 Class A common shares of the Company at $6.90. The agreement requires the Company to make certain minimum purchases of the fabrics from the manufacturer.

     Issuance of Convertible Debentures

     Subsequent to June 30, 1997, the Company issued U.S. $5,000,000 in Convertible Debentures. The Convertible Debentures bear interest of 6% annually and are convertible, upon approval by securities authorities, into Class A common shares of the Company at the lessor of the average quoted market price prior to conversion and $6.01. All debentures must be converted within one year from the closing day. In addition, the debenture holder received a two-year warrant to purchase 50,000 Class A common shares at $6.61 for the first year and $7.21 for the second year.

     The Company is in the process of filing a registration statement with respect to this issuance with the appropriate securities authorities.

     Government Loans

     Subsequent to June 30, 1997, the Company received additional advances of $150,655 and $561,000 from Western Economic Diversification and the Province of Manitoba respectively, under the respective agreements (See
     Note 8).

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June 30,
                                1996 and 1995)


19.UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP)

     The  Company  has  applied for registration under the 1934  Act  with  the
     United States Securities and Exchange Commission. Effective July 31, 1996, the Company obtained formal approval for quotation of its securities on NASDAQ in the United States.

     A   description  of  the  Company's  accounting  principles  which  differ significantly from U.S. GAAP follows:

     Foreign Currency Translation

     Unrealized exchange gains and losses relating to the translation of the obligation under capital leases are deferred and amortized over the remaining term of the leases. Under U.S. GAAP, these exchange gains and losses would be recognized in income currently.

     Earnings Per Share

     Under U.S. GAAP, the Company would not include the 1,180,000 performance shares held in escrow in the calculation of the weighted average number of shares used to determine earnings per share. The release of these performance shares will result in recognition of compensation expense under U.S. GAAP based on market value of the shares when released from escrow.

     Deferred Taxes

     Under U.S. GAAP, deferred taxes are provided on all temporary differences. Temporary differences encompass timing differences and other events that create differences between the tax basis of an asset or liability and its reported amount in the financial statements. A deferred tax asset is recorded in a loss period and is reduced by a valuation allowance to the extent it is more likely than not that the deferred tax asset will not be realized. For U.S. GAAP purposes, a valuation allowance equal to the tax loss benefits referred to in Note 13 would be disclosed.

     Fair Value of Other Financial Instruments and Other Disclosures

     The carrying amount of the following instruments approximate fair value because of the short maturity of these instruments - cash, accounts receivable, accounts payable and accrued liabilities, and current portion of obligations under capital leases.

     The application of U.S. GAAP, as described above, would have had the following effects on net loss, loss per share and shareholders' equity.

                 NATIONAL HEALTHCARE MANUFACTURING CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
(with comparative balances as at June 30, 1996 and for the years ended June 30,
                                1996 and 1995)


19.  UNITED  STATES  GENERALLY  ACCEPTED  ACCOUNTING  PRINCIPLES  (U.S.   GAAP)
     (continued)

     Fair   Value   of  Other  Financial  Instruments  and  Other   Disclosures
(continued)

                                             1997       1996      1995

   Net loss as reported                  $(4,248,   $(3,211,   $(868,7
                                          043)       746)       94)
   Deferred   foreign   exchange   gain  (134,026      9,772   194,301
(loss)                                       )
   Net loss - U.S. GAAP                  $(4,382,   $(3,201,   $(674,4
                                          069)       974)       93)

   Weighted  average shares outstanding  9,745,84   8,908,41   5,751,3
- U.S. GAAP                                  2          9        66

   Loss per share - U.S. GAAP             $(0.45)    $(0.36)   $(0.12)

   Shareholders' equity as reported      $13,082,   $4,596,8   $5,957,
                                           786         11       870
   Deferred foreign exchange gain          54,128      9,772   194,301
   Shareholders' equity - U.S. GAAP      $13,136,   $4,606,5   $6,152,
                                           914         83       171

     Newly issued, but not yet adopted, U.S. accounting principles are not expected to have a material impact on these consolidated financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF REGISTRATION AND DISTRIBUTION.
The following table sets forth the estimated expenses of the Registrant in connection with the offering described in this Registration Statement.

Securities     and     Exchange     Commission        $
registration fee.............                          1,515.15
Legal fees and expenses.............................  43,000.00

Total                                                $44,515.15
                                                     ==========

The balance of any expenses are being paid by the Issuer.


ITEM 15.  EXHIBITS

EXHIBIT
NUMBER                                         DESCRIPTION
------------    ---------------------------------------------------------------

4           Articles   of  Incorporation  and  Bylaws  of  National  Healthcare
            Manufacturing Corporation
            incorporated by reference to the Company's Form 20-F dated March 11, 1996
5         Legal Opinion of Sperry Young & Stoecklein
23        Consent of Sperry Young & Stoecklein
23.1      Consent of Arthur Andersen & Co.

ITEM 16.  UNDERTAKINGS
  (a) The undersigned Registrant hereby undertakes:
  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-
  effective  amendment  thereof)  which,  individually  or  in  the  aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price, set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
  provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in Act and will be governed by the final adjudication of such issue.


SIGNATURES


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON THE 30TH DAY OF OCTOBER, 1997.


NATIONAL HEALTHCARE MANUFACTURING CORPORATION

By:/s/ Mahmood Jamshidi Shahsavar
Mahmood Jamshidi Shahsavar
President and Chief Executive Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                  SIGNATURE                                               TITLE
DATE


/s/  Mahmood  Jamshidi  Shahsavar   President/Chief  Executive  Officer
MAHMOOD JAMSHIDI SHAHSAVAR          Director


/s/  Reginald Adrian Ebbeling       Chairman of the Board      October 30, 1997
REGINALD ADRIAN EBBELING            Director


/s/  Morteza Seyed Torabian         Executive Vice President    October 30, 1997
MORTEZA SEYED TORABIAN              Director


/s/ Alice Elaine Affleck          Secretary/Treasurer           October 30, 1997
ALICE ELAINE AFFLECK              Director


/s/  Jack Tapper                  Vice President/Chief Financial
JACK TAPPER                       Officer   October 30, 1997


/s/  Robert Alexander Jackson     Executive Vice President      October 30, 1997
ROBERT ALEXANDER JACKSON          Director


/s/ Ross Scavuzzo             Director                      October 30, 1997
ROSS SCAVUZZO


/s/  Gordon John Farrimond     Vice President Sales & Marketing October 30, 1997
GORDON JOHN FARRIMOND          Director


/s/  Aristotle John Mercury    Director                   October  30, 1997
ARISTOTLE JOHN MERCURY


/s/  Darrell Wayne Van Dyke    Vice President NHMC US           October 30, 1997
DARRELL WAYNE VAN DYKE

                                   EXHIBIT 5



SPERRY YOUNG & STOECKLEIN

          DONALD J. STOECKLEIN          Telephone (702) 794-2590
                                   Facsimile   (702) 794-0744
                     ATTORNEY AT LAW
                        Practice Limited to Federal Securities
_____________________________________________________________
1850 E. Flamingo Rd., Suite 111, Las Vegas, Nevada  89119




September 30, 1997



The Shaar Fund Ltd.
Lansdowne Property Holdings Corp.
c/o Krieger & Prager
319 Fifth Avenue
New York, NY  10016

                    Re:  National Healthcare Manufacturing Corporation

Ladies and Gentlemen:

We have acted as counsel to National Healthcare Manufacturing Corporation, a corporation incorporated under the Manitoba Corporations Act (the "Company"), in connection with the proposed issuance and sale of Convertible Notes (the "Securities") pursuant to the Securities Purchase Agreement (including all Exhibits and Appendices thereto) (collectively the "Agreements") with The Shaar Fund Ltd. and Lansdowne Property Holdings Corp. ("Purchasers"), dated September 30th, 1997 between the Company and the Purchasers.

In connection with rendering the opinions set forth herein, we have examined drafts of the Agreements, the Company's Certificate of Incorporation, and its Bylaws, as amended to date, the Annual Report 95'/96', the Quarterly Report of nine months ended March 31, 1997, the proceedings of the Company's Board of Directors taken in connection with entering into the Agreements, and such other documents, agreements and records as we deemed necessary to render the opinions set forth below.

In conducting our examination, we have assumed the following: (i) that each of the Agreements has been executed by each of the parties thereto in the same form as the forms which we have examined, (ii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies, (iii) that each of the Agreements has been duly and validly authorized, executed, and delivered by the party or parties thereto other than the Company, and (iv) that each of the Agreements constitutes the valid and binding agreement of the party or parties thereto other than the Company, enforceable against such party or parties in accordance with the Agreements' terms.

Based upon and subject to the foregoing, we are of the opinion that:

     1. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended and the Company has timely filed all the material required to be filed pursuant to Sections 13(a) or 15(d) of such Act for a period of at least twelve months preceding the date hereof;

     2.     When  duly  countersigned  by  the  Company's  transfer  agent  and registrar,  and  delivered to you or upon your order  against  payment  of  the agreed consideration therefor in accordance with the provisions of the Agreements, the Securities (and any Common Stock to be issued upon the conversion of the Securities) as described in the Agreements represented thereby will be duly authorized and validly issued, fully paid and nonassessable;

     3. To the best of our knowledge, after due inquiry, the execution, delivery and performance of the Agreements by the Company and the performance of its obligations thereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (i) the Company's Certificate of Incorporation or By-Laws, (ii) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property is bound, (iii) any applicable statute or regulation, (iv) or any judgment, decree or order of any court or governmental body having jurisdiction over the Company or any of its property.

     4. The issuance of Common Stock upon conversion of the Securities in accordance with the terms and conditions of the Agreements, will not violate the applicable listing agreement between the Company and the Nasdaq market on which the Company's securities are listed.

     5. The Company has the requisite corporate power and authority to enter into the Agreements and to sell and deliver the Securities and the Common Stock to be issued upon the conversion of the Securities as described in the Agreements; each of the Agreements has been duly and validly authorized by all necessary corporate action by the Company to our knowledge, no approval of any governmental or other body is required for the execution and delivery of each of the Agreements by the Company or the consummation of the transactions contemplated thereby; each of the Agreements has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally, and except as to compliance with federal, state and foreign securities laws, as to which no opinion is expressed.

     6. The Company complies with the eligibility requirements for the use of Form F-3 (S-3), under the Securities Act of 1933, as amended.

This opinion is rendered only with regard to the matters set out in the numbered paragraphs above. No other opinions are intended nor should they be inferred. This opinion is based solely upon the laws of the United States, as currently in effect, and does not include an interpretation or statement concerning the laws of any state or jurisdiction. Insofar as the enforceability of the Agreements may be governed by the laws of other states, we have assumed that such laws are identical in all respects to the laws of the State of California.

The opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Agreements and may not be relied upon by any other person or entity or for any other purpose without prior consent.



s/Donald J. Stoecklein
Sperry Young & Stoecklein

                                  EXHIBIT 23


SPERRY YOUNG & STOECKLEIN

          DONALD J. STOECKLEIN          Telephone (702) 794-2590
                                   Facsimile   (702) 794-0744
                     ATTORNEY AT LAW
                        Practice Limited to Federal Securities
_____________________________________________________________
1850 E. Flamingo Rd., Suite 111, Las Vegas, Nevada  89119




October 30, 1997



National Healthcare Manufacturing Corporation
409 Granville Street, Suite 1455
Vancouver, B.C. V6C 1T2

                    Re:  National Healthcare Manufacturing Corporation

Ladies and Gentlemen:

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of National Healthcare Manufacturing Corporation for the registration of 6% Convertible Notes due October 1998 and shares of common stock issuable on conversion thereof and to the utilization in the Registration Statement being filed with the Securities Exchange Commission, of our legal opinion.

s/Donald J. Stoecklein
Sperry Young & Stoecklein

                                 EXHIBIT 23.1



                                    ARTHUR
                                   ANDERSEN


                               ------------------------------------------------
                                          Arthur Andersen & Co.
                                          Chartered Accountants

                               ------------------------------------------------
                                          500-330 St. Mary Avenue
                                          Winnipeg Manitoba R3C375
                                          204 942-6541
                                          204 956-0830



                 Consent of Independent Chartered Accountants




As  independent  chartered accountants, we hereby consent to  the  use  of  our report  and to all references to our firm included in, or made a part of,  this registration statement.







/s/ Arthur Andersen & Co.
Arthur Andersen & Co.


Winnipeg, Manitoba, Canada
November 4, 1997